Exhibit 14.2

ANTARES CAPITAL LP

ANTARES CAPITAL ADVISERS LLC

ANTARES CAPITAL CREDIT ADVISERS LLC

AND

ANTARES LIQUID CREDIT STRATEGIES LLC

RIA

COMPLIANCE MANUAL

THIS MANUAL IS THE PROPERTY OF ANTARES CAPITAL LP (“ANTARES”), ANTARES CAPITAL ADVISERS LLC (“ACA”), ANTARES CAPITAL CREDIT ADVISERS LLC (“ACCA”) AND ANTARES LIQUID CREDIT STRATEGIES LLC, A RELYING ADVISER OF ACA (“ALCS” AND, TOGETHER WITH ACA AND ACCA, THE “ADVISERS” AND EACH, AN “ADVISER”). ANTARES AND THE ADVISERS ARE REFERRED TO COLLECTIVELY HEREIN AS THE “FIRM”. THIS MANUAL MUST BE RETURNED TO THE FIRM SHOULD AN EMPLOYEE'S ASSOCIATION WITH THE FIRM TERMINATE FOR ANY REASON. THE CONTENTS OF THIS MANUAL ARE CONFIDENTIAL AND UNLESS APPROVED BY COMPLIANCE AND INTERNAL LEGAL SHOULD NOT BE REVEALED TO THIRD PARTIES. THIS MANUAL IS NOT A FULL OPERATIONS PROCEDURES MANUAL. IT IS INTENDED TO GIVE SUFFICIENT INFORMATION AND GUIDANCE SUCH THAT ALL ANTARES EMPLOYEES (“ANTARES EMPLOYEES”), ADVISERS EMPLOYEES (“ADVISERS EMPLOYEES”, AND TOGETHER WITH ANTARES EMPLOYEES, “EMPLOYEES”) MAY GAIN AN UNDERSTANDING OF THE RULES AND REQUIREMENTS TO WHICH THE FIRM MAY BE SUBJECT. TO RETAIN FLEXIBILITY, NEW POLICIES, GUIDANCE AND AMENDMENTS MAY BE COMMUNICATED BY E-MAIL OR EVEN VERBALLY BEFORE ULTIMATELY BEING INCORPORATED INTO THIS MANUAL. SUCH COMMUNICATIONS SHOULD BE CONSIDERED TO BE AS VALID AND BINDING AS THE FORMAL GUIDANCE CONTAINED IN THIS MANUAL. THIS MANUAL IS ACCOMPANIED BY A VARIETY OF APPENDICES, WHICH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME. THESE APPENDICES GENERALLY CONTAIN THE FIRM’S POLICIES AND PROCEDURES WITH REGARD TO CERTAIN SPECIFIED MATTERS. THE APPENDICES ARE AN INTEGRAL PART OF THE FIRM’S COMPLIANCE PROGRAM AND EACH SHALL BE CONSIDERED A PART OF THIS MANUAL. WHERE THE INFORMATION OR GUIDANCE HEREIN DOES NOT APPEAR TO ADDRESS YOUR PARTICULAR SITUATION, YOU SHOULD CONSULT WITH THE ANTARES CHIEF COMPLIANCE OFFICER OR INTERNAL LEGAL COUNSEL.

Owner	Chief Compliance Officer	Date Created	01/19/2016
Company Level Approver	Antares Capital Executive Committee	Revision Dates	11/02/2022
05/26/2023
05/24/2024
11/22/2024

For Internal Use Only. May Not Be Reproduced or Redistributed.

Contents

I.	INTRODUCTION	5
II.	MAINTENANCE AND REVIEW OF COMPLIANCE MANUAL	6

	Reviews of the Manual	6
	Amendments	6
	Monitoring and Testing by Compliance	6
	Training	7
	Questions	7

III.	REPORTING CONCERNS & NON-RETALIATION	8
IV.	INSIDE INFORMATION AND CONFIDENTIALITY	9

	Prohibition on Insider Trading	9
	Employee Responsibilities	9
	Institutional Securities Transactions and Loan Trades	10
	Protecting Confidentiality	10

V.	ANTI-MONEY LAUNDERING/ KNOW YOUR CUSTOMER/ SANCTIONS	12

	Anti-Money Laundering/ Know Your Customer	12
	Screening	12
	Economic and Trade Sanctions	12
	Red Flags	12
	Transaction Monitoring	13

VI.	DEALINGS WITH THIRD-PARTIES	14

	Paying Industry Experts for Research	14
	Employee Involvement in Litigation or Proceedings	14
	Dealings with Government and Industry Regulators	14
	Improper Payments	14
	Gifts and Entertainment	14
	Gifts and Entertainment Given to State and Local Pension Officials	15
	Gifts and Entertainment Given to Union Officials	15
	Gifts and Entertainment Given to Foreign Governments and “Government Instrumentalities”	15
	Gifts and Entertainment Given to ERISA Plan Fiduciaries	15
	Serving as Officers, Trustees and/or Directors of Outside Organizations, or Board Observers	16
	Complying with Competition Laws	16
	Anti-boycott Requests	16
	Review of Third-Party Service Providers	16

VII.	PROTECTING THE FIRM’S ASSETS	18

	Conflicts of Interest	18
	Outside Business Activities	18
	Improper Use of Antares Property	18
	Protection of Antares’ Name	18
	Intellectual Property	18
	Disaster Recovery and Business Continuity	18

VIII.	POLITICAL AND CHARITABLE CONTRIBUTIONS AND PUBLIC POSITIONS	19

	Political and Charitable Contributions	19
	Public Positions	19
	Background	19

	Restrictions on the Receipt of Advisory Fees	19
	Restrictions on Payments for the Solicitation of Clients or Investors	20
	Restrictions on the Coordination or Solicitation of Contributions	20
	Guidance Regarding Bona-Fide Charitable Contributions	20
	Pre-Clearance Procedures	20
	Required Documentation	21

IX.	ELECTRONIC COMMUNICATIONS	22

	Devices	22
	Correspondence	22
	E-mail and Instant Messaging	22
	Blogs, Social Media Sites and other Public Forums	22
	Prohibited Communications	23
	Security	24
	Reporting Problems	24

X.	CUSTOMER CLIENT/INVESTOR COMPLAINTS	25
XI.	ADVERTISING AND MARKETING	26

	General Guidelines for Preparation of Marketing Materials	28
	False or Misleading Statements	28
	Superlative Statements	28
	Substantiation of Claims	29
	Responding to Questionnaires, Surveys, and Other Communications	29
	Marking Documents for Internal Use	29
	Providing Information to Third-Party Databases	29
	Books and Records	29
	Government Approvals	29
	Certain Specific Guidelines for Common Marketing Practices	30
	Use of Endorsements or Testimonials	30
	Guidelines for Performance Related Information	32
	Use of Third-Party Rankings	36
	Interactions with the Media	37
	Private Placements of Interests	37
	Tracking Offering Documents and Fund Marketing Materials	38
	Private Placement Marketing Activities by the Advisers’ Employees	38
	Marketing Private Funds in the EU	38
	General Solicitation and General Advertising	38
	Issuer Disqualification	39
	Substantive, Pre-Existing Relationships	39
	Investor Qualifications	39
	Form D	39

XII.	CLIENT AND DATA PRIVACY	40

	Information Sharing with Affiliates	40
	State and non-U.S. Privacy Requirements	40
	Disclosure of Client Information	40
	Identity Theft Prevention	41
	Access to the Advisers’ Premises	41
	Information Stored in Hard Copy Formats	41
	Cyber Security Generally	42
	Cyber-Security Controls	42
	Working in Public Places	42

	Discarding Nonpublic Personal Information	43
	Address Changes	43
	Delivery of Privacy Notice	43
	Responding to Privacy Breaches	43
	Website Privacy Policy	43

XIII.	MAINTENANCE AND DISSEMINATION OF DISCLOSURE DOCUMENTS AND FILINGS	44

	Written Agreement	44
	Fund Documents	44
	Form ADV	44
	Requirements Regarding the Maintenance and Dissemination of Form ADV	45
	State Requirements	46
	Form PF	46
	Classification of “Large” Private Fund Advisers	46
	Updates to Form PF	47

XIV.	DUTY TO SUPERVISE	48
XV.	MAINTENANCE OF BOOKS AND RECORDS	49

	Maintenance of Required Records	49
	Corporate Records	49
	Maintaining Records Electronically	49
	Destruction Policy	49

XVI.	CUSTODY AND SAFEGUARDING OF ASSETS	51

	Definition of Custody	51
	General Requirements for Advisers with Custody	51
	Privately Offered Pooled Investment Vehicles	52
	Independent Surprise Asset Verifications	52
	Inadvertent Receipt of Client Funds or Securities	52
	Loan Documentation – Custody Procedures	53
	The Private Funds - Custody Procedures	53
	Controls – Madison Capital SEC Staff Letter	53
	Books and Records Requirements	54

XVII.	FEE BILLING AND EXPENSE REIMBURSEMENT	55

	Fees and Expenses	55
	Expense Reimbursement / Allocation Procedure	56

XVIII.	PRINCIPAL & CROSS TRANSACTIONS	58
XIX.	PROXY VOTING & CONSENTS	59

I.      INTRODUCTION

This Compliance Manual (the “Manual”) is intended to give Employees a general understanding of the laws, regulatory rules and requirements that apply to the Firm. In addition, the Manual sets out policies and procedures that apply to the business activities of the Firm. With respect to the BDCs, applicable policies and procedures can be found in the BDCs’ Compliance Manual (“BDC Manual”).

Each Adviser is or will be registered with the Securities and Exchange Commission (“SEC”) as an investment adviser, and the Manual contains policies and procedures that support the Advisers’ compliance with various provisions of the Investment Advisers Act (the “Advisers Act”) and related rules, as well as certain other statutes and rules applicable to the Advisers as investment advisers. ACA and ALCS serve as the investment adviser to private investment funds, separately managed accounts, and CLO issuers and ACCA serves as the investment adviser to the BDCs (defined below). The term “Clients” collectively refers to the advisory accounts advised by the Advisers including, without limitation, private funds, the BDCs, separately managed accounts, and CLO issuers.

Every Antares Employee is also an “Access Person” of the Advisers, and as such must comply with the policies and procedures that apply to Antares’ business as well as those that apply to the Advisers’ businesses. In addition, all Employees, in their capacity as “Access Persons” of the Advisers, must acknowledge and abide by the Advisers Code of Ethics (the “Code of Ethics”) included as Appendix A to this Manual. The Code of Ethics is predicated on the principle that the Advisers owe a fiduciary duty to their respective Clients.

Employees should:

●	Gain an understanding of the policies and procedures contained in this Manual;

●	Learn the details of policies and procedures that apply to their roles;

●	Promptly raise any concerns about potential violations of any Firm policies or procedures and understand the different channels for raising concerns.

Adherence to the Firm’s policies and procedures is mandatory. Employees who violate the Firm’s policies and procedures may be subject to disciplinary action, up to and including termination of employment.

This Manual should accurately reflect the Firm’s business practices. Employees should speak to the Antares Chief Compliance Officer (“CCO”) or in his or her absence, a representative from the Compliance Team (“Compliance”), regarding any questions about the Manual or if you feel the Manual should be changed or updated.

Additional regulatory requirements apply to investment advisers to Business Development Company (“BDC”) clients, which are funds that elect to be regulated pursuant to Section 54A of the Investment Company Act. These requirements are described more fully in the BDC Compliance Manual and in Appendix M of the Manual.

II.    MAINTENANCE AND REVIEW OF COMPLIANCE MANUAL

Reviews of the Manual

Rule 206(4)-7 of the Advisers Act requires investment advisers to (1) develop an internal compliance program and to adopt and implement a written set of policies and procedures reasonably designed to prevent violations of the Advisers Act and the rules thereunder and (2) review and document in writing, no less frequently than annually, the adequacy of such policies and procedures. The CCO of each Adviser, the Antares General Counsel (the “GC”) and his or her delegate and the Antares Executive Committee shall conduct this review and document the findings in writing. Rule 38a-1 under the Investment Company Act also requires business development companies, including the BDCs, to maintain a written set of policies and procedures reasonably designed to prevent violations of the Federal Securities Laws. See BDC Manual Section XIII (Compliance and Oversight) for compliance procedures applicable to the BDCs.

The reviews will include, in part, specific consideration of the following:

●	Any compliance matters that arose during the previous year;

●	Any changes in the business activities of the Firm (or any affiliated entities);

●	Any changes or additions to Antares’ or the Advisers’ respective policies; and

●	Any changes to applicable laws, rules or regulations or interpretations thereof that might suggest a need to revise the Manual and the BDC Manual.

1.	The CCO shall be responsible for coordinating the reviews (annually, or on an as-needed basis) of the Manual and Antares’ compliance policies and procedures.

2.	The CCO shall report any known material violations of the Manual to the Antares Executive Committee and the GC, and if necessary, Antares Human Resources and the CCO of the BDCs.

Amendments

In developing the Manual, the Firm has considered the material risks associated with activities engaged in and by the business. This risk evaluation process is an ongoing one, and the Manual will be periodically reviewed and amended to ensure that the Firm’s policies and procedures are maintained to address existing or evolving risks.

All material amendments of the Manual shall be conveyed to Employees. Moreover, at least annually, Compliance will make a copy of the Manual available to Employees, making note of all material amendments.

Monitoring and Testing by Compliance

Compliance will monitor and periodically test compliance with the Firm’s policies and procedures. In addition to contemporaneous monitoring of individual transactions and other activities, Compliance and other managers periodically analyze the Firm’s books and records to detect patterns that may be indicative of compliance breaches. These forensic tests seek to identify patterns showing potentially abusive activity. Examples of forensic tests may include:

●	Reviewing activity in selected Client accounts at each Adviser over an extended period to determine whether that Client’s account was being managed in accordance with its stated objectives and restrictions;

●	Comparing an Employee’s personal securities transactions against a restricted securities list during a period of time in order to detect potential insider trading; and

●	Using software to perform keyword and random searches of Employees’ emails or instant messages.

This Manual does not describe all of Antares’ forensic testing activities in order to preserve the effectiveness of such testing.

Training

All new Employees are required to complete training as part of the new employee onboarding process. Compliance also coordinates compliance training for all Employees on an annual basis. In addition, material changes to these policies and procedures are communicated to Employees as necessary.

Questions

All questions regarding this Manual should be directed to Compliance or the GC.

III.   REPORTING CONCERNS & NON-RETALIATION

Employees are obligated to promptly raise concerns, even if they are not certain a violation has occurred, or if they believe that the Firm’s policies, practices or procedures are not being followed.

To report a concern, Employees should contact any one or more of the following:

●	Director of Human Resources;

●	Chief Compliance Officer (the “CCO”)

●	supervisor/manager;

●	General Counsel;

●	Members of the Executive Committee;

●	Anonymously online at antares.ethicspoint.com; or

●	With respect to the BDCs, the CCO of the BDCs and/or members of the respective Audit Committee of the BDCs. See Appendix D in the BDC Manual.

The Firm seeks to limit sharing the identity of any reporting Employee on a “need-to-know” basis in order to carry out an investigation or to otherwise protect the interest of the Firm or as required by law, regulation or court order. Employees are expected to cooperate fully and honestly in any investigations.

The Firm has a zero-tolerance policy for any retaliation, whether direct or indirect, against Employees who raise concerns. Such retaliation is grounds for discipline up to and including dismissal. To that end, Employees should report all material concerns to the CCO, or the applicable resources listed above.

Nothing contained in this Manual restricts the ability of an Employee to report matters to the SEC, or other regulators, or the Department of Justice, or to take any other action in conformance with the SEC’s Whistleblower Rules under Section 21F of the U.S. Securities Exchange Act of 1934. While Employees are encouraged to report any concerns as discussed above prior to consulting with outside entities, internal reporting is not required.

IV.   INSIDE INFORMATION AND CONFIDENTIALITY

Prohibition on Insider Trading

Insider trading means buying or selling securities of a company while in possession of material non-public information (“MNPI”) about that company. Tipping means disclosing MNPI about a company – for example, to a relative, colleague or friend – to enable the person to buy or sell securities of the company on the basis of such information. These guidelines are designed to avoid even the appearance of insider trading and tipping. They are not meant to restrict the freedom of Employees to make appropriate personal investments or the Firm’s right to lawfully use MNPI in the ordinary conduct of its business.

“Material, Non-Public Information” consists of two key concepts:

●	Material: Information that a reasonable investor could view as material in making an investment decision to buy or sell the security or if released would affect the security’s price.

●	Non-Public: Information that has not been widely disseminated to investors generally (for example, through a public filing with a government regulator or a public announcement/press release through a major news outlet). Information is considered to be available generally only when enough time has elapsed to permit the public to digest the information. It is important to note that even following a public announcement of a major corporate transaction, many aspects of the matter may remain non-public.

In addition, case law indicates that to be actionable, MNPI must be used or shared in breach of a duty.

Violation of the laws prohibiting insider trading could both damage the Firm’s reputation and subject the Firm to significant civil liability and fines. Insider trading is a criminal offense in most countries where Antares does business and Employees violating the laws could face criminal penalties.

Additionally, Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser’s business, to prevent the misuse of MNPI by such investment adviser or any person associated with such investment adviser. Accordingly, the Firm has established standards of conduct for Employees and/or representatives who obtain MNPI in the course of their employment or affiliation with the Firm.

Employees are strictly forbidden from engaging in insider trading or tipping, either personally or on behalf of the Clients. These insider trading policies and procedures apply to all Employees as well as any transactions in any securities by family members, trusts, or corporations, directly or indirectly controlled by such persons, as discussed in the Code of Ethics. The policy also applies to transactions by corporations in which the Employee is an officer, director, or 10% or greater stockholder, as well as transactions by partnerships of which the Employee is a partner unless the Employee has no direct or indirect influence or control over the partnership.

Employee Responsibilities

●	Employees should never personally buy, sell, or recommend or suggest that anyone else buy or sell, the securities of any company while they have MNPI about that company.

●	When Employees obtain information on a public company that may be MNPI, they must complete and submit the Add/Remove Form in MyComplianceOffice (“MCO”). This includes information garnered by Clients or prospective Clients that plan to issue public securities received in the course of your employment. If it is determined that the information is MNPI, the company will be placed on an Antares Restricted Security List.

●	Simultaneously, if applicable, Compliance will email an independent contact at CPP Investments (“CPP”) the legal name of the entity about which the Firm has MNPI so that CPP can perform their own evaluation for potential conflicts. When the company is added to the Antares Restricted Security List, Employees are prohibited from trading in that company’s securities for Clients or in personal securities trading accounts.

●	The Antares Restricted Security List is reviewed on an ongoing basis to determine if the Firm continues to possess MNPI on companies that have been on the list for at least six months. If it is determined by Compliance that the Firm no longer has MNPI based on follow-up, analysis and review with the employee(s) who originally submitted the MCO Add/Remove request, the company will be removed from the Antares Restricted Security List and Compliance will notify CPP.

●	Employees must not disclose MNPI to anyone outside Antares (including family members), except when they reasonably believe such disclosure is needed to enable the Firm to carry on its business properly and effectively, and the appropriate steps have been taken by the Firm to prevent the misuse of the information. Employees must consult with Compliance to determine if the sharing of the MNPI is appropriate and, if so, what steps are required to ensure the information is distributed with all required safeguards.

●	To further protect the Firm, Employees are required to follow the personal securities transactions pre-clearance policy described in the Code of Ethics.

Determining whether information is MNPI is fact specific and requires careful assessment of the inferences a reasonable person would draw from a given set of facts. MNPI may include but is not limited to: financial forecasts or projections; changes in accounting procedures; expansion or curtailment of operations; significant product developments; major litigation; changes in management; contests for corporate control; anticipated public offerings of securities; and proposed transactions such as re-financings, tender or exchange offers, acquisitions, divestitures, mergers or restructurings. Certainty is not required; information may be deemed to be MNPI even when it relates to uncertain or contingent events.

If questions arise, Employees should consult Compliance prior to trading any security or disclosing any information.

Institutional Securities Transactions and Loan Trades

Employees must follow all Antares procedures as in effect from time to time with respect to institutional purchases and sales of securities and purchases and sales of loans in the secondary debt trading market, which have been designed to ensure the appropriate treatment of MNPI and material non-syndicate level information in the Firm’s institutional transactions.

Protecting Confidentiality

In the course of their employment, Employees frequently receive third-party confidential information: non-public information provided by an external source (such as a Client or customer) with the expectation that the information will be kept confidential and used solely for legitimate business purposes.

Employees may also have access to Antares confidential information: non-public information, analyses and plans that are created or obtained by the Firm for the Firm’s business purposes (other than that which constitutes third party-confidential information).

Employees may communicate and use third-party confidential information and Antares confidential information only for a legitimate business purpose in accordance with applicable laws, regulations and other legal (e.g., contractual) restrictions. Specifically, Employees must:

●	Safeguard information consistent with the Firm’s policies and procedures;

●	Treat as confidential all third-party confidential information provided directly or indirectly by customers and prospective customers;

●	Not share, discuss or otherwise disclose third-party confidential information or Antares confidential information, except with those who have a legitimate business purpose for the benefit of Antares, in accordance with applicable laws and regulations (including those relating to insider trading) and other legal restrictions (for example, third-party confidentiality obligations);

●	Exercise caution when discussing sensitive information in hallways, elevators, trains, airplanes or other public places or in conversations with family and friends;

●	Keep customers’ identities confidential and use code names for sensitive projects (in particular for transactions involving public companies);

●	Consult with Legal and Compliance on any questions regarding the confidential treatment of information; and

●	Notify Legal and Compliance if they are concerned confidential information may have been disclosed inappropriately.

●	Not provide proprietary models or other research without prior approval.

●	Not share research obtained from third-party research firms

V.    ANTI-MONEY LAUNDERING/ KNOW YOUR CUSTOMER/ SANCTIONS

Anti-Money Laundering/ Know Your Customer

The Firm will only conduct business with reputable customers and third-party vendors who are involved in legitimate business activities and whose funds are derived from legitimate sources. The Firm implements Know Your Customer (“KYC”) and Anti-Money Laundering (“AML”) procedures and will take reasonable steps to ensure that the Firm does not accept forms of payment that have been identified as means of laundering money. The Firm’s integrity and reputation could be severely damaged by failing to detect those customer or third-party vendor relationships and transactions that place us at risk.

Screening

Before closing a new deal, whenever a material modification occurs, or when engaging a new vendor, certain entities need to be screened for both KYC and AML purposes. This does not include a simple refinancing of a deal unless there are new or additional key parties.

Entities to be screened include the following:

●	Borrowers under the credit agreement;

●	Co-Borrowers, if/when they borrow or become the primary or secondary source of principal, interest and fee payments;

●	Guarantors, if/when they make payments on behalf of the Borrower or Co-Borrower;

●	Executive management, including the CEO and CFO;

●	Beneficial owners of greater than 25% of consolidated ownership & 10% for high-risk accounts as outlined below in red flags; and

●	Vendors providing third party services as well as majority shareholders, beneficial owners, C-Suite executives and controlling members associated with those vendors.

Screening excludes: (a) any entity that is wholly owned by the ultimate parent, keeping in mind that screening is required on the ultimate parent entity; and (b) equity funds of a private equity sponsor and investors in those equity funds.

Economic and Trade Sanctions

The Firm complies with applicable economic and trade sanctions, including those implemented and enforced by the Treasury Department’s Office of Foreign Assets Control (“OFAC”). Accordingly, the Firm has implemented procedures to address compliance with sanctions requirements and is committed to not engaging in transactions with individuals or entities identified on the OFAC’s Sanctions or Specially Designated Nationals (“SDN”) list.

Red Flags

During the life cycle of a deal or vendor relationship, any potential red flags indicative of a financial crime (including money laundering and evasion or violation of economic sanctions) should be raised immediately to Compliance. This includes discovery that a potential customer or third-party vendor is doing business in a “high risk” country, which may include more than those countries listed on the OFAC list. It is also imperative that a determination that a potential customer or third-party vendor would be considered “high risk” based on the nature of its business is raised to Compliance as well. Red flags may also include misrepresentation of financial statements, suspicious activity or behavior (for example, the submission of unusual or questionable identification documents that cannot be readily verified) or suspected criminal behavior.

Any questions or concerns regarding AML, KYC, sanctions or red flag reporting should be raised to Compliance.

Transaction Monitoring

Tracking and monitoring monetary transactions are an integral part of the Firm’s AML procedures. Accordingly, the Firm takes the necessary risk-based steps to help prevent and detect money laundering efforts. The Operations group monitors wire activity associated with customer accounts, and reports and/or escalates unusual or suspicious activity.

Incoming and Outgoing Accounts

Antares’ risk personnel obtain from customers all incoming and outgoing bank accounts and provide that information to the Operations group. If an account is not in the sub-ledger system, then it is the applicable account manager’s responsibility to obtain and provide the information to the Operations group.

Preferred Forms of Payment

Preferred forms of payment include:

●	Bank Wire;
●	ACH;
●	Pre-approved third-party vendor payments from an ACH provider; and
●	Payments made using online bank payment processing from a U.S. regulated bank.

These preferred forms of payment should be communicated effectively to the customer when a deal is closed. Any Employee who receives a payment in a form other than those described above should notify Compliance to determine next steps.

Monitoring for Suspicious Activity

With respect to incoming payments, the Operations group will monitor account activity for events that include, but are not limited to:

●	Unusual payments that may be an attempt to launder money. These might include:
	o	Multiple wire transfers to complete a single payment;
	o	Over-payment, with a return request to a different location;
	o	Amounts that are near or under $10,000;
	o	Little or inconsistent information on the account or incoming wires;
●	Payments by third parties without a logical relationship to the customer; or
●	Payments from unexpected parties and sources or foreign banks without U.S. affiliates.

Outgoing payments by Operations, should be made to the customer of record or a vendor the customer has identified as acceptable as long as the vendor has been screened against the various watchlists. Changes to outgoing payments (e.g., wire instructions) should be confirmed verbally with the customer of record and followed up with a written confirmation request. If any of the above referenced red flags or other suspicious activity is discovered, Compliance must be informed as soon as possible so that next steps can be determined.

VI.   DEALINGS WITH THIRD-PARTIES

Paying Industry Experts for Research

Employees may consult with approved paid industry experts as part of Antares’ research process. The Firm typically contacts such consultants through third-party research providers.

Employees who wish to speak with a paid industry expert must abide by all appropriate compliance procedures, which include but are not limited to the following:

●	The third-party expert network will generate a list of prospective experts based on information provided by the deal team (i.e., company name, industry, products, etc.);
●	The third-party expert network will screen each prospective expert prior to any engagement, which will include a questionnaire designed by Compliance. The output of the questionnaire will be sent to Compliance for approval;
●	There should be no use of any expert who currently works for a public company or has worked for a public company within the past 6 months;
●	All expert discussions should be in a single-blind format (i.e., deal teams must not disclose that they are from Antares and must not disclose the name of the target company); and
●	The third-party expert may not be engaged for public companies (equity or debt) or public carve-outs, nor should there be usage of an expert who is a direct competitor of Antares.

Any requests for exceptions to the above guidelines must be approved by Compliance. A complete list of the guidelines surrounding the use of expert networks is outlined in the “Expert Networks: Program Updates” document that can be found on SharePoint.

Employee Involvement in Litigation or Proceedings

Employees must notify Legal and/or Compliance immediately if they become involved in or threatened with litigation or an administrative investigation or proceeding related to their employment at the Firm. This would include becoming subject to any judgment, order or arrest, or if they are contacted by any regulatory authority.

Dealings with Government and Industry Regulators

Neither the Firm, nor its Employees, nor any agent or other intermediary may make payments of any kind to any government official, self-regulatory official, or other similar person or entity, within the United States or abroad, for the purpose of obtaining or retaining business, or for the purpose of influencing favorable consideration of any application for a business activity or other matter. This covers all types of payments, including less expensive items such as coffee and drinks, even to minor government officials and industry regulators, regardless of whether the payment would be considered legal under the circumstances. Employees should avoid even the appearance of impropriety in their dealings with industry and government regulators and officials.

Improper Payments

Neither the Firm, nor its Employees, nor any agent or other intermediary may engage in bribery in any business dealings across the globe. Such improper payments can take many forms, including cash, gifts, meals, travel, entertainment, loans, charitable contributions, political contributions or offers of employment. This applies to all situations including countries or industries where it might be a generally accepted practice or when competitors do so.

Gifts and Entertainment

Employees are not permitted to give or receive business related gifts of more than $100 per year per client. Exception requests must be in writing and may only be granted by Compliance and an Executive Committee member.

Gifts that are coordinated by the Chief Marketing and Communications Officer in association with group events have a limit of $250 per year per client. Exception requests must be in writing and may only be granted by Compliance and an Executive Committee member. This policy excludes gifts of a reasonable nature, given or received, that contain a company logo.

Entertainment must be usual, customary, reasonable and appropriate and the person (or someone from that person’s company) providing the tickets or entertainment must be present at the event. Otherwise, this is considered a gift and falls under the $100 gift limit.

Gifts and entertainment are prohibited for any government official, regulator or employee of a sovereign wealth fund as well as entities and employees of entities who receive government reimbursement e.g. healthcare related companies receiving Medicaid and Medicare reimbursement.

All gifts and entertainment for asset management clients must be precleared through MCO.

Gifts and Entertainment Given to State and Local Pension Officials

Antares must be mindful that numerous state and municipal regulations exist around the exchange of gifts and entertainment with such officials. Accordingly, gifts and entertainment are prohibited for these officials.

Gifts and Entertainment Given to Union Officials

Any gift or entertainment provided by Antares to a labor union or a union official in excess of $250 per fiscal year must be reported on Department of Labor Form LM-10 within 90 days following the end of Antares’s fiscal year. Consequently, Employees must obtain pre-clearance approval before giving any gifts or entertainment to labor unions or union officials. Pre-clearance approval must be obtained from the CCO through MCO.

Gifts and Entertainment Given to Foreign Governments and “Government Instrumentalities”

The Foreign Corrupt Practices Act (“FCPA”) prohibits the direct or indirect giving of, or a promise to give, “things of value” in order to corruptly obtain a business benefit from an officer, employee, or other “instrumentality” of a foreign government. Companies that are owned, even partly, by a foreign government may be considered an “instrumentality” of that government. In particular, government investments in foreign financial institutions may make the FCPA applicable to those institutions. Individuals acting in an official capacity on behalf of a foreign government or a foreign political party may also be “instrumentalities” of a foreign government.

The FCPA includes provisions that may permit the giving of gifts and entertainment under certain circumstances, including certain gifts and entertainment that are lawful under the written laws and regulations of the recipient’s country, as well as bona-fide travel costs for certain legitimate business purposes. However, the availability of these exceptions is limited and is dependent on the relevant facts and circumstances.

Civil and criminal penalties for violating the FCPA can be severe. Antares and its Employees must comply with the spirit and the letter of the FCPA at all times. Employees must obtain written pre-clearance approval from the CCO through MCO prior to giving anything of value that might be subject to the FCPA except food and beverages that are provided during a legitimate business meeting and that are clearly not lavish or excessive.

Gifts and Entertainment Given to ERISA Plan Fiduciaries

Antares is prohibited from giving gifts or entertainment with an aggregate value exceeding $250 per year to any ERISA plan fiduciary. Consequently, Employees must obtain pre-clearance approval through MCO before giving any gifts or entertainment to ERISA plan fiduciaries.

Employees must consult with the Compliance Team if there are questions as to whether gifts and entertainment need to be pre-cleared and/or reported in connection with this policy.

Serving as Officers, Trustees and/or Directors of Outside Organizations, or Board Observers

Employees may, under certain circumstances, be granted permission by the CCO to serve as directors, trustees or officers of outside organizations. These organizations may include public or private corporations, partnerships, and charitable foundations or other not-for-profit institutions. With prior permission from the CCO, Employees may also receive compensation for such activities. This prior permission requirement excludes local community or religious organizations.

Special considerations apply to the appointment of any Employee to the board of directors or as a board observer of any company in which Antares has a direct or indirect equity interest or other beneficial or ownership interest or in any company that has a business relationship with Antares or its affiliates. Such appointments will also require the approval of the GC or in the GC’s discretion, the Executive Committee.

Complying with Competition Laws

Employees must comply with all applicable competition laws and regulations in the conduct of the Firm’s business and refrain from entering into any agreements, understandings or information exchanges with the Firm’s competitors that undermine competition. Employees must follow all Antares procedures and guidelines as in effect from time to time with respect to participation in trade associations and communications with competitors on competitively sensitive topics.

Anti-boycott Requests

U.S. federal laws establish substantial penalties for cooperating with restrictive trade practices or boycotts against countries or persons not boycotted by the United States and for failing to report boycott-related requests to the U.S. government. In order to help ensure the Firm does not agree to prohibited or reportable boycott terms, any potential request received by the Firm to comply with a boycott must be immediately reported to Compliance for review. Employees should not respond to any potential boycott request prior to receiving guidance from Compliance.

Review of Third-Party Service Providers

The Firm utilizes both affiliated and unaffiliated service providers. When entering into agreements with such parties, the Firm should ensure that the parties are completing the contracted services. Failure by third-party service providers to meet their obligations could not only subject the Firm to undue risk but could subject Clients to unnecessary risks associated with the inadequate or failed completion of the contracted services.

The Firm should conduct appropriate due diligence of service providers and supervise any service providers retained by it to assist in the furnishing of advisory services to Clients.

Employees responsible for the initial and ongoing evaluation of service providers should, where applicable and appropriate:

●	Determine the exact services to be provided by the service provider and include precise descriptions of the services in the Firm’s agreement with the service provider;

●	Obtain an executed written agreement with the service provider that acknowledges the services being provided to the Firm under the terms of the agreement;

●	Conduct informal reviews of provider’s service levels, such as eliciting feedback from those Employees who actually use the services; and

●	Conduct more detailed reviews of service providers, including on-site visits or the review of due diligence questionnaires, as necessary. Such reviews may address, as applicable:

o	The service provider’s satisfaction of contractual obligations;
o	The cost of the service;
o	The service provider’s responsiveness to the Firm;
o	Whether technology used by the service provider enhances or impedes the services being provided;
o	The service provider’s procedures for the safeguarding of information provided in order to perform services, including whether personal information of Clients or investors may be accessed and related cyber security controls;
o	The service provider’s organizational structure;
o	The service provider’s institutional resources;
o	The service provider’s internal controls;
o	The service provider’s business continuity plans;
o	Conflicts of interest between the service provider and the Firm or any of its Clients;
o	Any changes since the time of the last review affecting the provider or the services under consideration;
o	Any anticipated changes that will affect the provider or the services under consideration; and
o	Any other applicable considerations.

The responsible Employee should inform the CCO of any material findings that may run contradictory to the Firm’s policies or damage the Firm’s brand. Copies of any documentation or work papers associated with any reviews that are conducted should be provided to Compliance.

VII.      PROTECTING THE FIRM’S ASSETS

Conflicts of Interest

Employees should avoid activities or relationships either that may cause potential conflicts with their responsibilities to the Firm or create the appearance of a conflict with their jobs or the Firm’s interests or those of Clients. Employees should never misuse or use for personal gain the Firm’s resources, intellectual property (“IP”), time or facilities, and they should not take for their own personal benefit any opportunities that the Firm could have an interest in that they discover through the use of their position at the Firm or with the Firm’s information or property.

Employees will, at least annually, be required to complete the Antares Conflicts of Interest Questionnaire and disclose all of their outside activities, financial interests and relationships that may present either a conflict or the appearance of one.

Outside Business Activities

Employment outside of Antares or any other outside activity by Employees may result in possible impermissible conflicts of interest for the individual or for the Firm.

While Antares does not explicitly prohibit other employment, outside business activities must be reviewed and cleared by Compliance and Human Resources, and include, but are not limited to:

●	Employment by, engagement with or otherwise receiving compensation in exchange for goods or services from any entity or individual other than Antares;
●	Serving as an officer, director, etc. of any other entity (except as related to job duties at the Firm); or
●	Ownership interest in any non-publicly traded company or other private investments.

Improper Use of Antares Property

No Employee may utilize property of the Firm or utilize the services of the Firm for their personal benefit or the benefit of another person or entity except in accordance with the policy described under the Electronic Communications section below concerning reasonable personal use or with approval of the Executive Committee. For this purpose, “property” means both tangible and intangible property, including Antares premises, equipment, supplies, information, business plans, business opportunities, confidential research, intellectual property or proprietary processes, and ideas for new research or services.

Protection of Antares’ Name

Employees should at all times be aware that the Firm’s name, reputation and credibility are valuable assets and must be safeguarded from any potential misuse. Care should be exercised to avoid the unauthorized use of the Firm’s name in any manner that could be misinterpreted to indicate a relationship between the Firm and any other entity or activity.

Intellectual Property

The Firm protects its IP and respects valid IP rights of other people and organizations. In addition to refraining from using Antares’ IP for personal purposes, Employees should not bring, access, keep, share or use a third party’s proprietary information (including from previous employers) without first consulting with and receiving prior approval from Legal or Compliance.

Disaster Recovery and Business Continuity

As of the date of this Manual, the Firm’s disaster recovery and business continuity procedures are outlined in the Information Technology Disaster Recovery Procedures and Business Continuity Methodology managed by IT and the Facilities Director, respectively and can be found on the Firm’s SharePoint site.

VIII.      POLITICAL AND CHARITABLE CONTRIBUTIONS AND PUBLIC POSITIONS

Political and Charitable Contributions

As the Advisers may develop business relationships with certain public pension funds or other government entities, “Pay-to-Play” guidelines require that all contributions made to any political entity, individual candidate, official or Political Action Committee (“PAC”) must be pre-cleared through MCO. Note that if the political contribution will be to a state or local candidate, directly or indirectly through a PAC, the contribution is limited to $350 per election to an elected official or candidate for whom the individual is entitled to vote, and up to $150 per election to an elected official or candidate for whom the individual is not entitled to vote.

Political contributions by the Firm or its employees to politically connected individuals or entities with the intention of influencing such individuals or entities for business purposes are strictly prohibited.

Neither the Firm nor its employees are permitted to make any “in kind” contributions that are attributable to the Firm, such as utilizing Antares resources for campaign activities. Generally, Employees may donate their time during non-work hours or while on vacation or leave; however, such volunteer efforts may not be undertaken as a means to evade the provisions of any laws and must not be attributable to any Adviser. An Employee’s expenditure during volunteer activities may be deemed to be a political contribution. If there are questions as to the permissibility of any such activity, Employees must notify Compliance prior to the commencement of their volunteer efforts.

Public Positions

Employees may not hold a public office if it in any way conflicts with the Firm’s business. Employees must obtain approval of the CCO, the GC and the Executive Committee prior to seeking or accepting an appointment to a public office.

Background

Individuals may have important personal reasons for seeking public office, supporting candidates for public office, or making charitable contributions. However, such activities could pose risks to an investment adviser.

For example, federal and state “pay-to-play” laws have the potential to significantly limit an adviser’s ability to manage assets and provide other services to government-related Clients and investors.

Rule 206(4)-5 (the “Pay-to-Play Rule”) limits political contributions to state and local government officials, candidates, and political parties by:

●	Registered investment advisers or investment advisers claiming certain exemptions from registration;

●	Firms that solicit clients or investors on behalf of such advisers; and

●	“Covered associates” (as defined below) of the entities listed above.

The Pay-to-Play Rule defines “contributions” broadly to include gifts, loans, the payment of debts, and the provision of any other thing of value. The Pay-to-Play Rule also includes a provision that prohibits any indirect action that would be prohibited if the same action were done directly (for example, asking a friend or spouse to contribute to an official or candidate on your behalf).

Restrictions on the Receipt of Advisory Fees

The Pay-to-Play Rule prohibits the receipt of compensation from a government entity for advisory services for two years following a contribution to any official of that “government entity” that exceed specified de minimis levels. This prohibition also applies to “covered associates” of the adviser.

A “covered associate” of an adviser is defined to include:

●	Any general partner, managing member or executive officer, or other individual with a similar status or function;

●	Any employee that solicits a government entity for the adviser, as well as any direct or indirect supervisor of that employee; and

●	Any political action committee controlled by the adviser or by any person that meets the definition of a “covered associate.”

However, there is an exception available for contributions from natural persons of $150 per election if the contributor is not eligible to vote for the candidate, or $350 per election if the contributor is eligible to vote for the candidate. An exception is also available for otherwise prohibited contributions that are returned, so long as the contribution in question did not exceed $350, is discovered within four months of being given, and is returned within 60 days of being discovered. The exception for returned contributions is available no more than twice per calendar year for advisers with 50 or fewer employees; advisers with more than 50 employees can rely on this exception three times per calendar year. However, an adviser cannot rely on the exception for returned contributions more than once for any particular employee, irrespective of the amount of time that passes between returned contributions.

The restrictions on contributions and payments imposed by the Pay-to-Play Rule applies to the activities of individuals for the two years before they became covered associates of an investment adviser. However, for covered associates who are not involved in soliciting clients or investors, the look-back period is six months instead of two years.

Restrictions on Payments for the Solicitation of Clients or Investors

The Pay-to-Play Rule prohibits the compensation of any person to solicit a government entity unless the solicitor is an officer or employee of the adviser, or unless the recipient of the compensation (i.e., solicitation fee) is another registered investment adviser or a registered broker/dealer.

However, a registered investment adviser will be ineligible to receive compensation for soliciting government entities if the adviser or its covered associates made, coordinated, or solicited contributions or payments to the government entity during the prior two years.

Restrictions on the Coordination or Solicitation of Contributions

The Pay-to-Play Rule prohibits an adviser and its covered associates from coordinating or soliciting any contribution or payment to an official of a government entity, or a related local or state political party. These restrictions generally relate to fundraising and similar activities. Employees should seek to avoid having their names appear on fundraising materials, or the perception that they are raising funds on behalf of officials or candidates.

Guidance Regarding Bona-Fide Charitable Contributions

In Political Contributions by Certain Investment Advisers, Advisers Act Release No. 3043 (July 1, 2010) the SEC indicated that charitable donations to legitimate not-for-profit organizations, even at the request of an official of a government entity, would not implicate the Pay-to-Play Rule.

Pre-Clearance Procedures

If an Employee is considering making a political contribution (monetary or “in kind”) to any state, local or federal government entity, official, candidate, political party, or political action committee, the potential contributor must seek pre-clearance from Compliance using the MCO electronic form. Political contributions that may require pre-clearance include cash donations, as well as substantive donations of resources, such as the use of conference rooms or communication systems or the use of your home for political purposes. If pre-clearance is granted, it is valid for seven days before and after the intended contribution date. Any contributions outside of this date range or different amounts require re-approval. Compliance will consider whether the proposed contribution is consistent with restrictions imposed by the Pay-to-Play Rule, and to the extent practicable, Compliance will seek to protect the confidentiality of all information regarding each proposed contribution.

The Firm generally requires that an Employee making a donation to a political action committee or similar group, obtain a certification from such political action committee or group that contributions will not be used to make or provide, directly or indirectly, (i) any gift, subscription, loan, advance or deposit of money or anything of value, to any official of, or candidate for, a U.S. state or local office or political subdivision, including any agency, authority or instrumentality of such U.S. state or political subdivision or any official of a U.S. state or local office or political subdivision seeking a federal elective office, or (ii) payment to a political party of a U.S. state or locality, including any election committee.

Compliance will meet with any individuals who are expected to become “covered associates” to discuss their past political contributions. The review will address the prior six months for potential covered associates who will have no involvement in the solicitation of Clients or investors; contributions for all other potential covered associates will be reviewed for the prior two years. Compliance will prepare a memorandum documenting the discussion’s scope and findings, which will be signed by the CCO and by the individual in question and will be retained by Compliance.

Any political contribution by the Firm, rather than its Employees, must be pre-cleared by Compliance, irrespective of the proposed amount or recipient of the contribution.

Required Documentation

For purposes of the Pay-to-Play Rule, Compliance will maintain a chronological list of contributions, a list of all Clients and investors that meet the definition of a “government entity” for the past five years as well as a list of covered associates.

IX.      ELECTRONIC COMMUNICATIONS

This section applies to all electronic communications, including e-mail, text messaging and instant messaging (hereafter, “electronic communications”). Employees are reminded that the Firm requires Employees to act with integrity, competence, dignity, and in an ethical manner when dealing with the public, Clients, prospects, their employer, and their fellow Employees. An Employee’s use of Antares’ electronic devices and modes of communication (e.g., e-mail, text messages, instant messages, computer, Internet and the internet) are held to the same standard as all other business communications, including compliance with our anti-discrimination and anti-harassment policies. The Firm expects its Employees to use good judgment in their use of these devices, applications and systems and always assume that nothing written in an e-mail communication is private.

Devices

To adhere to regulatory requirements, all Employees are required to use Antares issued devices for business related electronic communications (e.g., phones, computers, and tablets) and not their personal devices.

Correspondence

Any written electronic communications sent by an Employee to Clients, customers, service providers, another Employee, or any other party, including, without limitation, e-mail and facsimile , should be treated in the same manner and with the same care as letters or other official communications on Antares’ letterhead.

E-mail and Instant Messaging

Employees must take great care in preparing and sending both internal and external electronic communications. The same care should be taken in creating these communications as that which is taken when creating a new marketing or promotional piece.

●	Employees should not use public e-mail services (i.e., Gmail, Yahoo Mail, etc.) for business purposes, and unless there are extenuating circumstances, should not forward confidential or sensitive information to a public email service.

●	Employees are permitted to make reasonable personal use of their Antares e-mail account to send or receive personal e-mails. However, such use should not interfere with the Firm’s business activities or involve a meaningful amount of an Employee’s time or the Firm’s resources.

●	As always, all electronic communications, whether business or personal, must be appropriate in both tone and content. Employees acknowledge that the Firm and its authorized agents have the right to access and obtain all electronic communications, including, without limitation personal electronic communications that Employees send or receive through Antares computers, devices or systems. Employees acknowledge that all of their electronic communications may be subject to, at any time and without notice to Employee, monitoring and review by the Firm and/or its authorized agents as permitted or required by law.

Blogs, Social Media Sites and other Public Forums

The Firm does not prohibit Employees from posting on public forums, such as blogs or social media sites like Facebook or LinkedIn, outside of work. However, the Firm does impose the following restrictions on these types of activities:

●	Employees may not indicate that they work for the Firm in a public forum if other information posted on that site could cause harm to Antares’ reputation. For example, an Employee’s affiliation with Antares should not be posted on the same site that contains sexually explicit content or an affiliation with an intolerant or highly controversial organization.

●	An Employee may not make negative statements about the Firm’s competitors, past, current or potential Clients, colleagues, subsidiaries, affiliates, partners, suppliers or other business partners.

●	Employees must treat others with respect and must not use ethnic slurs, personal insults, obscenity, or engage in any conduct that would violate other applicable Antares policies.

●	Asset Management and Funding Employees, other employees involved in promoting the Asset Management business, and members of each Adviser’s Investment Committee and Antares’ Executive Committee must remove any endorsements, recommendations, or testimonials posted by Clients or Investors, or disable the ability to create such posts, on all blogs or social networking sites they control.

●	Employees may only conduct business related to Antares using electronic systems that have been provided and approved by Antares. The approved systems include Outlook, Teams, Bloomberg Messaging, and text messaging on company phones. If there is a business need to communicate on another system, Employees should contact Compliance.

●	Employees should not use non-Antares authorized e-mail or messaging services for business purposes, and unless there are extenuating circumstances, should not forward confidential or sensitive information to a public email service. Such prohibited applications include, but are not limited to, personal email services (e.g., Gmail, Yahoo Mail, etc.), WhatsApp, WeChat, Facebook Messager, Discord, Signal, Telegram, LinkedIn Messaging and Twitter.

●	Employees may not activate any feature that would allow a social networking site to access contact information stored on Antares’s email systems.

Information about the Firm that is posted in a public forum might be construed as an advertisement and may be subject to regulations. Consequently, Employees are prohibited from posting information about the Firm (other than their title and general role within Antares) in any public forum without the explicit pre-approval from the Communications and Marketing team. All approved and posted materials, together with supporting records must also be maintained in a manner consistent with the Firm’s records policy.

●	The Firm holds information about its customers in strict confidence. Employees must never identify an individual as being a customer or post any non-public information about a customer in a public forum, unless the customer has provided prior consent.

●	The Firm prohibits Employees from sharing proprietary information about its operations or investment decisions in any public forum.

See Appendix G for Antares Social Media Policy

Prohibited Communications

The Firm prohibits Employees from using its electronic devices to do any of the following:

●	Download or transmit harassing, discriminatory, pornographic, obscene, violent, defamatory, offensive, derogatory or otherwise unlawful, inappropriate or unprofessional images or materials;

●	Transmit externally any documents marked “Antares Confidential” and/or “For Internal Distribution Only” or forward any e-mail automatically to an outside e-mail account other than to outside counsel for business purposes;

●	“Hack” or attempt to gain unauthorized access to computers or databases, tamper or interfere with electronic security mechanisms, misrepresent a user’s identity (e.g., “spoofing”) or disseminate intentionally any viruses or other destructive programs;

●	Establish a personal business or use the Firm’s facilities for personal profit; or

●	Download, install or execute software, including patches and upgrades, without prior approval of Information Technology.

Security

The Internet and telephonic communication are not secure environments. Files and electronic communications, can be intercepted and read by technically savvy individuals, including the Firm’s competitors. Employees should attempt to limit the amount of confidential, classified, or proprietary information that is transmitted electronically to only that which is absolutely necessary and required to conduct their jobs.

Reporting Problems

If sensitive information is lost, disclosed to unauthorized parties or suspected of being lost or disclosed, Employees shall immediately notify the CCO or Information Technology. In addition, the CCO or Information Technology should be notified if any unauthorized use of the Firm’s information systems has taken place or is suspected of taking place. All unusual system behavior, such as missing files, frequent systems crashes, misrouted messages and the like should be reported immediately.

X.      CUSTOMER CLIENT/INVESTOR COMPLAINTS

From time to time, and despite its greatest efforts, the Firm may receive complaints from Clients or investors regarding services or related matters. The Firm needs to respond to such complaints and correct or improve its business dealings in an effort to prevent future complaints. Complaints should be brought to the attention of Compliance immediately upon receipt.

A complaint is a statement alleging any specific fact, if proven, would represent a violation or breach of law, contract or duty and must be initiated by or on behalf of the Client or investor and must involve a specific grievance. It may be difficult to judge whether or not a communication constitutes a “complaint.” For example, a mere statement of dissatisfaction about an investment or about investment performance in most cases does not constitute a complaint. A few specific examples are provided below and Employees are always encouraged to discuss with Legal or Compliance.

Compliance or Legal shall:

1.	Investigate all customer complaints and respond to all customer complaints in a timely manner;

2.	Maintain all written complaints submitted and all related correspondence in the designated complaint file;

3.	Acknowledge receipt of the complaint to the complainant by the method the complaint was received or by faster method, in a timely manner, unless a regulator/government requests a specific timeframe for the response;

4.	If the complaint was delivered orally, create a short memorandum describing the complaint based on facts obtained from knowledgeable Employees, including the date the complaint was received, the customer name, a description of the complaint, individuals identified in the complaint, how the Firm intends on resolving the complaint and any additional remarks; and

5.	Maintain all records with respect to such complaint in the customer complaint file.

Not a complaint	Complaint
This month you charged me the default rate on my	This is the third month in a row that you’ve charged
loan.	me the wrong interest rate. There must be a
systemic issue with the way you put borrowers into
default.
I was not able to get assistance after regular
business hours.
I’m not happy with the rate you’re charging me.	You’ve violated the usury laws of Illinois and I’m
bringing this to the attention of the Attorney
General.
The management fee was not calculated in
accordance with the management agreement.
I think you guys have been hacked because my
financial documents ended up on the internet and
you’re the only ones who have access to them. You
must not have any IT security.

XI.      ADVERTISING AND MARKETING

The Advisers Act governs investment adviser advertising. Rule 206(4)-1 under the Advisers Act (the “Marketing Rule”) provides that an Advertisement (as defined below) may not:

●	Include any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statement made, in the light of the circumstances under which it was made, not misleading;[1]
●	Include a material statement of fact that the investment adviser does not have a reasonable basis[2] for believing it will be able to substantiate upon demand by the SEC;
●	Include information that would reasonably be likely to cause an untrue or misleading implication or inference to be drawn concerning a material fact relating to the investment adviser[3];
●	Discuss any potential benefits to clients or investors connected with or resulting from the investment adviser's services or methods of operation without providing fair and balanced treatment of any material risks or material limitations associated with the potential benefits;
●	Include a reference to specific investment advice provided by the investment adviser where such investment advice is not presented in a manner that is fair and balanced; [4]
●	Include or exclude performance results, or present performance time periods, in a manner that is not fair and balanced; [5] or
●	Otherwise be materially misleading. [6]

1 For example, the SEC noted that advertising that an adviser’s performance was positive during the last fiscal year may be misleading if the adviser omitted that an index or benchmark consisting of a substantively comparable portfolio of securities experienced significantly higher returns during the same period. To avoid making a misleading statement, the SEC noted that the adviser in this example could include the relevant index or benchmark or otherwise disclose that the adviser’s performance, although positive, significantly underperformed the market.

2 The SEC noted that advisers would be able to demonstrate this reasonable belief in a number of ways, including, for example, by making a record contemporaneous with the advertisement demonstrating the basis for their belief.

3 The SEC noted that this provision will prohibit an adviser from making a series of statements in an advertisement that literally are true when read individually, but whose overall effect is reasonably likely to create an untrue or misleading inference or implication about the investment adviser. For instance, if an adviser were to state accurately in an advertisement that it has “more than a hundred clients that have stuck with me for more than ten years,” the SEC believes it may create a misleading implication if the adviser actually has a very high turnover rate of clients. Additionally, this provision will prohibit an adviser from stating that all of its clients have seen profits, even if true, without providing appropriate disclosures if it only has two clients, as it may be reasonably likely to cause a misleading inference by potential clients that they would have a high chance of profit by hiring the adviser as well.

4 The SEC believes that case studies and any other similar information about the performance of portfolio companies are specific investment advice, subject to this general prohibition. The SEC has noted, for example, that it would not be fair and balanced for an adviser to present, in an advertisement, case studies only reflecting profitable investments (when there are also similar unprofitable investments). To meet the fair and balanced standard, according to the SEC, an adviser may, for example, disclose the overall performance of the relevant investment strategy or private fund for at least the relevant period covered by the list of investments.

5 As an example, the SEC noted that presenting performance results over a very short period of time (e.g., two months), or over inconsistent periods of time, may result in performance portrayals that are not reflective of the adviser’s general results and thus generally would not be fair and balanced. Additionally, an advertisement that highlights one period of extraordinary performance with only a footnote disclosure of unusual circumstances that have contributed to such performance may not be fair and balanced, depending on whether there are other sufficient clear and prominent disclosures.

6 As an example of an advertisement that would be subject to this catch-all provision, the SEC explained that if an adviser provided accurate disclosures, but presented them in an unreadable font, such an advertisement would be materially misleading and prohibited.

Rule 206(4)-1 applies to the marketing of pooled investment vehicles that rely on Section 3(c)(1) and 3(c)(7), including the investors in private funds, as well as to managed accounts, but does not apply to the marketing of registered investment companies or BDCs.

The above restrictions are referred to in this Policy as “General Prohibitions”.7

The term “Advertisement” under the Marketing Rule means:8

(i) any direct or indirect communication an investment adviser makes to more than one person, or to one or more persons if the communication includes hypothetical performance,9 that offers the investment adviser's investment advisory services with regard to securities to prospective clients or investors in a private fund advised by the investment adviser or offers new investment advisory services with regard to securities to current clients or investors in a private fund advised by the investment adviser but does not include: 10

●	extemporaneous, live, oral communications; [11]
●	information contained in a statutory or regulatory notice, filing, or other required communication, provided that such information is reasonably designed to satisfy the requirements of such notice, filing, or other required communication; or
●	a communication that includes hypothetical performance that is provided:
o	in response to an unsolicited request for such information from a prospective or current client or investor in a private fund advised by the investment adviser; or
o	to a prospective or current investor in a private fund advised by the investment adviser in a one-on-one communication; and

(ii) any “endorsement” or “testimonial” for which an investment adviser provides compensation, directly or indirectly, but does not include any information contained in a statutory or regulatory notice, filing, or other required communication, provided that such information is reasonably designed to satisfy the requirements of such notice, filing, or other required communication. 12

The following provides additional guidance regarding what constitutes an “Advertisement” under the Marketing Rule:

●	An Advertisement generally does not include materials intended and used to attract borrowers/lending opportunities, so long as such communications do not also offer investment advisory services. Information regarding performance of investments or referencing a specific fund may be offering investment advisory services and should not be included in materials designed to attract borrowers and lending opportunities.
●	An Advertisement generally does not include generic brand content, educational material, or market commentary.

7 See Rule 206(4)-1(a).

8 See Rule 206(4)-1(e)(1)

9 For additional information regarding use of hypothetical performance information in advertisements, please refer to the discussion in the Hypothetical Performance section of the Manual.

10 Depending on the particular facts and circumstances, third-party information also may be attributable to an adviser under this prong. For example, an adviser may distribute information generated by a third party or a third party could include information about an adviser’s investment advisory services in the third party’s materials. In these scenarios, whether the third-party information is attributable to the adviser will require an analysis of the facts and circumstances to determine (i) whether the adviser has explicitly or implicitly endorsed or approved the information after its publication (adoption) or (ii) the extent to which the adviser has involved itself in the preparation of the information (entanglement).

11 According to the SEC, extemporaneous communications do not include prepared remarks or speeches, such as those delivered from scripts.

12 Unlike the first prong described above, this prong does not exclude extemporaneous, live, oral communications or one-on-one communications. For additional information regarding testimonials and endorsements, please refer to the discussion in the Use of Endorsements or Testimonials section of this Manual.

●	While a response to an unsolicited request for “hypothetical performance” (as described in greater detail below) may be excluded from the definition of Advertisement, any affirmative effort by the Firm intended or designed to induce an investor to request hypothetical performance information would render the request solicited and thus not eligible for this exclusion.
●	While one-on-one communications, such as presentations or meeting with one specific client or prospective client, may be excluded from the definition of Advertisement if they do not contain “hypothetical performance” (as described in greater detail below), a presentation (e.g., a deck) distributed to various investors in on-on–one meetings will still constitute Advertisements even if small, customizing changes have been made.

●	The following may be Advertisements, depending on their content and the circumstances under which they are disseminated:
o	Scripted speeches, previously–recorded oral communications and prepared remarks;
o	Communications that are indirect (e.g., provided to a third party for dissemination).
o	Investor letters and investor reporting (e.g., updates and materials distributed on a regular basis); and
o	Standardized due diligence questionnaires.

Communications that do not meet the definition of “Advertisement” are not covered by the specific requirements of the Marketing Rule, but are still subject to the anti-fraud provisions of the Advisers Act. All advertising and marketing materials, whether written or delivered orally, produced or disseminated by the Firm must be reviewed by Compliance and Legal for conformity with applicable rules and regulations promulgated under state and federal laws and guidelines. Employees should seek guidance from the Legal & Compliance if they are in need of further information regarding any of the issues highlighted in this Policy.

General Guidelines for Preparation of Marketing Materials

False or Misleading Statements

Employees are prohibited from communicating with the public or investors in written or oral form (or disseminating any third party’s communications) if such communications contain any untrue statement of a material fact or that are otherwise false or misleading. Marketing materials that are deceptive or misleading in their overall effect, even if it could be argued that no single statement of a material fact is incorrect, are nevertheless prohibited. In considering whether marketing materials are misleading, the following factors should be considered:

●	The presence or absence of any explanations and disclosures necessary to make the materials not misleading;
●	The general economic or financial conditions affecting any assumptions in the materials;
●	Any representations of future gains, income or expenses;
●	Any portrayals of past performance that imply that past results may be repeated in the future, or that cannot be justified under the circumstances;
●	Any discussion of benefits of the investment without giving equal prominence to the risks or limitations associated therewith; and
●	Any exaggerated or unsubstantiated claims.

When following this Policy’s guidelines, it is important to note that whether a particular communication is false or misleading may depend on the facts and circumstances involved in its use including the implications or inferences drawn from its total context as well as the nature of the audience to which it is addressed. Consider the overall context in which the communication is made, the audience to which it is directed, the overall clarity of the communication and the use of footnotes.

Superlative Statements

Marketing materials may not include superlative words or statements (such as “superior”, “leading”, “top-notch”, etc.) that may cause a customer to believe that he/she could not obtain comparable services elsewhere. In addition, marketing materials must not contain exaggerated or unsubstantiated claims (as discussed further below), and shall adopt a balanced approach to marketing products and services.

Substantiation of Claims

When stating facts in any marketing materials, an Adviser’s belief that the fact is accurate must be substantiated by making a record contemporaneous with the Advertisement demonstrating the basis for the belief. The Firm must be able to justify statements such as “we have achieved long-term out-performance” and “Antares has highly rated investment processes.” Substantiation of such claims may be accomplished in a number of ways, including, but not limited to, maintaining historical data. Moreover, Antares must be able to produce evidence of the substantiation upon request (which is likely to be made by SEC staff examiners). If a claim cannot be substantiated, the claim must be removed or, if appropriate, clarified that it is an opinion or belief, rather than an assertion of fact.

Responding to Questionnaires, Surveys, and Other Communications

Questionnaires, surveys, and other communications furnished to third parties that publish reports about Antares or the Advisers are considered marketing materials for purposes of this Policy and may be Advertisements. Prior to dissemination, Compliance and Legal will review the questionnaire for accuracy.

Marking Documents for Internal Use

Any material that is solely for distribution internally to Antares and its affiliates must contain the legend “Internal Use Only” and may not be provided to persons who are not Employees.

Providing Information to Third-Party Databases

The Firm may, from time to time, provide information to third-party databases. The Firm must have reasonable assurance that the third-party databases do not intend on using information about the Firm in any manner that could be deemed a form of general solicitation or advertising. Employees are prohibited from providing any information to third-party databases unless approved by the Marketing and Communications team, as well as Legal and/or Compliance.

Books and Records

In its books and records, the Firm is required to maintain copies of all marketing materials. These materials may include brochures, newsletters, web sites, article reprints, press related marketing materials, letters to current or prospective clients, responses to RFPs, quarterly and annual data provided to consultants, consultant questionnaires, presentations developed for seminars or client meetings and e-mails. This list is not intended to be exhaustive.

Government Approvals

None of the Firm’s marketing materials may contain any statement that suggests that the materials have been approved or reviewed by the SEC.

Certain Specific Guidelines for Common Marketing Practices

The Marketing Rule imposes certain additional requirements on Advertisements that contain certain types of information, including: endorsements and testimonials, performance information and third-party rankings. When including these types of information in Advertisements, the following additional rules (in addition to the General Prohibitions) must be observed:

Use of Endorsements or Testimonials

The Marketing Rule imposes certain additional requirements on any Advertisement that includes an endorsement or testimonial, which are defined under the Marketing Rule as follows: 13

●	An “Endorsement” means any statement by a person other than a current client or investor in a private fund advised by the investment adviser that (i) indicates approval, support or recommendation of the investment adviser or its supervised persons or describes that person’s experience with the investment advisor or its supervised persons;[14] (ii) directly or indirectly solicits any current or prospective client or investor to be a client of, or an investor in a private fund advised by, the investment adviser; or (iii) refers any current or prospective client or investor to be a client of, or an investor in a private fund advised by, the investment adviser. Endorsements include placement agent activities to market private fund interests and use of parties such as social media influencers to promote the investment adviser.
●	A “Testimonial” means any statement by a current client or investor in a private fund advised by the investment adviser: (i) about the client’s or investor’s experience with the investment adviser or its supervised persons; (ii) that directly or indirectly solicits any current or prospective client or investor to be a client of, or an investor in a private fund advised by, the investment adviser; or (iii) that refers any current or prospective client or investor to be a client of, or an investor in a private fund advised by, the investment adviser. The inclusion in an Advertisement of positive statements from the Firm’s clients would generally be considered testimonials.

Arrangements with placement agents will be considered endorsements and are subject to the requirements set forth in the Marketing Rule applicable to endorsements. No Employee will issue, distribute, or otherwise use, any other Advertisement or other marketing material that includes a testimonial or endorsement without prior approval by Compliance and Legal and subject to the restrictions set forth below.

Required Disclosures (“Full Disclosure Requirement”)

An investment adviser must disclose, or reasonably believe that the person giving the testimonial or endorsement discloses, the following at the time the testimonial or endorsement is disseminated:

(i) Clearly and prominently: (A) that the testimonial was given by a current client or investor, and the endorsement was given by a person other than a current client or investor, as applicable; (B) that cash or non-cash compensation was provided for the testimonial or endorsement, if applicable;15 and (C) a brief statement of any material conflicts of interest on the part of the person giving the testimonial or endorsement resulting from the investment adviser's relationship with such person.

●	It should be noted that “compensation” for these purposes is interpreted broadly to include non-cash compensation such as fee waivers, reduced advisory fees, directed brokerage that compensates brokers for soliciting investors, sales awards and other prizes, gifts and entertainment.
●	The SEC has noted that the required disclosures described above should appear close to the associated statement such that the statement and disclosures are read at the same time, rather than referring a reader somewhere else to obtain the disclosures. The SEC has further noted that in cases in which an oral testimonial or endorsement is provided, it would be consistent with the clear and prominent standard if the disclosures are provided in a written format, so long as they are provided at the time of the testimonial or endorsement.

13 The SEC has interpreted the scope of activities that constitute endorsements or testimonials broadly. Website reviews of an advisor’s advisory services, and referrals of investors (even if infrequent) from lawyers or other service providers could, depending on the facts and circumstances, fall within the scope of the Marketing Rule.

14 The SEC has noted that testimonials and endorsements include statements about an adviser or its supervised persons’ qualities (e.g., trustworthiness, diligence or judgment).

15 The SEC believes that whether or not an adviser has provided compensation in exchange for a testimonial or endorsement will depend on the particular facts and circumstances and that the timing of compensation relative to an endorsement or testimonial is relevant in determining whether an adviser is providing compensation for the testimonial or endorsement. Further, the SEC has expressed a belief that there will be a mutual understanding of a quid pro quo, whether explicit or inferred based on facts and circumstances, for most compensated endorsements or testimonials.

(ii) The material terms of any compensation arrangement, including a description of the compensation provided or to be provided, directly or indirectly, to the person for the testimonial or endorsement (“Compensation Arrangement Disclosure Requirement”).

●	For purposes of the Compensation Arrangement Disclosure Requirement, the SEC has noted that disclosures only need to include the material terms of any compensation arrangement. These disclosures also need not include detailed information about the calculation of the compensation payable to each person giving a testimonial or endorsement.

(iii) A description of any material conflicts of interest on the part of the person giving the testimonial or endorsement resulting from the investment adviser's relationship with such person and/or any compensation arrangement (“Material Conflicts Disclosure Requirement”).

●	For purposes of the Material Conflicts Disclosure Requirement, the SEC has noted that there should be explicit disclosure that the promoter, due to such compensation, has an incentive to recommend the investment adviser, resulting in a material conflict of interest.

Disclosures may be provided through paper or electronically, so long as any such electronic delivery is affected consistent with existing SEC guidance on electronic delivery of documents. The documents required pursuant to the Compensation Arrangement Disclosure Requirement and Material Conflicts Disclosure Requirement may be provided through hyperlinks, in a separate disclosure document or any other similar methods.

Disqualification

In general, the Advisers may not compensate a person, directly or indirectly, for a testimonial or endorsement if it knows, or in the exercise of reasonable care should know, that the person giving the testimonial or endorsement is an ineligible person at the time the testimonial or endorsement is disseminated (“Disqualification Requirement”).16

Exemptions

Under the Marketing Rule, certain testimonials or endorsements are exempt from parts of the foregoing requirements, as set forth below:

●	A testimonial or endorsement disseminated for no compensation or de minimis compensation is not required to comply with the Written Agreement Requirement (as defined below) and the Disqualification Requirement. Under the Marketing Rule, “de minimis compensation” means compensation paid to a person for providing a testimonial or endorsement of a total of $1,000 or less (or the equivalent value in non-cash compensation) during the preceding 12 months.

●	A testimonial or endorsement by the investment adviser’s partners, officers, directors, or employees, or a person that controls, is controlled by, or is under common control with the investment adviser, or is a partner, officer, director or employee of such a person is not required to comply with the Full Disclosure Requirement or the Written Agreement Requirement, provided that the affiliation between the investment adviser and such person is readily apparent to or is disclosed to the client or investor at the time the testimonial or endorsement is disseminated and the investment adviser documents such person’s status at the time the testimonial or endorsement is disseminated.

16 Under the Marketing Rule, an “ineligible person” is a person who is subject either to a “disqualifying Commission action” or to any “disqualifying event,” and certain of that person’s employees and other persons associated with an ineligible person. See Rule 206(4)-1(e)(9); See Rule 206(4)-1(e)(3) and (4) for the defined terms “disqualifying Commission action” and “disqualifying event.” As noted below, any person covered by Rule 506(d) of Regulation D of the U.S. Securities Act of 1933 with respect to a Rule 506 securities offering is exempted from this prohibition, provided that the person’s involvement would not disqualify the offering under that rule.

●	A testimonial or endorsement by a broker or dealer registered with the SEC under Section 15(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) is not required to comply with:

●	The Full Disclosure Requirement if the testimonial or endorsement is a recommendation subject to Rule 15l-1 (Regulation Best Interest) under the Exchange Act;

●	The Compensation Arrangement Disclosure Requirement and Material Conflicts Disclosure Requirement if the testimonial or endorsement is provided to a person that is not a retail customer, as that term is defined in Rule 15l-1 under the Exchange Act; and

●	The Disqualification Requirement if the broker or dealer is not subject to statutory disqualification, as defined under Section 3(a)(39) of the Exchange Act.

●	A testimonial or endorsement by a person that is covered by Rule 506(d) of Regulation D under the Securities Act with respect to a Rule 506 securities offering under the Securities Act and whose involvement would not disqualify the offering under that Rule is not required to comply with the Disqualification Requirement.

Adviser Oversight and Compliance

In reviewing any endorsement or testimonial contained in an Advertisement, Legal and Compliance will:

●	Confirm that the relevant Adviser has a reasonable basis for believing that the testimonial or endorsement complies with the above requirements, and

●	If a person is being compensated for giving an endorsement or testimonial, ensure that the relevant Adviser has entered into a written agreement with such person that describes the scope of the agreed-upon activities and the terms of compensation for those activities (“Written Agreement Requirement”).

Use of Placement Agents by an Adviser

If an Adviser uses a placement agent, the Adviser must comply with the Full Disclosure Requirement, the Adviser Oversight and Compliance requirements (including the Written Agreement Requirement) and the Disqualification requirements; provided that, in the case of an affiliated placement agent, so long as the affiliation between the Adviser and such affiliated placement agent is readily apparent, the Adviser will not be required to comply with the Full Disclosure Requirement and the Written Agreement Requirement. In addition, if the affiliated placement agent is an SEC-registered broker-dealer and is not subject to statutory disqualification under the Exchange Act, the Disqualification requirements will not apply.

Guidelines for Performance Related Information

When distributing material that includes performance information (e.g., internal rate of return, multiple of cost, etc.) – whether it is portfolio data for a fund or a composite, or any other model or actual results - Employees must ensure that such Advertisements comply with the specific requirements under the Marketing Rule set forth below, as applicable. The Advisers must also maintain records or documents necessary to form the basis for or demonstrate the calculation of the performance or rate of return used in any Advertisement.

General Disclosures Related to Performance

All Advertisements that include performance information should also contain a statement that past performance does not guarantee future results.

Gross versus Net Performance

An Advertisement may not include presentation of gross performance (including presentations of gross extracted performance or gross hypothetical performance), unless the Advertisement also presents net performance: (i) with at least equal prominence to, and in a format designed to facilitate comparison with, the gross performance; and (ii) calculated over the same time period, and using the same type of return and methodology, as the gross performance. Presentations of gross and net performance must be clearly labelled, cover the same time period and be accompanied by sufficient disclosure of any factors necessary to make the figures comparable.

Gross performance means the performance results of a portfolio (or portions of a portfolio that are included in extracted performance, if applicable, and as further described below) before the deduction of all fees and expenses that a client or investor has paid or would have paid in connection with the investment adviser's investment advisory services to the relevant portfolio. Net performance means the performance results of a portfolio (or portions of a portfolio that are included in extracted performance, if applicable) after the deduction of all fees and expenses that a client or investor has paid or would have paid in connection with the investment adviser's investment advisory services to the relevant portfolio.

For purposes of calculating net performance, the Marketing Rule permits:

●	An Advertisement to reflect the deduction of a model fee when doing so would result in performance figures that are no higher than if the actual fee had been deducted. Any such model fee must be equal to the highest fee charged to the intended audience to whom the Advertisement is disseminated.[17]

●	An Advertisement to exclude custodian fees paid to a bank or other third-party organization for safekeeping funds and securities (including in a model fee). To the extent a client or investor pays investment adviser, rather than a third party, for custodial services, the investment adviser must deduct the custodial fee in calculating net performance for purposes of the Advertisement.

As referenced in the discussion of the definition of “Advertisement” above, certain one-on-one presentations may not be Advertisements and therefore not subject to the requirement that net performance be presented alongside gross performance. Any presentation of gross performance without the presentation of net performance in a communication under these circumstances shall be subject to the specific approval, in writing, by Legal & Compliance.

Prescribed Time Periods (for Performance of Clients other than Private Funds)

Except in the case of performance for a private fund, all other performance in an Advertisement under the Marketing Rule must include performance results of the same portfolio or composite aggregation for one-, five-, and ten-year periods, each presented with equal prominence and ending on a date that is no less recent than the most recent calendar year-end; except that if the relevant portfolio did not exist for a particular prescribed period, then the life of the portfolio must be substituted for that period (“Required Presentation Timeframe”).

Related Performance (e.g., Past Performance of the Same Investment Adviser)

Related performance means the performance results of one or more related portfolios, either on a portfolio-by-portfolio basis or as a composite aggregation of all portfolios falling within stated criteria.

While the Marketing Rule does not require the presentation of related performance, an Advertisement may only include any related performance, if it includes all related portfolios, except that related portfolios may be excluded if:

●	the advertised performance results are not materially higher than if all related portfolios had been included; and
●	the exclusion of any related portfolio does not alter the presentation of any applicable time periods prescribed by the Required Presentation Timeframe.

Extracted Performance (e.g., Subset Performance)

Extracted performance means the performance results of a subset of investments extracted from a single portfolio. Issues related to extracted performance may arise where the investment adviser seeks to highlight the performance results of a particular type of investment within a more comprehensive portfolio. An Advertisement may not include any extracted performance, unless the Advertisement provides, or offers to provide promptly, the performance results of the total portfolio from which the performance was extracted.

 17 The SEC has noted that if the fee to be charged to the intended audience of a presentation containing performance information is anticipated to be higher than the actual fees charged in the net performance presented, the adviser must use a model fee that reflects the anticipated fee to be charged in order not to violate the rule’s general prohibitions.

Predecessor Performance

Predecessor performance means investment performance achieved by a group of investments consisting of an account or a private fund that was not advised at all times during the period shown by the investment adviser advertising the performance. Predecessor performance issues may arise when an investment adviser hires new investment professionals, or acquires a new investment advisory business and seeks to use their performance track record from their prior firm.

Under the Marketing Rule, an Advertisement may not include any predecessor performance unless:

●	the person or persons who were primarily responsible for achieving the prior performance results manage accounts at the advertising adviser;

●	the accounts managed at the predecessor investment adviser are sufficiently similar to the accounts managed at the advertising investment adviser that the performance results would provide relevant information to clients or investors;

●	all accounts that were managed in a substantially similar manner are advertised unless the exclusion of any such account would not result in materially higher performance and the exclusion of any account does not alter the presentation of the Required Presentation Timeframe; and

●	the Advertisement clearly and prominently includes all relevant disclosures, including that the performance results were from accounts managed at another entity.

Hypothetical Performance

Hypothetical performance includes, but is not limited to; (i) performance derived from model portfolios; (ii) performance that is back tested by the application of a strategy to data from prior time periods when the strategy was not actually used during those time periods; and (iii) targeted or projected performance returns with respect to any portfolio or to the investment advisory services with regard to securities offered in the Advertisement.

●	“Target” returns in the context of the Marketing Rule reflect an investment adviser’s aspirational performance goals.

●	“Projected” returns reflect an investment adviser’s performance estimate, which is often based on historical data and assumptions.

Hypothetical performance includes results based on actual performance but being presented in a different context. For instance, combining the actual performance of two live portfolios to show what the results might have been had they been combined could be construed as hypothetical performance.

Note that hypothetical performance can include (i) forecasted18 portfolios, including gross and net return information; (ii) target19 net return attribution; and (iii) composite net performance. When composites are used, enhanced disclosure may be needed as they may carry a greater potential to mislead investors than performances extracted from a single portfolio. Additionally, composite performance may not reflect the holdings of any actual investor due to potential cherry-picking.

When including hypothetical performance in Advertisements, the following policies and procedures must be followed.

 18 See Rule 206(4)-1(e)(8)(i)(C) which provides that “targeted or projected performance returns with respect to any portfolio or to the investment advisory services with regard to securities offered in the advertisement” constitutes “hypothetical performance”.

19 See footnote 18.

●	Before distributing any Advertisement containing hypothetical performance, the following determinations must be made by Legal and Compliance that:

●	The hypothetical performance is relevant to the likely financial situation and investment objectives of the intended audience of the Advertisement.

o	If there have been frequent previous requests from investors for hypothetical performance of the type proposed to be provided, it may be reasonable to conclude that the information will be relevant to similarly situated investors.

o	The assumptions made in calculating the hypothetical performance should be assumptions reasonably applicable to the likely terms and conditions of the recipient’s investment with the relevant Adviser.

◾	For example, (i) if a prospective investor will bear higher fees and/or additional expenses than those reflected in the hypothetical performance or (ii) if targeted performance data assumes the use of leverage and the intended audience will likely invest on an unlevered basis, the information may not be relevant for the audience.

◾	If there are material differences between the program shown in the hypothetical performance and the strategy expected to be pursued by the recipient, such differences should be disclosed.

o	Legal and Compliance must document and maintain evidence to support the conclusion that the hypothetical performance is relevant to the intended audience.

●	The intended audience for the hypothetical performance has expertise and resources to understand the hypothetical performance information.

o	The recipient’s status as a qualified purchaser and its history of investments with the Firm may support this determination.

o	If the hypothetical performance presentation is particularly complex, additional investigation may be necessary to determine the recipient’s level of expertise and resources.

o	If Antares raises funds or accounts for investors that are not qualified purchasers (e.g., funds relying on the 3(c)(1) exemption under the Investment Company Act), Legal and Compliance may prescribe additional procedures to ensure that any such investors to whom hypothetical performance information is distributed have resources sufficient to enable them to interpret and understand such information.

●	Information must be provided so the intended audience understands the criteria and assumptions used in calculating the hypothetical performance:

●	The disclosures accompanying the hypothetical performance presentation should be robust and clearly describe the calculation methodology. Investment advisers must provide information that includes any assumptions on which the hypothetical information rests (e.g., in the case of targeted or projected returns, the adviser’s view of the likelihood of a given event occurring). Information must be provided (or, in the case of a private fund investor, the investment advisor must offer to provide promptly) sufficient information to enable the intended audience to understand the risks and limitations of using the hypothetical performance in the advertisement in making investment decisions.

◾	Risk information should include risks of hypothetical performance generally and to the specific hypothetical performance presented (e.g., if applicable, that hypothetical performance reflects certain assumptions but that the adviser generated dozens of other, varying performance results applying different assumptions). Risk information should also include any known reasons why the hypothetical performance might differ from actual performance of a portfolio – e.g., that the hypothetical performance does not reflect cash flows into or out of the portfolio.

●	Compliance with the general prohibitions prohibits presenting hypothetical performance in Advertisements in a materially misleading way.[20]

o	This process will often require collaboration among the investment team, finance and operations, legal, investor relations and compliance to craft appropriate disclosures. Outside counsel may also be consulted at the discretion of Legal and Compliance.

◾	Legal and Compliance must receive sufficient understanding of how the data was collected, how the calculation methodology works and what assumptions were applied in order to ensure that the disclosure crafted to accompany the hypothetical performance presentation is accurate and complete.

◾	The rationale and reasonableness of the material assumptions used in the presentation should be reviewed, and disclosure must identify the material assumptions.

◾	In some circumstances, it may be appropriate to explain how different assumptions may have affected the performance results shown.

●	Hypothetical information is clearly and prominently labelled as such, with disclaimers indicating that the results do not represent results of actual trading using client assets and may not reflect the material market or economic factors that might have influenced the performance of an actual trading program, and the risks and limitations of using such hypothetical performance when making investment decisions.

●	Legal and Compliance will be responsible for maintaining evidence documenting the above determinations.

Preparation and use of composite performance is subject to additional guidelines that may be established by an Adviser from time to time.

Use of Third-Party Rankings

From time to time, an investment adviser may consider using a rating or ranking they were awarded from a third party. 21

The SEC has noted that the ordinary course of business requirement in the definition distinguishes third-party ratings from testimonials and endorsements that resemble third-party ratings, but that are not made by persons who are in the business of providing ratings or rankings. Third-party ratings meeting this definition therefore need not comply with the requirements applicable to testimonials and endorsements.

However, in addition to the General Prohibitions, the use of any third party ranking in an advertisement must comply with the following specific conditions:

●	The relevant Adviser must have a reasonable basis for believing that any questionnaire or survey used in the preparation of the third-party rating is structured to make it equally easy for a participant to provide favorable and unfavorable responses and is not designed or prepared to produce any predetermined result (and Legal & Compliance should maintain evidence of this determination); and

 20 The SEC has noted that it would view an Advertisement as including an untrue statement of material fact if the advertised hypothetical performance reflected the application of rules, criteria, assumptions, or general methodologies that were materially different from those stated or applied in the underlying information of such hypothetical performance. The SEC has also stated that it believes it would be materially misleading for an advertisement to present hypothetical performance that discusses any potential benefits resulting from the adviser’s methods of operation without providing fair and balanced discussion of any associated material risks or material limitations associated with the potential benefits.

21 The Marketing Rule defines a third-party rating as “a rating or ranking of an investment adviser provided by a person who is not a related person (as defined in the Form ADV Glossary of Terms), and such person provides such ratings or rankings in the ordinary course of its business.” (emphasis added).

●	The material clearly and prominently discloses, or the Adviser reasonably believes that the third-party rating clearly and prominently discloses:

●	The date on which the rating was given and the period of time upon which the rating was based;

●	The identity of the third party that created and tabulated the rating; and

●	If applicable, that compensation has been provided directly or indirectly in connection with obtaining or using the third-party rating.

Interactions with the Media

Any media inquiries should be promptly forwarded to the Communications Leader or VP of Communications. All Employees must obtain pre-clearance from the Communication team prior to communicating with the media. Media communications may constitute Advertisements and be subject to the restrictions set forth above. If pre-clearance is granted, Employees must also adhere to the following standards:

●	Never mention or discuss the private funds, even indirectly;

●	Be careful to avoid disclosing any nonpublic information, including information about client positions, or trading strategies;

●	Do not make any false or misleading statements, or omit any material information;

●	Do not make any statements that are exaggerated, unbalanced, inflammatory, defamatory, libelous, inappropriate, unduly controversial, or that would otherwise reflect poorly on Antares;

●	Avoid the use of superlatives such as best, worst, most, least, highest, lowest, always, and never;

●	Clearly distinguish between facts and opinions;

●	Make it clear when a personal opinion may not reflect Antares’s position;

●	Do not make forecasts about Antares’s anticipated performance;

●	Only make forecasts about general economic or market trends where there is a reasonable basis for such forecasts;

●	All discussions, including those regarding positions or investment strategies, should be balanced by descriptions of any applicable risks or drawbacks; and

●	Be aware of the financial sophistication of the information’s ultimate recipient;

●	Unless authorized to do so, do not speak on behalf of the Firm;

●	When speaking to the media, someone from the communications team must be on the phone or with you in the interview; or

●	When speaking at a conference where media is present, pre-authorization must be attained through the Antares Event Tracking Form in MCO and message points need to be cleared with the Communications team.

Private Placements of Interests

Antares has implemented policies and procedures designed to ensure that any offerings under Regulation D satisfy the requirements thereof. This Policy does not address all possible situations. Any questions regarding marketing of private placements should be referred to Legal or Compliance who may consult with Outside Counsel as appropriate.

Investment advisers to funds offering securities that are not registered under the Securities Act may rely on several exemptions from registration, chiefly among them is the safe harbor provided by Regulation D under the Securities Act. While Antares relies on Regulation D for certain funds, Antares does not always rely on Regulation D. However, any fund relying on Regulation D must, among other things, either (a) not be offered through any form of general solicitation or general advertising, or (b) only accept investors that the issuer has taken reasonable steps to verify are accredited investors.

Tracking Offering Documents and Fund Marketing Materials

The Advisers will monitor and document the distribution of a fund’s private placement memoranda and other marketing materials. Such monitoring and documentation can help an investment adviser demonstrate that it did not engage in general solicitation in offering a fund relying on Regulation D.

Private Placement Marketing Activities by the Advisers’ Employees

Rule 3a4-1 under the Exchange Act provides a non-exclusive safe harbor from the definition of a “broker” for certain associated persons of an issuer conducting a private placement. In order to rely on primary elements of the Rule 3a4-1 safe harbor, an employee of an adviser who is involved in marketing private fund assets (a) must not receive compensation based directly or indirectly on transactions in securities, (b) must be intending to perform substantial duties on behalf of the issuer at the end of the offering, (c) may not participate in more than one offering every 12 months, and (d) must comply with the other conditions set forth in Rule 3a4-1. The Rule 3a4-1 safe harbor is not the sole way in which an adviser and its employees could avoid being deemed “brokers.”

To the extent any Employees will be covered, supervised employees of both the Firm and a registered broker-dealer, such Employees will be subject to both SEC and FINRA regulations and both this Manual and the Registered Representative Compliance and Supervisory Procedures Manual, as, and to the extent, applicable under the circumstances.

Marketing Private Funds in the EU

The Alternative Investment Fund Managers Directive (“AIFMD”) is a European Union (“EU”) regulation that governs the following activities:

●	Management an Alternative Investment Fund (“AIF”) in the EU; and

●	Marketing an AIF into the EU, regardless of where the adviser or the fund is based.

“Marketing” has been defined under AIFMD as, “any direct or indirect offering or placement at the initiative of the AIFM or on behalf of the AIFM of units or shares in an AIF it manages to or with investors domiciled in the European Union.” This definition may be interpreted differently by each individual regulator within the EU. The United Kingdom Financial Conduct Authority (“UK FCA”) states that an ‘offering or placement’ occurs when a person seeks to raise capital by making a unit or share of an AIF available for purchase by a potential investor. This would include a contractual offer which can be accepted by a potential investor. It is likely that providing a potential investor with high-level information about an adviser would not be considered marketing. However, in the UK and elsewhere in the EU, such ‘pre-marketing’ activity could be deemed an activity that would require compliance with national private placement rules in the relevant jurisdiction.

Passive marketing, or “reverse solicitation,” is not included in the definition of “marketing” under the AIFMD. An adviser would not be subject to the AIFMD solely because it responds to genuine inquiries from prospective investors. However, a firm relying on the “reverse solicitation” exemption must be able to demonstrate that any marketing to investors from the EU was at the initiative of the prospect. Reliance on the “reverse solicitation” exception is determined on a country by country basis.

General Solicitation and General Advertising

All forms of general solicitation and general advertising regarding funds conducting private placements are prohibited including:

●	Any advertisement, article, notice, or other communication published in any newspaper, magazine, newsletter or similar media, or available on a publicly accessible website, or broadcast over television or radio. This includes not only paid advertising, or articles authored by Antares personnel, but also references to a fund in an article or broadcast by a third party, if Antares or its personnel are the identified or unidentified source of the reference.

●	Any seminar, conference or meeting whose attendees have been invited by any general solicitation or general advertising.

Issuer Disqualification

Paragraph (d) of Rule 506 under Regulation D (“Bad Actor Rule”) prohibits issuers (i.e. vehicles managed by Antares) from relying on Regulation D if certain individuals or entities, including an investor holding a 20% or greater beneficial interest in a fund, have been found to have engaged in securities-related misconduct described in the Bad Actor Rule.

The Investor Relations Team is responsible for obtaining certifications from placement agents and any 20%+ owners of a fund relying on Regulation D confirming that they have not engaged in disqualifying conduct identified in the Bad Actor rule. The Compliance Team is responsible for obtaining certifications from employees and board members confirming that they have not engaged in disqualifying conduct identified in the Bad Actor Rule.

Substantive, Pre-Existing Relationships

Antares will document the existence of a substantive pre-existing relationship with each prospective investor in the privately offered funds. Employees and any other individuals or entities soliciting the privately offered funds will document the existence of a pre-existing relationship with each prospective Investor. Completed documentation will be retained by the Investor Relations Team.

Investor Qualifications

Each fund relying on Regulation D must be particularly careful to document its reasonable belief that each investor is an accredited investor. The Investor Relations Team reviews all subscription requests to ensure that there is a reasonable belief that each Investor in a fund relying on Regulation D is an accredited investor and/or qualified purchaser or knowledgeable employee, as applicable.

Determining whether a specific individual or entity is eligible to invest can be difficult depending on the relevant facts and circumstances. Employees should consult with the Legal and Compliance Team regarding any uncertainty as to whether an individual or entity meets the relevant criteria.

Form D

Rule 503 of Regulation D and the general instructions to Form D state that all issuers offering securities in reliance on an exemption under Regulation D or Section 4(a)(2) of the Securities Act (including a private fund or BDC conducting a private placement) must file Form D electronically with the SEC no later than fifteen days after the first sale of securities and must amend the filing to correct a material error, to reflect a change with respect to certain information previously provided and on an annual basis, not later than the anniversary date of the prior filing for offerings that remain open as of that date, thereafter until the offering terminates.

An amendment to Form D is not required to reflect certain minimal changes, which include a change in: (i) a fund’s revenues or aggregate net asset value; (ii) the total offering amount, if the change is a decrease, or if the change, together with all other changes in that amount since the previously filed notice, does not result in an increase of more than 10%; (iii) the amount of securities sold in the offering or the amount remaining to be sold; and (iv) the total number of investors who have invested in the offering.

In addition to the SEC filing, a copy of the Form D must also be filed in certain states in which the securities are marketed to prospective investors. Form D is a brief notice that includes the names and addresses of the issuer’s owners and promoters and general information about the issuer.

Antares utilizes outside counsel to file Form D on its behalf. However, the Legal and Compliance Team will be responsible for ensuring that Form Ds and related state filings, including any required annual or other amendments, are appropriately filed with the SEC and states.

XII.      CLIENT AND DATA PRIVACY

The SEC’s Regulation S-P (Privacy of Consumer Financial Information) (“Reg S-P”), which was adopted to comply with Section 504 of the Gramm-Leach-Bliley Act, requires investment advisers to disclose to their clients who are natural persons their policies and procedures regarding the use and safekeeping of client records and information, employee personal information, third-party confidential information and the Firm’s confidential information (together, “Confidential Information”). It is incumbent on each Employee who may receive Confidential Information to use reasonable efforts to safeguard such information in compliance with applicable privacy and information security laws and in accordance with the policies and procedures adopted by the Firm and described herein. This type of information might include social security numbers, income, assets, risk tolerance and transaction history.

Information Sharing with Affiliates

Regulation S-AM (“Reg S-AM”) prohibits a registered investment adviser from using information about an individual customer that has been obtained from an affiliated entity for marketing purposes unless the information sharing practices have been disclosed and the consumer has not opted out.

State and non-U.S. Privacy Requirements

In addition to Reg S-P and Reg S-AM, certain states and non-U.S. jurisdictions have adopted consumer privacy laws that may be applicable to investment advisers with clients or investors who are residents of those states or jurisdictions.

Disclosure of Client Information

The Firm will not disclose Client/customer records and information, including Nonpublic Personal Information (defined below) and consumer report information (collectively, “Client Information”) to anyone outside of the Firm unless such sharing of information is permitted or required by law and is in accordance with the Firm’s policies on protecting confidentiality.

●	Client Information may only be given to third parties under the following circumstances:

o	To other firms as directed by customers, such as accountants, lawyers, etc.;

o	To specified family members (as authorized by law and/or the customer);

o	To third parties for a legitimate business purpose; and

o	To regulators and others, when required by law.

●	At times, Client Information may be reviewed by the Firm’s outside service providers (i.e., accountants, lawyers, consultants, etc.). If appropriate, the Firm may review the entities’ privacy policies to ensure that Client Information is not used in a manner that is contrary to these privacy guidelines.

●	Any suspected breaches of the Firm’s privacy guidelines must be reported to the CCO.

●	Employees should follow a “clean desk” policy, defined as refraining from leaving paper files containing personal and/or confidential information in plain sight and securely disposing of sensitive information.

●	Individual passwords for computers and other systems should be kept private and should not be shared with others.

“Nonpublic Personal Information” is defined under Reg S-P as “personally identifiable financial information; and any list, description, or other grouping of consumers (and publicly available information pertaining to them) that is derived using any personally identifiable financial information that is not publicly available.” A list of Nonpublic Personal Information includes “any list of individuals and street addresses that is derived in whole or in part using personally identifiable financial information (that is not publicly available), such as account numbers.” From a practical standpoint, “nonpublic personal information” means any information that an individual natural person/Client provides to the Firm in order to receive a product or service from the Firm.

All requests by third-parties to review this Manual, compliance testing results, correspondence between the Advisers and regulators and other compliance-related documents should be forwarded to the CCO. Employees are not authorized to respond to such requests without the prior approval of the CCO.

Identity Theft Prevention

In addition to Reg S-P and Reg S-AM, the SEC has adopted Regulation S-ID, the “Red Flags Rules,” that require certain companies to take steps to detect, prevent, and mitigate the effects of identity theft.

The Red Flags Rules require each SEC registered broker-dealer, investment company, and investment adviser that is a financial institution or creditor to periodically evaluate whether it offers or maintains any covered accounts. “Covered Accounts” are defined to include:

●	An account that is primarily for personal, family or household purposes that is designed to permit multiple payments or transactions; and

●	Any other account for which there is a reasonably foreseeable risk from identity theft to natural person customers or to the safety and soundness of the adviser.

The assessment as to whether an adviser maintains any covered accounts must include evaluations of:

●	The adviser’s method for opening accounts;

●	The ways in which clients and investors can access accounts; and

●	The adviser’s prior experiences with identity theft.

The Advisers have evaluated their Clients and determined that none of these Clients is deemed to be a covered account and, therefore, the Advisers are not required to implement an Identity Theft Prevention Program at this time. As required by the Rules, Antares will re-evaluate whether it is subject to the Rules at least annually, or when onboarding a new Client, and will implement an Identity Theft Prevention Program at such time as it is deemed to advise a covered account.

Access to the Advisers’ Premises

The Advisers’ office locations are locked at all times and are only accessible with the use of a keycard. Keycards are issued and maintained by the Facilities Team. Card status is updated daily for changes to access for new and terminated employees and contractors.

Meetings with Clients and Investors should be held in conference rooms or other locations where Nonpublic Personal Information is not available or audible to others.

Information Stored in Hard Copy Formats

The Advisers have implemented the following procedures to protect Nonpublic Personal Information stored in hard copy formats:

●	To the extent practicable, Nonpublic Personal Information will be kept in lockable filing cabinets;

●	All Nonpublic Personal Information, as well as the Advisers’ proprietary information, should be locked up at the end of each workday;

●	Documents containing Nonpublic Personal Information must never be left unattended in public spaces, such as lobbies or conference rooms;

●	Documents being printed, copied, or faxed must not be left unattended;

●	Employees will exercise due caution when mailing or faxing documents containing Nonpublic Personal Information to ensure that the documents are sent to the intended recipients; and

Employees may only remove documents containing Nonpublic Personal Information from the Advisers’ premises for legitimate business purposes. Any documents taken off premises must be handled with appropriate care and returned as soon as practicable.

Cyber Security Generally

The staff of the SEC is concerned by the risk of cyber-attacks against registered investment advisers because of the potential for direct harm against advisers’ clients, as well as potential disruptions to market stability that could be intentional or incidental results of a cyber-attack. Accordingly, the Firm has implemented procedures to protect proprietary information and Nonpublic Personal Information stored on electronic systems, including by doing the following:

●	Employees must never share their passwords or store passwords in a place that is accessible to others;

●	Employees should avoid using the same password for different programs;

●	Employees should not use the same password for network accounts as for non-network accounts;

●	Employee desktops have an inactivity lock-out after 15 minutes;

●	Employees must shut down or lock their computers when they leave the office for any extended period of time;

●	Employees must not include Nonpublic Personal Information in unencrypted emails sent outside of the Antares’ network;

●	Any theft or loss of electronic storage media must immediately be reported to the Information Technology Team

●	Any intentional or inadvertent disclosure of Nonpublic Personal Information to an unintended party (for example, through the misdirection of an email or client mailing) must be immediately reported to the Information Technology Team;

●	Employees who believe their user credentials or their access to the Firm’s networks have been compromised must immediately report their concerns to the Information Technology Team; and

●	Employees must consult with the Information Technology Team before using any removable or mobile media to store sensitive Antares data, including Nonpublic Personal Information.

Cyber-Security Controls

The Information Security Team maintains a set of Information Security Policies intended to establish the baseline control objectives for the protection of assets to ensure the achievement of corporate strategic goals, compliance with legal, regulatory, and contractual requirements, and business continuity. They apply to the IT assets owned/leased and managed by Antares as well as resources managed by third party providers under contract with Antares.

These Information Security Policies along with standards and procedures are based upon internationally accepted best practices and standards and are available by contacting the Information Security Team.

Working in Public Places

Employees should avoid discussing Nonpublic Personal Information in public places where they may be overheard, such as in restaurants and elevators. Employees should be cautious when using laptops or reviewing documents that contain Nonpublic Personal Information in public places to prevent unauthorized people from viewing the information.

Discarding Nonpublic Personal Information

Employees may only discard or destroy Nonpublic Personal Information in accordance with the Destruction Policy contained in the Advisers’ Maintenance of Books and Records portion of this Manual. Employees are reminded that electronic and hard copy media containing Nonpublic Personal Information must be destroyed or permanently erased before being discarded.

Address Changes

Employees may only process an address change on behalf of a Client or Investor after confirming the identity of the requestor. A two-step verification process is applied where written authorization is confirmed with the requestor by phone to validate the written authorization.

Delivery of Privacy Notice

Antares provides, or assists the relevant managed account or fund in providing, an initial notice that describes relevant portions of Antares’ Privacy Policy (a “Privacy Notice”) to each non-BDC Client or an investor not later than when the relevant Client begins investing or the managed account or fund accepts the investor’s subscription to invest. In addition, Antares provides, or assists the relevant managed account or fund in providing, a Privacy Notice to each Client or investor at least once in every period of 12 consecutive months in which the relationship exists. A copy of the Privacy Notice is included as Appendix C. See additional information with respect to Privacy Notice delivery to BDC client investors in Section XV of the BDC Manual.

Responding to Privacy Breaches

If any Employee becomes aware of an actual or suspected privacy breach, including any improper disclosure of Nonpublic Personal Information, that Employee must promptly notify the Compliance Team. Upon becoming aware of an actual or suspected breach, the Compliance Team will investigate the situation and take the following actions, as appropriate:

●	To the extent possible, identify the information that was disclosed and the improper recipients;

●	Notify appropriate members of senior management;

●	Take any actions necessary to prevent further improper disclosures;

●	Take any actions necessary to reduce the potential harm from improper disclosures that have already occurred;

●	Discuss the issue with legal counsel, and consider discussing the issue with regulatory authorities and/or law enforcement officials;

●	Assess notification requirements imposed by applicable state and national regulatory authorities and/or law enforcement officials;

●	Evaluate the need to notify affected Clients, and make any such notifications;

●	Collect, prepare, and retain documentation associated with the inadvertent disclosure and Antares’ response(s); and

●	Evaluate the need for changes to Antares’ privacy protection policies and procedures in light of the breach.

Website Privacy Policy

The Antares Capital Privacy Policy, incorporated in Appendix J of this manual, governs the way Antares collects, uses, maintains and discloses personal information collected when someone visits the Antares website or other platforms as well as illustrates applicable jurisdictional requirements.

XIII.      MAINTENANCE AND DISSEMINATION OF DISCLOSURE DOCUMENTS AND FILINGS

The SEC requires investment advisers to maintain and distribute certain disclosure documents. These disclosure documents must be kept current and accurate and should be disseminated in conjunction with required regulations.

The Advisers will update and disseminate their disclosure documents to Clients on a timely basis and ensure the timely and accurate submission of regulatory filings to the appropriate federal and state regulatory authorities. Additionally, ACCA will comply with the BDCs’ respective disclosure and regulatory filings requirements, as further described in Section XII (BDC Disclosures and Filings) of the BDC Manual.

Written Agreement

The Advisers must enter into written agreements relating to the management of a Client’s account prior to the commencement of managing the Client’s account. The agreement shall describe the advisory services provided by the relevant Adviser and shall set forth various components of the advisory relationship and serve as one of the Adviser’s primary disclosure documents to its Clients.

All revisions to the written agreement must be approved by the designated members of senior management. In addition, any revisions must be reviewed with Legal for materiality, for the purposes of determining whether or not the Advisers will formally amend any other agreements with existing Clients.

Fund Documents

With respect to a private fund, managed account and CLO issuer Client, the Advisers must provide all prospective investors with a copy of the applicable partnership agreement, the indenture or any other material fund or account-related documents, and if one is prepared, a private placement memorandum. The documents shall describe the terms of the investment and shall outline the various components of the prospective investor’s relationship with the relevant Adviser and the applicable Client. These documents shall be kept current and will serve as one of the primary disclosure documents regarding the Adviser’s relationship with such Clients and their investors.

See the BDC Manual Section XII (BDC Disclosures and Filings) for policies and procedures regarding each BDC’s offering documents and registration statements.

Form ADV

Entities applying for registration with the SEC as an investment adviser are required to complete and file a Form ADV, which is an application form for such registration. The advisers to private fund clients and managed accounts are required to file Part 1A and Part 2A of this form electronically through the Investment Adviser Registration Depository (“IARD”). With respect to ACCA, or any investment adviser providing advisory services to BDCs only, Part 2A of Form ADV is not required to be filed.

In general, an investment adviser is eligible for SEC registration if it meets one of the following criteria. Please note that this list is not exhaustive. See Form ADV Part 1, Item 2A for additional ways an investment adviser may become eligible for SEC registration:

●	The adviser has regulatory assets under management of at least $100 million, as reported on the adviser’s Form ADV; or

●	The adviser is an investment adviser to a BDC or an investment company registered under the Investment Company Act.

Requirements Regarding the Maintenance and Dissemination of Form ADV

●	Part 1A of Form ADV includes a number of questions about the Advisers, their business practices, and control persons. All SEC and state-registered investment advisers must complete Part 1A. Part 1B asks additional questions but is only required for state-registered advisers.

●	Part 2A of Form ADV, which includes a narrative description of the Advisers’ activities and relevant conflicts of interest, must be provided to all new Clients (other than BDC Clients) and investors at or before the time of entering into an advisory relationship. Either Part 2A, or a summary of material changes thereto and an offer to provide the entire document must be provided to all existing Clients (other than BDC Clients) and investors within 120 days of each Adviser’s fiscal year-end. ACCA, as Adviser solely to BDC Clients, is not required to prepare, file or deliver Part 2A of Form ADV.

●	Part 2B of Form ADV, which includes biographical information about certain employees who provide advisory services, must be provided to all new Clients (other than BDC Clients) and investors. Before a new employee begins providing advisory services to an existing Client (other than BDC Clients), an Adviser must provide information about the employee using Part 2B. Each Adviser must also provide updated Part 2B information to all affected Clients (other than BDC Clients) and investors promptly if an employee experiences a disciplinary event or if other information in Part 2B becomes materially inaccurate. Part 2B must be maintained current in the office of the Adviser, but is not required to be filed with the SEC. ACCA, as Adviser solely to BDC Clients, is not required to prepare or deliver Part 2B of Form ADV.

●	Part 1 and Part 2A (if applicable) of Form ADV must be updated and filed electronically with the SEC on the IARD system within 90 days of each Adviser’s fiscal year end. Other-than-annual amendments must be filed promptly if

o	an Adviser is adding or removing a relying adviser as part of 1B;

o	information provided in response to Items 1 (except 1.O. and Section 1.F. of Schedule D), 3, 9 (except 9.A.(2), 9.B.(2), 9.E., and 9.F.), or 11 of Part 1A or Items 1, 2.A. through 2.F., or 2.I. of Part 1B or Sections 1 or 3 of Schedule R becomes inaccurate in any way;

o	information provided in response to Items 4, 8, or 10 of Part 1A, or Item 2.G. of Part 1B, or Section 10 of Schedule R becomes materially inaccurate; or

o	information provided in the brochure becomes materially inaccurate.

The CCO oversees each Adviser’s filing of Part 1 and Part 2A (where required) of Form ADV.

●	The Asset Management team oversees the distribution of Parts 2A and 2B to all prospective and current Clients (other than BDC Clients) and investors and will track the distribution of Parts 2A and 2B.

Each Adviser (other than ACCA, which is not required to prepare or file Part 2A of Form ADV) is required to disclose in Item 9 of Part 2A of Form ADV all material facts relating to a legal or disciplinary event that would be material to a Client's evaluation of that Adviser’s integrity or ability to meet its contractual commitments. Examples of the types of disciplinary information that the SEC believes are material and that the adviser and its employees must disclose include court proceedings, federal/state regulatory proceedings and Self-regulatory Organization (“SRO”) proceedings. In addition, the adviser must disclose a proceeding before an SRO resulting in a fine in excess of $2,500 or a significant limitation on the adviser's or management person's investment related activities.

The Advisers provide non-BDC Clients with Parts 2A and 2B of Form ADV and do not utilize a separate written disclosure document in lieu of Part 2A of Form ADV. Compliance is responsible for ensuring that Parts 1A, 2A and 2B (as applicable) of each Adviser’s Form ADV are properly maintained and disseminated. Accordingly, Compliance will periodically review the Form ADV to ensure that it is accurate and complete. Such a review is most pertinent given changes in: securities laws; industry practices; and each Adviser’s advisory products and services. Compliance may discuss disclosure issues with Employees to ensure that current disclosures are consistent with the Advisers’ practices. Employees are encouraged to review the Advisers’ disclosure documents and bring to Compliance’s attention any disclosures that may require amendment/updating.

State Requirements

An Adviser may be required to provide one or more state securities authorities with copies of its SEC filings (“Notice Filings”). As such, if necessary, each Adviser’s Notice Filings will be sent electronically to the states that are checked on Item 2.C. of Part 1A of Form ADV. Generally speaking, if an Adviser either maintains a place of business in, or has more than five (5) Clients in a particular state, then it must Notice File in that particular state.22

The Advisers may not solicit or render investment advice for any Client domiciled in a state where they are not properly registered or conditionally exempt or excluded from registration. Each Adviser will file with the SEC, and Notice File in numerous states due to the location of additional places of business and residence of its Clients. Each Adviser will review its state Notice Filing requirements as part of its account opening process.

Form PF

The SEC requires any SEC-registered investment adviser with at least $150 million in private fund assets under management (“private fund advisers”) as of the end of its last fiscal year to periodically file Form PF with the SEC.23

The due date for filing Form PF varies depending on the classification and size of the investment adviser. Many private fund advisers meeting these criteria will be considered a “small” adviser and be required to complete only Section 1 of Form PF and will need to file only on an annual basis. Annual filing generally consists of basic information on the private funds they advise; including limited information regarding size, leverage, investor types and concentration, liquidity, and fund performance.

In addition to the annual filing, “large” private fund advisers are required to provide additional data, and large hedge fund advisers and large liquidity fund advisers need to file every quarter. Since December 12, 2023, large hedge fund advisers and all private equity fund advisers are required to file an event report upon the occurrence of one or more trigger events, as further described below.

Classification of “Large” Private Fund Advisers

A “Private Equity Fund” as defined by Form PF is any private fund (i.e. an issuer that would be an investment company, as defined in Section 3(a)(1) of the Investment Company Act of 1940, as amended, but for the exceptions in Section 3(c)(1) and 3(c)(7) of that Act) that is not a hedge fund, liquidity fund, real estate fund, securitized asset fund or venture capital fund and does not provide investors with redemption rights in the ordinary course. The SEC adopted a threshold of $2 billion in private equity fund assets under management to be considered a “large” private equity fund adviser.

22 Louisiana, Nebraska, Texas and New Hampshire require notice filings if an adviser has any clients who are residents of the state.

23 SEC-registered investment advisers that are also registered as commodity pool operators with the Commodity Futures Trading Commission (“CFTC”) may also satisfy the CFTC’s reporting requirements on Form CPO-PQR by filing Form PF.

A “Hedge Fund” as defined by Form PF generally includes any private fund having any one of three common characteristics of a hedge fund: (a) a performance fee that takes into account market value (instead of only realized gains); (b) high leverage; or (c) short selling. The SEC adopted a threshold of $1.5 billion in hedge fund assets under management to be considered a “large” hedge fund adviser.

A “Liquidity Fund” as defined by Form PF is any private fund that seeks to generate income by investing in a portfolio of short term obligations in order to maintain a stable net asset value per unit or minimize principal volatility for investors. The SEC adopted a threshold of $1 billion to be considered a “large” liquidity fund adviser.

Updates to Form PF

“Small” and “large” private equity fund advisers must file Form PF annually within 120 days after the end of their fiscal year. They must respond to questions focusing primarily on the extent of leverage incurred by their funds’ portfolio companies, the use of bridge financing, and their funds’ investments in financial institutions.

Large hedge fund advisers must file an updated Form PF within 60 calendar days after the end of their first, second and third calendar quarters. They must file a quarterly update that answers all items in Form PF relating to the hedge funds they advise. Within 60 calendar days after the end of their fourth calendar quarter, large hedge fund advisers must file a Form PF that updates the answers to all items. Large hedge fund advisers may, however, submit an initial filing for the fourth quarter that updates information relating only to the hedge funds they advise so long as they amend Form PF within 120 calendar days after the end of the quarter to update information relating to any other private funds they advise. When large hedge fund advisers file such an amendment, they are not required to update information previously filed for such quarter.

Current and Event Reporting

Large hedge fund advisers are required to file a current report upon the occurrence of certain triggering events with respect to a “qualifying hedge fund” (generally, a Hedge Fund with a net asset value of at least $500 million). The reports must be filed as soon as practicable, but no more than 72 hours after the occurrence of the triggering event.

In addition, all private equity fund advisers are required to file event reports with respect to any Private Equity Fund they manage regarding adviser-led secondary transactions24 and investor elections to remove a Private Equity Fund’s general partner or terminate the fund or its investment period. Such event reports must be filed within 60 days of the reporting event.

The Advisers monitor relevant private funds to identify potential triggering events. Any potential triggering event that is identified will be escalated to Compliance for further review to determine whether a current report is required.

 24 An “adviser-led secondary transaction is any transaction initiated by the adviser or any of its related persons that offers private fund investors the choice to: (1) sell all or a portion of their interests in the private fund; or (2) convert or exchange all or a portion of their interests in the private fund for interests in another vehicle advised by the adviser or any of its related persons.

XIV.      DUTY TO SUPERVISE

Section 203(e) of the Advisers Act states, in part, that the SEC may prohibit investment advisers from engaging in investment advisory activities for a period not exceeding twelve months, or in egregious cases, revoke the registration of the investment adviser for a failure to properly supervise its employees. The severity of the sanction is determined on a case-by-case basis; however, Section 203(e)(6) of the Advisers Act cites the reasonableness of compliance procedures as an affirmative defense against a claim of failure to supervise, and past SEC enforcement actions have recognized that defense.

The Advisers’ management recognizes its duty to supervise the actions of its Employees. This manual assists management in carrying out this task by providing guidance in completing advisory activities and setting forth the ethical issues to be considered by the Firm. The policies and procedures included in this Manual are intended to prevent and detect violations of applicable laws, rules and regulations by Employees. The Advisers shall carefully review the following activities (note that this list is not exhaustive):

●	Securities pricing and valuation

●	Maintenance of investor files

●	Portfolio management

●	Personal trading activities of Employees

●	Customer complaint inquiries

●	Form ADV amendments

●	Regulatory registration issues

●	Marketing and advertising

●	Adherence to the Code of Ethics

●	Allocation of investment opportunities

Supervision over certain responsibilities is generally delegated to various employees. Such delegation of responsibilities must occur to ensure that the Advisers provide Clients with a high level of service. The Advisers operate within a well-defined supervisory structure that outlines the responsibilities of its employees and the supervisors to whom they report.

The Advisers expect that Employees will report to their supervisors any issues arising with which they may be unfamiliar or may otherwise require the assistance and judgment of supervisory personnel. The Advisers require the full commitment of their employees to the tenets set forth in the Code of Ethics; employees that elect to ignore and/or violate the tenets shall be disciplined as such, including the possible termination of their association with the relevant Adviser.

Employees with supervisory responsibilities are required to supervise the activities of their subordinates and report any material issues to their direct supervisor and/or members of senior management.

The CCO will ultimately be responsible for compliance supervision for all Employees in regard to this Manual and the laws, rules and regulations applicable to each Adviser’s business.

XV.      MAINTENANCE OF BOOKS AND RECORDS

Generally, Rule 204-2 under the Advisers Act requires investment advisers to maintain certain books and records for a period of not less than five years from the end of the fiscal year during which the record was last altered, the first two years in an Antares office. Other books and records requirements apply to advisers to BDCs, such as ACCA, pursuant to Rule 31a-1 of the Investment Company Act. See Section XIV of the BDC Manual and Appendix M of this Manual.

Maintenance of Required Records

The Advisers will maintain the records required by Rule 204-2 under the Advisers Act, and in the case of the BDCs, by Rule 31a-1 of the Investment Company Act. These records, outlined in more detail in Appendix B of this Manual, include: financial statements, bank statements, bills and invoices, contracts, and written communications with Clients. The records will be maintained by various individuals and maintained in Antares’ office as detailed in the appropriate document retention schedules.

Corporate Records

Firm agreements, certificates of formation and amendment, partnership articles, articles of incorporation, charters, minute books, and stock certificate books of the Firm and of any predecessor, shall be maintained in the principal offices of the Firm and preserved until at least three years after termination of the enterprise.

Maintaining Records Electronically

The Advisers may elect to maintain and preserve certain books and records electronically, on a computer storage medium under the conditions set forth below. The Advisers will:

●	Arrange and index the records in a way that permits easy location, access, and retrieval of any particular record;

●	Provide promptly any of the following that the SEC (by its examiners or other representatives) may request:

o	A legible, true, and complete copy of the record in the medium and format in which it is stored;

o	A legible, true, and complete printout of the record; and

o	Means to access, view, and print the records; and

●	Separately store, for the time required for preservation of the original record, a duplicate copy of the record on any medium allowed by this section (including digitally).

Destruction Policy

Compliance and Legal have authority to authorize the destruction of any book or record after it has been maintained and preserved for the requisite time period. All destruction of records stored in onsite or offsite records facilities will be approved by Compliance and Legal after the record has been retained for all applicable retention periods and verification is received that there are no legal impediments on destruction.

If any employees are under any type of regulatory or legal investigation or proceeding or know or have reason to believe that one is pending, all documents related to the matters under investigation or involved in the proceeding must be preserved in a manner specified by counsel. Compliance and Legal are responsible for notifying employees of any such investigation or proceeding (the level of detail to be determined by applicable law and related circumstances) and the parameters to be followed regarding the maintenance and destruction of related documents.

Should the Firm determine to destroy any documents, the Firm will:

●	Ensure that documents containing non-public information are destroyed in a manner through which the information cannot be read or reconstructed;

●	Ensure the destruction or erasure of electronic media containing non-public information so the information cannot be read or reconstructed; and

●	Ensure that “disposal companies” engaged by the Firm to dispose of non-public information are performing their duties in accordance with this policy. Advisers may perform this diligence by:

o	Reviewing an independent audit of the disposal company’s operations and/or its compliance with the disposal rule;

o	Obtaining information about the disposal company from several references or other reliable sources;

o	Requiring that the disposal company be certified by a recognized trade association or similar third party; and/or

o	Taking other appropriate measures to determine the competency and integrity of the disposal company.

XVI.      CUSTODY AND SAFEGUARDING OF ASSETS

Definition of Custody

Rule 206(4)-2 under the Advisers Act (the “ Custody Rule”) imposes certain requirements on registered investment advisers that have custody of client funds or securities. BDC Clients are not subject to the Advisers Act Custody Rule but are subject to custody requirements under Section 17(f) of the Investment Company Act of 1940, and the rules adopted thereunder, as described in Section VI (Custody of Assets) in the BDC Manual and Appendix M of this Manual). The rule defines custody as holding, directly or indirectly, client funds or securities, or having any authority to obtain possession of them. Custody includes:

●	Actual possession of client funds or securities;

●	Any arrangement (including a general power of attorney) under which an adviser is authorized or permitted to withdraw client funds or securities upon instruction to a custodian;

●	Any capacity (such as general partner of a limited partnership, a comparable position for another type of pooled investment vehicle, or a trustee of a trust) that gives an adviser or any supervised person legal ownership of, or access to, client funds or securities; and

●	Custody by a related person in connection with advisory services provided to the adviser’s clients (including by serving as an administrative agent for a loan syndicate).

General Requirements for Advisers with Custody

An investment adviser with custody of client funds or securities must implement certain procedures to safeguard those assets. The requirements imposed by the Custody Rule generally apply only to those assets over which an adviser has custody, rather than all of the assets under the adviser’s management. The Custody Rule requires an adviser with custody to:

●	Provide information in Form ADV about its custodial arrangements and practices;

o	An investment adviser relying on relief under the SEC staff letter to Madison Capital must also provide disclosure in its Form ADV Part 2A that it has custody of the assets in an administrative agency account and that the account commingles advisory client and third party assets.

●	Maintain the clients’ assets at a qualified custodian in the clients’ names, or in the adviser’s name as agent or trustee for the clients;

●	Upon opening or changing an account on behalf of a client, notify the client in writing of the account’s custodian, the custodian’s address, and the manner in which the client’s assets are maintained;[25]

●	Have a reasonable basis, after “due inquiry,” to believe that the qualified custodian sends account statements to clients at least quarterly;[26,27] and

[25]	An adviser that is required to provide written notices about account openings or changes made on behalf of clients, and that separately sends its own account statements to the affected clients, must include language in the adviser’s written notice and subsequent account statements urging the affected clients to compare the adviser’s statements to those issued by the custodian.
[26]	The SEC has not prescribed a specific method for conducting “due inquiry.” However, the Commission indicated that receiving and, on a sample basis, testing the integrity of the addresses on duplicate statements received from a custodian would be considered due inquiry. Conversely, the Commission indicated that simply accessing account statements on a custodian’s website would not be considered due inquiry.
[27]	Account statements for a privately offered pooled investment vehicle must be delivered to the vehicle’s underlying investors unless the vehicle is audited and the audits are distributed to investors in accordance with paragraph (b)(4) of the Custody Rule.

●	Arrange for an independent public accountant to conduct a surprise verification of assets at least annually, unless an exception is available.

Privately Offered Pooled Investment Vehicles

An investment adviser to a privately offered pooled investment vehicle that is audited by an independent public accountant need not:

●	Notify clients or investors about changes to the vehicle’s custodial arrangements;

●	Ensure that a qualified custodian is sending account statements to the investors; or

●	Arrange for a surprise asset verification of the vehicle’s assets.

However, these exceptions to the Custody Rule’s requirements are only available if:

●	The independent public accountant is registered with, and subject to regular inspection by, the Public Company Accounting Oversight Board;

●	The audits are conducted annually in accordance with generally accepted auditing standards, and the audit reports are issued in accordance with generally accepted accounting principles;

●	The audited financial statements are distributed to all investors within 120 days of the vehicle’s fiscal year end; and

●	The vehicle is audited upon liquidation, and the audit is distributed to all investors promptly after its completion.

If an investment adviser establishes or controls a special purpose vehicle (“SPV”) for certain investments of private funds it advises, the adviser must either treat the SPV as a separate client for purposes of complying with the Custody Rule or include the SPV’s assets as part of the applicable fund’s audits.

Independent Surprise Asset Verifications

If an adviser is deemed to have custody of client assets, and is unable to rely on an exception, then the adviser must arrange for an independent public accountant to conduct a surprise verification of the assets over which the adviser has custody. The verification must be conducted at least once during each calendar year at a time that is irregular from year to year, and that is chosen by the accountant without prior notice to the adviser. The surprise asset verification must also be conducted pursuant to a written agreement between the adviser and the accountant that includes specific provisions regarding filings that the accountant will make with the SEC.28

Inadvertent Receipt of Client Funds or Securities

An adviser will not be deemed to have custody solely because it inadvertently receives client funds or securities, so long as the adviser returns the funds or securities to the sender promptly, but in any case, within three business days of receipt. In an SEC staff letter issued to the Investment Adviser Association on September 20, 2007, the Division of Investment Management noted that it would not recommend enforcement action against an adviser that has used reasonable best efforts to direct third parties to deliver client assets to its clients or qualified custodians, but nevertheless has inadvertently received client funds or securities as a result of a tax refund, class action settlement or dividends or stock certificates as a result of a bankruptcy action, to promptly forward the assets to the appropriate client or qualified custodian, rather than return to such senders. An investment adviser relying on this SEC staff letter must adopt and implement policies and procedures to:

[28]	The particular provisions that must be included in the written agreement between the adviser and the accountant are described in paragraph (a)(4) of the Custody Rule.

●	Promptly identify inadvertently received client assets;

●	Promptly identify the client or former client to whom such assets are attributable;

●	Promptly but in any case, within five business days following receipt, forward the assets to the client, former client, a qualified custodian, or the original sender, as appropriate; and

●	Maintain and preserve appropriate records of all inadvertently received client assets, including a written explanation of whether and when the assets were forwarded to the client, former client, qualified custodian, or original sender, as applicable.

Also, an adviser will not be deemed to have custody of client assets because of its inadvertent receipt of a check made out to a qualified custodian or other unaffiliated third party. Nonetheless, an adviser should promptly forward any checks made out to third parties to the appropriate recipient.

Loan Documentation – Custody Procedures

Because certain documents relating to loans held by Clients (e.g., credit agreements, assignments and other relevant documents) may be deemed to be client assets within the meaning of the Custody Rule, the Advisers have established one or more custody accounts at a bank to maintain such documents on behalf of clients.

In coordination with outside counsel, the Advisers prepare a memorandum for each Client account documenting the steps taken to comply with the Custody Rule in connection with that Client’s assets.

The Private Funds - Custody Procedures

Each of ACA and ALCS will generally be deemed to have custody of the funds and securities of the private funds they advise because of the authority that they have or affiliated entities have over those assets. The Finance team is responsible for overseeing the audits of the private funds and any associated special purpose vehicles, as well as the distribution of the audited financial statements to all Investors within 120 days of the funds’ fiscal year ends.

If ACA or ALCS establishes or controls an SPV for certain investments of a private fund, it will make a determination with outside counsel whether it needs to either (i) treat the SPV as a separate Client for purposes of complying with the Custody Rule or (ii) include the SPV’s assets as part of the applicable private fund’s audits.

Controls – Madison Capital SEC Staff Letter

In order to rely on the relief under the SEC staff letter to Madison Capital, an investment adviser must detail in its compliance policies and procedures the controls developed and implemented to ensure that the control objectives required by the letter are achieved, as well as the control attestation process. In connection with that requirement, the Advisers have adopted controls related to the following:

●	Inputting and review of relevant loan details for new loans into internal systems;

●	Inputting and review of relevant loan details for loan amendments into internal systems;

●	The review, approval, and verification process for client participation in new investments;

●	The review and verification of principal, interest, and fees received from borrowers; and

●	Cash reconciliations.

In addition, on an annual basis, the Advisers will obtain an AT-C 205 Review by Deloitte to test these controls (“Control Attestation”). The Advisers will promptly seek to resolve any control activity exceptions identified in the Control Attestation on the part of the Advisers and/or their employees to comply with or fully implement the controls to meet the control objectives. If Deloitte issues a qualified opinion with respect to any Control Attestation, the Advisers will promptly notify Clients that are loan syndicate participants and inform them of the issue(s) that resulted in such qualified opinion and how such issue(s) will be avoided going forward.

Books and Records Requirements

A registered investment adviser with custody of client funds or securities must maintain certain books and records, as described in the Advisers’ Maintenance of Books and Records section of this Manual. Such books and records shall include the Control Attestation.

XVII.      FEE BILLING AND EXPENSE REIMBURSEMENT

Fees and Expenses

Management Fees:

As compensation for services received, Multi-Investor Funds, Funds of One, Separately Managed Accounts and

CLOs (collectively, “Advised Clients”) are generally charged a management fee based on the average aggregate daily outstanding principal balance of portfolio loans, as well as commitment amounts reserved under such portfolio loans in connection with letters of credit, held by such Advised Client. Management fees are generally calculated without regard to changes in market value, accrued interest or loan loss reserves and are negotiated in connection with the formation of each Advised Client and are generally paid quarterly in arrears. Management fees for the Advised Clients are calculated in accordance with the agreements i.e., Investment Management Agreement, Limited Partnership Agreement, Limited Liability Company Agreement, or side letter(s), (“Fund Agreements”). The management fees for the CLOs are calculated by the Trustee in accordance with the Collateral Management Agreement for each CLO and are paid to the Advisers through the quarterly waterfall.

Management Fee Offsets:

Management fees may be subject to reductions or offsets as negotiated between Advised Clients and Advisers. Typically, the process for offsetting management fees is as follows:

i.	The Asset Management Finance team sends the Legal Entity Controllers team a listing of monthly loan closings for each Advised Client subject to management fee offsets.

ii.	The Legal Entity Controllers team reviews the loan documents and fees received for each deal.

iii.	The Legal Entity Controllers team calculates the gross management fee offset (if any) applicable to each new loan closing for each Advised Client.

iv.	Offset amounts are applied as reductions of the gross management fee calculated for each Advised Client in accordance with Fund Agreements. To the extent that gross offsets exceed gross management fees in a quarter, the offsets shall be carried forward in the future and applied against future management fees.

Performance Allocation:

Advisers may receive a profit-sharing allocation, if applicable, at each distribution date (i.e., carried interest) provided, among other things, that investors receive a preferred return to achieve a specific return. Distributions are first apportioned among the general partner and limited partners pro rata in proportion to their respective capital contributions. The amounts apportioned to each limited partner is generally divided between each limited partner and the general partner as follows:

i.	First, 100% to such limited partner until the aggregate amount distributed to such limited partner equals the aggregate capital contributions made by such limited partner.

ii.	Second, 100% to such limited partner until it has received a specific compounded annual preferred return on all of its capital contributions to the Fund from time to time (the “Preferred Return”).

iii.	Third, 100% to the general partner as a catch-up provision until the general partner has received an amount equal to a specific percentage of the amounts distributed to such limited partner pursuant to the Preferred Return above and to the general partner pursuant to this clause; and

iv.	Thereafter, an amount equal to the carried interest rate to the general partner and the remainder to such limited partner.

The allocation of profits and losses to the general partner may be subject to clawback and escrow provisions as provided for in the agreements. The carried interest waterfall and related provisions above are for illustrative purposes only and may vary by Advised Clients. Please refer to each Fund Agreements governing documents for specific terms and provisions

Allowable Organizational and Operating Expenses:

Funds are generally responsible for the costs and expenses incurred in connection with their formation and ongoing operations, subject to applicable caps and exclusions. These expenses may include, but are not limited to:

●	legal, accounting, banking, filing and other reasonable organizational and offering expenses;

●	fees, costs and expenses of a trustee or custodian;

●	fees for administrative or loan agent services provided by third parties and/or the Advisers or their affiliates;

●	any legal, consultant or auditing fees;

●	Third party valuation fees, cost and expenses;

●	out-of-pocket fees, costs and expenses, if any, incurred in holding, developing, negotiating, structuring, and disposing of assets;

●	credit support fees;

●	brokerage fees;

●	shared services and other overhead fees and expenses, including reimbursements for the salary and other costs related to the Advisers’ personnel who are not involved in sourcing, originating, underwriting and/or syndication activities or in trading and monitoring loan assets;

●	commissions and other related transaction costs and expenses, such as deal fees, origination fees, broker-dealer fees, interest expense and deferred sales charges;

●	governmental charges, taxes and duties;

●	registration fees and expenses;

●	costs associated with regulatory filings (e.g., Form PF);

●	transfer fees, registration fees and other expenses associated with buying, selling or holding investments, such as wire transfer and electronic fund fees;

●	insurance costs and expenses related to litigation and indemnification;

●	withholding taxes payable and required to be withheld by obligors, issuers or their agents;

●	fees and other expenses associated with the offer, sale and purchase of interests in pooled investment vehicles, the formation and operation of a Fund’s subsidiaries and/or with the incurrence and operation of a Fund’s direct or indirect leverage facilities;

●	extraordinary expenses;

●	other investment costs actually incurred in connection with Fund investments; and

●	third party professional fees incurred for the benefit of one or more Funds.

Expense Reimbursement / Allocation Procedure

To centralize the payment of invoices, and to reduce the number of wire transfers to individual vendors, invoices are typically paid on behalf of the Advised Clients by Antares. Depending on the services performed, invoices are approved by the relevant department (Finance, Legal, and/or Front Office) and then forwarded to Accounts Payable for processing. Quarterly Reconciliations between Finance and the Fund administrator support accurate calculation of fees and expenses.

During processing, Finance, Legal or Treasury will instruct Accounts Payable whether the expense is reimbursable in accordance with the agreements. Non-reimbursable expenses are borne by Antares and include those that are specifically non-reimbursable under the Fund Agreements or those that exceed predetermined expense caps.

Invoices are generally either specific to Advised Clients or an allocation by Advised Clients is provided by the vendor. If an allocation is not provided, Antares will allocate the invoice amongst the relevant Advised Clients in an equitable manner, and on a case by case basis, depending on the vendor and services provided. Expenses shared by more than one Advised Client are allocated in a manner that is fair and consistent with agreements.

On a periodic basis, Antares sends invoices to each Advised Client for the reimbursement of allowable expenses. Once the invoice is received and reconciled by Finance, the Advised Clients will call capital from investors and remit reimbursement through the fund administrator.

XVIII.      PRINCIPAL & CROSS TRANSACTIONS

Section 206(3) of the Advisers Act prohibits Antares and any Employee or other affiliate from trading with any Client on a principal basis, or from recommending a cross trade to both participants, unless Antares discloses the capacity in which it is acting to each participating Client in writing before completion of the transaction, and obtains each participating Client’s consent to the transaction. Cross trades involving BDC Clients are subject to additional restrictions as described in II of the BDC Compliance Manual.

In the event that any principal transaction is proposed involving a Client, Asset Management will obtain consent from the Client (or, if contemplated by the Client’s program agreements, an independent review party) before the principal transaction is affected. The information about the principal transaction that the Client (or independent review party, as the case may be) receives for consent includes:

●	Antares’ role in the transaction;

●	The terms of the proposed transaction;

●	Pricing information, including the source of the pricing information;

●	Additional information deemed to be material to the transaction; and

●	The proposed close of the transaction.

The completed consents received from the Clients (or independent review party, as the case may be) are in accordance with the Maintenance of Required Records Policy.

XIX.      PROXY VOTING & CONSENTS

As registered investment advisers and fiduciaries to their clients, the Advisers will seek to exercise proxy voting and consent rights in the best interest of each client for which the Advisers have authority to exercise such rights. Rule 206(4)-6 under the Advisers Act requires the Advisers to (i) adopt and implement written policies and procedures reasonably designed to assure that proxies related to client securities are voted in the best interests of its clients; (ii) assure that such policies and procedures address material conflicts that arise between the interests of Antares or the Advisers and those of the Advisers’ clients; (iii) describe these policies and procedures to clients and provide copies of them to clients upon request; and (iv) disclose to clients how they may obtain information about how client securities were voted. Although the assets of the Advisers’ Clients generally consist of secured loans that do not include traditional proxy voting rights, these policies and procedures are intended to address the Advisers’ exercise of either proxy voting or consent rights (collectively, “Decisions”) on behalf of Clients. Advisers will not exercise Decisions for any Client unless it has authority to do so under the Client’s governing documents. Where an Adviser lacks such authority, it is not obligated to advise the Client as to the Client’s Decision but can inform the Client as to how Decisions were exercised.

The Advisers make determinations as to Decisions in accordance with the following “Decisions Standard”: the Advisers seek to exercise Decisions for their Clients (which, for avoidance of doubt, can include refraining from exercising a consent or proxy) in the long-term and overall best interests of such Clients. In so doing, the Advisers consider Clients’ overall interests, as determined by the Advisers, in their discretion, taking into account such factors as the expected impact of the Decision on the returns of the Client and industry and business practices related to the Decision, as well as considerations relating to potential future opportunities for Clients. Certain Decisions can involve situations where short term interests (or interests with respect to a particular asset) can differ from long term or more general interests. In these cases, each Adviser will consider the long-term interests as superior to short term interests and may consider general interests as superior to particular ones, where the Adviser reasonably believes that, over time, Clients’ economic interests will benefit. In most cases, the Advisers do not expect their Clients’ interests to deviate from one another and will generally exercise Decisions consistently across all Clients holding such a right; however, for certain Clients, including but not limited to Clients in different stages of their investment cycle, Clients whose yield targets may not be met due to changes in pricing, or Clients that are subject to tax guidelines, refraining from exercising certain Decisions will be in the Client’s best interest to avoid adverse consequences. In addition, certain Decisions of Clients who are subject to tax guidelines will have to be made by an independent investment professional.

Decisions are made as determined by the Advisers’ personnel to whom authority has been delegated (“Delegate(s)”), based on the nature of the question requiring a Decision. In most cases, the exercise of a Decision will not represent a conflict of interests, in those cases (including for Decisions that are administrative in nature), the relevant Delegate(s) will act in such manner as those Delegate(s), in their reasonable discretion, believe is consistent with the Decisions Standard. If, for a Decision that is non-administrative in nature, a Delegate determines that there is a potential that the Decisions Standard will conflict with the Firm’s interests, the circumstances will be escalated to the Chief Credit Officer. If the Chief Credit Officer determines that a material conflict of interest is not present, the Decision will be returned to the Delegate. If the Chief Credit Officer believes that a material conflict of interest could be present, the Chief Credit Officer will determine if there are any Delegate(s) capable of exercising a Decision on an independent basis. If no such Delegate(s) are identified, alternative resolution methods (described below) will be employed.

Antares Holdings LP (“Holdings”) typically invests in the same obligors as Clients. With respect to its own investments, Holdings will exercise Decisions in its own interests (which could differ from those of a Client). Where a conflict arises on a non-administrative matter and Holdings or an affiliate owns more of the indebtedness of the obligor, or holds a different position in the capital structure of an obligor, than the Client, Holdings could be in a position to exercise more influence or control in the outcome of a matter up for Decision. In these cases, if the Client’s (or Clients’ collectively) Decision could alter the outcome of a consent or proxy,29 the matter will be escalated to the Investment Committee who will direct further measures, including potentially, the following alternative resolutions methods: (i) abstaining from the Decision; (ii) exercising Decisions in a manner that “mirrors” the manner that independent third-party holders situated similarly to the holders have exercised; (iii) informing the Client(s) of the conflict and seeking instruction or consent as to the Decision; (iv) if consistent with Client’s governing documents, seeking approval from an independent investment professional or (v) such other method as is determined to be appropriate by the Advisers’ Chief Investment Officer or their delegates in light of the particular circumstances of a relevant Decision.30

These policies and procedures are summarized in each Adviser’s Form ADV, as applicable, in Part 2A, Item 17. An Adviser will, upon a Client’s written request, provide the Client with a copy of these policies and procedures and/or information about how the Adviser exercised Decisions on behalf of that Client.

29 The impact of Client Decisions will depend on the amount held and the threshold for a particular matter.

30 For avoidance of doubt, where a Delegate determines to vote in accordance with the Decisions Standard in a manner that is contrary to how Holdings exercises its Decision with respect to its own interests, exercising such vote as determined by the Delegate in such a manner shall not require additional or alternative resolution.

Appendix A: The Advisers’ Code of Ethics

Code of Ethics

The Code of Ethics (“Code”) is predicated on the principle that each of Antares Capital Advisers LLC, Antares Capital Credit Advisers LLC and Antares Liquid Credit Strategies LLC (each an “Adviser” and together, the “Advisers”) owes a fiduciary duty to its investment advisory clients (“Clients”). All Employees must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of Clients. At all times, Employees will be mindful to:

●	Place Client interests ahead of the Advisers’ – As a fiduciary, the Advisers will serve in their Clients’ best interests, and Employees may not benefit at the expense of its Clients.

●	Engage in personal investing that is in full compliance with the Code of Ethics – All Employees must review and abide by the Firm’s Personal Securities Transaction and Insider Trading Policies.

●	Avoid taking advantage of position – Employees must not accept investment opportunities, gifts or other gratuities from individuals seeking to conduct business with Antares, or on behalf of a Client, unless in compliance with the Gift Policy set forth in the Antares Compliance Manual/Code of Conduct.

●	Maintain full compliance with the Federal Securities Laws – In particular, Employees must comply with all applicable Federal securities laws, including, but not limited to, the Advisers Act.

Guiding Principles & Standards of Conduct

All Employees will act with competence, integrity and in an ethical manner when dealing with the public, prospects, third-party service providers and fellow Employees.

At the broadest level, the Firm expects that Employees:

●	Will be honest, fair and trustworthy in all work activities and relationships

●	Promptly report any concerns they have (even if they are not certain that a violation has occurred) regarding compliance with all applicable laws or Adviser or Antares policies, practices, or principles whether they be documented within this Code or elsewhere

●	Understand that “simple compliance is more effective compliance. Effective compliance is a competitive advantage. Work to run the company in as competitive a way as possible— with speed, accountability and compliance.”

The Firm is committed to maintaining a workplace free of unlawful harassment and discrimination based on race, color, religion, gender (including pregnancy), sexual orientation, national origin, age, ancestry, disability, veteran status or any other protected classification.

Adherence to the rules and regulations set forth in the Code is a condition of employment. Therefore, disciplinary action, up to and including termination, may be taken against employees who violate the terms of the Code.

Reporting Concerns & Non-Retaliatory Policy

Employees are obligated to promptly raise concerns, even if they are not certain that a violation has occurred, or if they believe that the Firm’s policies, practices, or principles, or applicable laws are not being followed.

To report a concern, Employees should contact:

●	Director of Human Resources;

●	Chief Compliance Officer (the “CCO”).

●	Employee supervisor/manager; General Counsel;

●	Members of the Executive Committee; or
●	Online at antares.ethicspoint.com

The Firm will seek to limit sharing the identity of any reporting Employee on a “need-to-know” basis in order to carry out an investigation or to otherwise protect the interest of the Firm or as required by law, regulation or court order. Employees are expected to cooperate fully and honestly in any investigations.

The Firm has a zero-tolerance policy for any retaliation, whether direct or indirect, against Employees who raise concerns. Such retaliation is grounds for discipline up to and including dismissal. To that end, Employees should report all material concerns to the CCO, any compliance officer or the applicable resources listed above.

Nothing contained in this Code restricts the ability of an Employee to report matters to the SEC or to take any other action in conformance with the SEC’s Whistleblower Rules under Section 21F of the U.S. Securities Exchange Act of 1934. Notifying Antares of matters reported is not required.

Reporting1

Approved Brokers: All Access Persons are required to maintain their personal securities accounts over which the Access Person has direct or indirect influence or control with an approved broker listed in Appendix H of the Compliance Manual, which may be amended from time to time by the firm in its sole discretion. Exceptions to this policy require the prior approval of the CCO and will only be granted in limited circumstances. Absent an exception granted by the CCO, Access Persons are required to transfer all accounts to an approved broker no later than 60 days after becoming an Access Person. If an exception to this policy is granted, Access Persons are responsible for ensuring that all accounts that are required to be reported under this Code and all transactions executed in these accounts are reported to the Compliance Team using MCO. In addition, Access Persons must arrange for duplicate statements and confirmations for each exception account to be sent to the Compliance Team.

In order to maintain compliance with Rule 204A-1 under the Advisers Act, the Advisers must collect the following, either directly from the Employee, or via automatic broker feeds:

Quarterly Transaction Reports: Each Adviser’s Employees must disclose all reportable securities transactions made in brokerage accounts during the quarter, as well as any new securities accounts that they have opened during the quarter no later than 30 days after the close of the calendar quarter.

Initial and Annual Holdings Reports: The Advisers’ Employees must report all current securities holdings and transaction reports for reportable securities in which the Access Person has, or acquires, any direct or indirect beneficial ownership; this includes familial, custodial and household accounts. Initial Holdings must be submitted no later than 10 days after the employee start date with the adviser and must reflect current holdings as of a date no more than 45 days prior to the employee start date. As noted above, this requirement can be fulfilled via automatic broker feeds, if established in time, or by manual means, such as hard copy reports or electronic copies of the prior account statement. The Adviser Employee must also provide Annual Holdings for all accounts that hold reportable securities as of December 31 and certify at least annually that the account information is correct. That annual certification must be provided to Compliance within 45 days of year-end. If broker feeds are not used, statements need to be provided manually.

Reporting Exemptions: Managed Accounts are exempt from the above Quarterly Transaction reporting requirements but must be disclosed at least annually during certification of Annual Holdings. This includes accounts where the Adviser Employee assigns full trading discretion to a third-party broker.

Investment accounts including but not limited to stock transfer accounts, automatic investment plans, ESOP, ESPP, or mutual fund only accounts should be brought to the attention of the Compliance Team who will, on a case-by-case basis, determine whether the plan or account qualifies for an exception.

1 Applies to all permanent Employees; excluding contractors and temporary employees.

In making this determination, the Compliance team may ask for supporting documentation, such as a copy of the Automatic Investment Plan or a copy of the discretionary account management agreement, and/or a written certification from an unaffiliated investment adviser. An Adviser Employee must provide all documentation and certifications requested by the CCO with respect to any No Influence or Control Account.

Non-Public Personal Investment Transactions

Employees must receive approval from the CCO or designee prior to acquiring a beneficial interest in any private investment (i.e., hedge funds, 144A securities, etc.). Investments in Antares and its funds are excluded from this requirement.

Insider Trading

Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser's business, to prevent the misuse of Material Non-public Information (“MNPI”) by such investment adviser or any person associated with such investment adviser. Accordingly, the Advisers have established standards of conduct for employees and others who obtain MNPI in the course of their employment.

Employees are strictly forbidden from engaging in insider trading or tipping, either personally or on behalf of the Clients. These insider trading policies and procedures apply to all Employees as well as any transactions in any securities by family members, trusts, or corporations (or other entities), directly or indirectly controlled by such persons.

Violation of the laws prohibiting insider trading could both damage Antares’ reputation and subject Antares to significant civil liability and fines. Additionally, Employees violating the laws could face individual criminal penalties.

Personal Security Transactions and Pre-Clearance2

Employees must pre-clear all personal trading transactions, with the following exceptions, provided that the Employee does not have material non-public information about the security or fund (“ETF”):

a.	Open-end mutual funds, closed ends funds, index funds, and exchange traded funds;

b.	federal, state and municipal bonds and notes; and

c.	Currency and Commodity contracts / futures. No Influence or Control Accounts as defined above are also excluded.

Once a personal security transaction has been approved, specific time limits are placed on when these transactions must be executed. Should the trade not be executed within this time period, a new pre-clearance request approval must be obtained. Unless otherwise noted, trades of traditional securities and corporate bonds must be executed by the close of business of the second market business day, not including the initial day of the approval; often referred to as the “two-day window.” Certain unique transactions due to their nature require different time periods.

Options

An option is a contract that gives the buyer the right, but not the obligation, to buy or sell an underlying asset at a specific price on or before a certain date. An option, just like a stock, is a security and requires pre-clearance.

An option contract should not stay open longer than the 3rd Friday of the 6th calendar month following the creation of the contract. Example: An Employee wants to buy a call option for ABC company on February 6, 2017, the option contract should not be open past the third Friday of August 2017.

2 Applies to all permanent Employees; excluding contractors and temporary employees.

If the option needs to be covered, then the underlying security transaction does not need to be pre-cleared, however, if the Employee wishes to close the position, or make any adjustments to the original transaction, a new pre-clearance request must be obtained.

Limit Orders

A limit order is an order to buy or sell a security if the strike price occurs in a set period. If the strike price never occurs, the order is not triggered.

Because a limit order is based on a security, the transaction needs to be pre-cleared. Should the transaction be approved the order must be set up within the two-day window.

A limit order cannot stay open longer than 180 calendar days but may be extended to the following business day if the 180th day falls on a non-business day.

Similarly to options, if there are any adjustments to the original transaction, a new pre-clearance request must be obtained.

Employees are reminded that they must also pre-clear transactions and accounts of members of the Employee’s immediate family including spouse, children and other members of the household or any other accounts over which the Employee has direct or indirect influence or control.

Personal Securities Transactions Violation Escalation3

If an Employee violates certain personal securities transaction trading requirements and restrictions, such Employee will be subject to the Antares violation escalation process; further outlined in Appendix D.

The Antares violation escalation process generally requires:

●	Escalation of consequences, based upon the number of violations, for failure to pre-clear or trading outside trade window:

o	Manager, Human Resources and/or Senior Management notification
o	Restrictions on trading privileges

o	Required charitable donations

●	Escalation and related measures are heightened, if trade on decline or if the traded security is on the restricted security list.

There is a 2-year rolling lookback period applicable in calculating the number of violations an employee has for purposes of applying any consequences outlined in the Personal Securities Transaction Violations Escalation Policy.

Reportable Securities

While only certain securities may require pre-clearance to trade, the Firm requires Employees to provide periodic reports, unless done via automatic broker feeds, regarding transactions and holdings in any Security, except the following Exempted Securities:

●	Direct obligations of the Government of the United States;
●	Bankers’ acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements;
●	Shares issued by money market funds;
●	Shares issued by open-end funds;
●	State Sponsored 529 plans; and

Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds.

3 Applies to all permanent Employees; excluding contractors and temporary employees

Please note that Exchange Traded Funds (“ETFs”) do not require pre-clearance however any accounts that hold ETFs must be reported.

Virtual or Cryptocurrency

Accounts that can hold virtual or cryptocurrency, must be disclosed in MCO. Purchases or sales of virtual currency or cryptocurrency coins or tokens that are being offered as part of a limited or initial coin offering must be pre-cleared.

Recordkeeping

The Firm shall maintain records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of regulatory authorities or Antares’ management.

●	A copy of the Code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place in the principal office of the Firm.
●	A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs.
●	A copy of each report made pursuant to this Code by an Employee, including any information provided in lieu of reports, shall be preserved by the Firm for at least five years after the end of the fiscal year in which the report is made or the information is provided.
●	A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code, and who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place in the principal office of the Firm.

Compliance will be responsible for administering the Code. All questions regarding the Code should be directed to the CCO.

Written Acknowledgement and Annual Certification4

Employees are required to complete the Code of Ethics Acknowledgement, both initially upon the commencement of their employment with the Advisers and annually thereafter, to acknowledge and certify that you have received, reviewed, understand and shall comply, or have complied with, the policies and procedures as set forth in this Code.

The Advisers may amend this Code and/or adopt interpretations of the policies and procedures contained in the Code as deemed appropriate by the CCO. All material amendments to, and new interpretations of, the Code shall be conveyed to Employees and require their acknowledgement of receipt and understanding of the amendments/interpretations.

4 Applies to all permanent Employees; excluding contractors and temporary employees

Appendix B: Required Books And Records

Required Books and Records

Document		Required Retention Period	Relevant Advisers Act Rule	Responsible Person or Group
Business Records
1	Partnership agreement, LLC agreement and any amendments, certificate of formation and articles of incorporation, by-laws, charters, minute books, and stock certificate books.	Onsite until the termination of the entity, plus 3 years.	204-2 (e)(2)	Legal Mike Levitt, Andrew Packer
2

Copies or originals of all written agreements entered into by the investment adviser with any client or otherwise relating to the adviser’s business. Examples of such agreements include:

●   Contracts with third-party vendors;

●   Employment contracts; and

●   Rental agreements and property leases.

		Onsite for 2 years, easily accessible for 5 years total.	204-2(a)(10)	Legal Bradley Cox, Natalie Crampton, Andrew Packer
3	Books of original entry, including cash receipt and disbursement records, and any other records of original entry forming the basis of entries in any ledger.		204-2(a)(1)	Finance Katarina Babic
4	General and auxiliary ledgers reflecting asset, liability, reserve, capital, income and expense accounts.		204-2(a)(2)	Finance Katarina Babic
5	Bank account information, including checkbooks, bank statements, canceled checks and cash reconciliations.		204-2(a)(4)	Finance Katarina Babic
6	Bills and statements, paid or unpaid, relating to the business of the adviser.		204-2(a)(5)	Finance Katarina Babic
7	Trial balances and financial statements, including the income statement and balance sheet.		204-2(a)(6)	Finance Katarina Babic
8	Any internal audit working papers.		204-2(a)(6)	Internal Audit Garrett Holt
Compliance and Internal Control Records

Document		Required Retention Period	Relevant Advisers Act Rule	Responsible Person or Group
1	Compliance policies and procedures adopted pursuant to Rule 206(4)-7(a).	Onsite, unless it has been more than 5 years since the policies and procedures were in effect.	204-2(a)(17)(i)	Compliance Mike Donahoe
2	Any records documenting the adviser’s periodic review of its compliance policies and procedures.	Onsite for 2 years, easily accessible for 5 years total.	204-2(a)(17)(ii)	Compliance Mike Donahoe
3	Originals of any written Client complaints, and copies of the adviser’s written responses.		204-2(a)(7) (generally)	Compliance Mike Donahoe
Code of Ethics and Personal Trading Records
1	A copy of the adviser’s code of ethics currently in effect, or that was in effect at any time within the past six years.	Onsite, unless it has been more than 5 years since this version of the code of ethics has been in effect.	204-2(a)(12)(i)	Compliance Mike Donahoe
2	A record of any violation of the adviser’s code of ethics, and any action taken as a result of the violation.	Onsite for 2 years, easily accessible for 5 years total.	204-2(a)(12)(ii)	Compliance Mike Donahoe
3	A record of all written acknowledgements of receipt of the code of ethics for each person who is, or within the past six years was, a Supervised Person of the adviser.	Onsite, unless it has been at least 5 years since the individual has been a Supervised Person.	204-2(a)(12)(iii)	Compliance Mike Donahoe
4	A record of each report made by an Access Person regarding personal securities transactions and holdings, or copies of any associated account statements and trade confirmations provided by broker-dealers and custodians.	Onsite for 2 years, easily accessible for 5 years total.	204-2(a)(13)(i)	Compliance Mike Donahoe
5	A record of the names of people who are, or within the past six years were, Access Persons of the investment adviser.	Onsite, unless it has been at least 5 years since the individual was an Access Person.	204-2(a)(13)(ii)	Compliance Mike Donahoe

Document		Required Retention Period	Relevant Advisers Act Rule	Responsible Person or Group
6	A record of any decision, and the reasons supporting the decision, to approve an Access Person’s investment in an IPO or Private Placement.	Onsite, unless it has been more than 5 years since the approval was granted.	204-2(a)(13)(iii)	Compliance Mike Donahoe
7	Copies of the adviser’s insider trading policies and procedures reasonably designed to prevent the misuse of material nonpublic information by the Company or any person associated with the Company in violation of the Advisers Act or Exchange Act, or the rules or regulations thereunder.	Onsite for 2 years, easily accessible for 5 years total.	Section 204A	Compliance Mike Donahoe
Communications and Client Relationship Records
1	Originals of all written communications received, and copies of all written communications sent, by the adviser relating to:

●     Any recommendation or advice that was made or proposed;

●     Any receipt, disbursement, or delivery of funds or securities;

●      The placing or execution of any order to trade a security; and

		Onsite for 2 years, easily accessible for 5 years total.	204-2(a)(7)	Portfolio Management Amy Krebs
2	A copy of each Part 2A and Part 2B of Form ADV provided to any Client or prospect, as well as a record of the dates during which each version is used.		204-2(a)(14)	Compliance Mike Donahoe
3	A list of all accounts over which the adviser has discretionary authority.		204-2(a)(8)	Compliance Mike Donahoe
4	Copies or originals of all powers of attorney or other documents granting the adviser discretionary authority.		204-2(a)(9)	Legal Mike Levitt

Document	Required Retention Period	Relevant Advisers Act Rule	Responsible Person or Group
5

Copies or originals of all written agreements between the adviser and any Client. Such agreements may include:

●      Investment advisory contracts;

●      Fee schedules;

●      Clients’ investment objectives or restrictions; and

●      Directed brokerage arrangements.

		204-2(a)(10)	Legal Mike Levitt
Marketing and Performance Records
1

A copy of each advertisement (as defined in 206(4)-1(e)(1)) that the investment adviser disseminates, directly or indirectly, except:

For oral advertisements, the adviser may instead retain a copy of any written or recorded materials used by the adviser in connection with the oral advertisement; and

For compensated oral testimonials and endorsements (as defined in 206(4)- 1(e)(17) and (5)), the adviser may instead make and keep a record of the disclosures provided to clients or investors pursuant to 206(4)-1(b)(1); and

A copy of each notice, circular, newspaper article, investment letter, bulletin or other communication that the investment adviser sends, directly or indirectly, to ten or more persons (other than persons associated with such investment adviser);

If such notice, circular, advertisement, newspaper article, investment letter, bulletin, or other communication recommends the purchase or sale of a specific security but does not state the reasons for such recommendation, the adviser must retain a memorandum indicating the reasons for the recommendation.

	Onsite for 2 years, easily accessible for 5 years total, measured from the end of the fiscal year in which the adviser stops distributing the advertisement.	204-2(a)(11) and 204-2(a)(7)	Investor Relations Stephanie Duloc Andra Portnoy

Document	Required Retention Period	Relevant Advisers Act Rule	Responsible Person or Group

A copy of any questionnaire or survey used in the preparation of a third-party rating included or appearing in any advertisement in the event the adviser obtains a copy of the questionnaire or survey.

Predecessor performance (as defined in 206(4)-1(e)(12)) and the performance or rate of return of any or all managed accounts, portfolios (as defined in 206(4)-1(e)(11)), or securities recommendations; provided, however:

That the investment adviser shall not be required to keep any unsolicited market letters and other similar communications of general public distribution not prepared by or for the investment adviser; and

That if the investment adviser sends any notice, circular, or other advertisement(as defined in 206(4)-1(e)(1)) offering any report, analysis, publication or other investment advisory service to more than 10 people, the investment adviser need not keep a record of the names and addresses of the recipients. However, if the notice circular or advertisement was sent to people named on a list, the investment adviser must retain a memorandum describing the list and its source along with a copy of the advertisement.

2	All accounts, books, internal work papers, and any other records or documents necessary to form the basis for, or demonstrate the calculation of, any performance or rate of return of any or all managed accounts, portfolios (as defined in 206(4)-1(e)(11)) or securities recommendations presented in any notice, circular, advertisement (as defined in 206(4)-1(e)(1)), newspaper article, investment letter, bulletin, or in other communication that the investment adviser sends directly or indirectly to any person (other than persons associated with such investment adviser), including copies of all information provided or offered pursuant to 206(4)-1(d)(6)); provided, however, that, with respect to the performance of managed accounts, the retention of all account statements, if they reflect debits, credits, and other transactions in a client’s or investor’s account for the period of the statement, and all worksheets necessary to demonstrate the calculation of the performance or rate of return of all managed accounts shall be deemed to satisfy the requirement of this paragraph.

	Onsite for 2 years, easily accessible for 5 years total.	204-2(a)(16)	Finance Katarina Babic

Document		Required Retention Period	Relevant Advisers Act Rule	Responsible Person or Group
3	A record of who the “intended audience” is (see 206(4)-1(d)(6) and (e)(10)(ii)(B))	Onsite for 2 years, easily accessible for 5 years total.	204-2(a)(19)	Investor Relations Stephanie Duloc
4

If not included in the advertisement, a record of the disclosures provided to clients or investors (pursuant to 206(4)-1(b)(1)(ii) and (iii);

Documentation substantiating the adviser’s reasonable basis for believing that a testimonial or endorsement (as defined in 206(4)-1(e )(17) and (5)) is in compliance (see 206(4)-1) and that the third-party rating (as defined in 206(4)-1(e)(18)) is in compliance (see 206(4)-1(c)(1)).

A record of the names of all persons who are an investment adviser’s partners, officers, directors, or employees, or a person that controls, is controlled by, or is under common control with the investment adviser, or is a partner, officer, director or employee of such a person (see 206(4)-1(b)(4)(ii))

		Onsite for 2 years, easily accessible for 5 years total.	204-2(a)(15)	Investor Relations Stephanie Duloc

Document		Required Retention Period	Relevant Advisers Act Rule	Responsible Person or Group
5	Copies of all written agreements between the adviser and any client or otherwise relating to the business of such investment adviser.
Examples of such agreements include:

●        Agreements with placement agents

		Onsite for 2 years, easily accessible for 5 years total.	204-2(a)(10)	Legal Mike Levitt
6	Any due diligence records relating to the Company’s efforts to ascertain whether third-party solicitors have complied with the written solicitation agreements.	Onsite for 2 years, easily accessible for 5 years total.	Rule 206(4)-3(a)(2)(iii)(C) generally	Legal Mike Levitt
Records Relating to Political Contributions
1	The names, titles and business and residence addresses of all “covered associates” of the investment adviser (as defined by Rule 206(4)-(5).		204-2(a)(18)(i)(A)	Compliance Mike Donahoe
2	All government entities that were Clients or Investors in the past five years.	Onsite for 2 years and easily accessible for 5 years total, but only if the Adviser has any Clients or Investors that are government entities.	204-2(a)(18)(i)(B)	Compliance Mike Donahoe
3	All direct or indirect contributions made by the adviser or any of its covered associates to an official of a government entity, or direct or indirect payments to a political party of a state or political subdivision thereof, or to a political action committee. These records shall be maintained in chronological order and indicate the name and title of each contributor, the name and title of each recipient, the amount and date of each contribution, and whether the contribution was the subject of the exception for certain returned contributions.		204-2(a)(18)(i)(C)	Compliance Mike Donahoe

Document		Required Retention Period	Relevant Advisers Act Rule	Responsible Person or Group
4	The name and business address of each entity to which the adviser provides or agrees to provide, directly or indirectly, payment to solicit a government entity for investment advisory services on its behalf.	Onsite for 2 years, easily accessible for 5 years total.	204-2(a)(18)(i)(D)	Compliance Mike Donahoe
Trading and Account Management Records
1

A trade ticket (or order memorandum) showing (i) each order given by the adviser for the purchase or sale of any security; (ii) any instruction received by the adviser concerning the purchase, sale, receipt, or delivery of any security; and (iii) any modification or cancellation of any such order or instruction.

Each trade ticket must show:

●      The terms and conditions of the order, instruction, modification, or cancellation, (including a security identifier, the number of shares, the price, the commission, and the order type, among other things);

●      The person connected with the adviser who recommended the transaction to the Client and the person who placed the order;

●      The Client account for which the transaction was entered;

●      The date of entry;

●      The bank, broker, or dealer by or through whom the transaction was executed;

●      Any applicable trade allocation information; and

●      Whether the order was entered pursuant to discretionary authority.

If applicable, each trade ticket should also document the pre-trade allocation and any deviations from the allocation made after execution.

		Onsite for 2 years, easily accessible for 5 years total.	204-2(a)(3)	Portfolio Management Patrick Harms
2	Research files documenting the reasonable basis for the adviser’s investment recommendations. Such documentation may include third-party research, as well as analyses prepared by Employees (e.g. Deal Teams.)		204-2(a)(7) (generally)	Portfolio Management Amy Krebs

Document		Required Retention Period	Relevant Advisers Act Rule	Responsible Person or Group
3	Records showing separately, for each Client for which the adviser provides investment supervisory or management services, the securities purchased and sold, and the date, amount, and price of each such purchase and sale.	Onsite for 2 years, easily accessible for 5 years total.	204-2(c)(1)(i)	Portfolio Management Amy Krebs
4	For each security currently held by any Client for which the adviser provides investment supervisory or management services, information from which the adviser can promptly furnish the name of each such Client and the Client’s current interest in the security.	Information must be kept current.	204-2(c)(1)(ii)	Portfolio Management Amy Krebs

Document		Required Retention Period	Relevant Advisers Act Rule	Responsible Person or Group
5	For any aggregated trade orders, an “allocation statement” for each aggregated order, particularly when an account beneficially owned by the Company or by any of the Company’s principals or employees participates in the aggregated order on a proprietary basis, as well as a written statement explaining any deviations therefrom. The allocation statement should specify the accounts participating in the aggregated order and indicate how the Company intends to allocate securities among the accounts.	Onsite for 2 years, easily accessible for 5 years total.	SMC Capital Inc., SEC no - action letter (Sept. 5, 1995)	Portfolio Management Amy Krebs
6

For each private fund, a description of:

●      the amount of assets under management and use of leverage, including off-balance-sheet leverage;

●      A measure of counterparty credit risk exposure;

●      Valuation policies and practices of the fund;

●      Side arrangements or side letters, whereby certain investors in a fund obtain more favorable rights or entitlements than other investors; and

●      Trading practices

		Onsite for 2 years, easily accessible for 5 years total.	Section 204(b)(3)	Portfolio Management Amy Krebs
With Respect to Clients for whom the Adviser Exercises Proxy Voting Authority
1	Copies of all proxy voting policies and procedures required by Rule 206(4)-6.		204-2(c)(2)(i)	Not Applicable
2	A copy of each proxy statement that the adviser receives regarding Client securities. However, an adviser may satisfy this requirement by relying on a third party to retain a copy of the proxy statement on the adviser’s behalf, so long as the adviser has obtained an undertaking from the third party to provide a copy of the proxy statement promptly upon request. An adviser may also satisfy this requirement by relying on proxy statements available from the SEC’s Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.	Onsite for 2 years, easily accessible for 5 years total.	204-2(c)(2)(ii)	Not Applicable

Document		Required Retention Period	Relevant Advisers Act Rule	Responsible Person or Group
3	A record of each vote cast by the adviser on behalf of a Client. An adviser may satisfy this requirement by relying on a third party to retain, on the adviser’s behalf, a record of each vote cast, so long as the adviser has obtained an undertaking from the third party to provide a copy of the record promptly upon request.		204-2(c)(2)(iii)	Not Applicable
4	A copy of any document created by the adviser that (a) was material to deciding how to vote proxies on behalf of a Client, or (b) memorializes the basis for a proxy voting decision.		204-2(c)(2)(iv)	Not Applicable
5	A copy of each written request for information regarding how the adviser voted proxies on behalf of a Client, and a copy of any associated written response by the adviser to any written or oral Client request for such information.		204-2(c)(2)(v)	Not Applicable
With Respect to Accounts over which the Adviser has Custody or Possession of Client Funds or Securities
1	A journal or record showing all purchases, sales, receipts and deliveries of securities (including certificate numbers) for all such accounts.		204-2(b)(1)	Portfolio Management Patrick Harms
2	A separate ledger account for each such account showing all purchases, sales, receipts and deliveries of securities, as well as the dates of any such transactions, debits, and credits.	Onsite for 2 years, easily accessible for 5 years total.	204-2(b)(2)	Portfolio Management Patrick Harms
3	Copies of confirmations of all trades effected by or for any such account.		204-2(b)(3)	Portfolio Management Patrick Harms

Document		Required Retention Period	Relevant Advisers Act Rule	Responsible Person or Group
4	A record of each security held by any such account showing each relevant Client’s name and interest, and the location of each such security.		204-2(b)(4)	Portfolio Management Patrick Harms
5	A copy of any internal control report regarding the internal custodial controls of the Advisers, or any affiliate, that acts as a Qualified Custodian with respect to Client funds or securities.		204-2(a)(17)(iii)	Portfolio Management Patrick Harms
Notes
The location of any required records stored offsite must be disclosed in Part 1 of Form ADV.
Pursuant to Rule 204-2(d), an adviser may use numerical or alphabetical codes to protect the identity of its Clients.
An adviser will not be deemed to have violated Rule 204-2(a)(13) for failing to record securities transactions or holdings, so long as the adviser can demonstrate that it has instituted adequate procedures and used reasonable diligence to obtain all required reports.

Appendix C: Privacy Notice

PRIVACY NOTICE

Antares Capital Advisers LLC, Antares Capital Credit Advisers LLC and Antares Liquid Credit Strategies LLC together with any investment fund managed by them (each, a “Fund”), (collectively, “Antares”) are committed to maintaining the privacy of their current and prospective investors. Antares recognizes that you entrust Antares with highly confidential personal and financial information, and Antares understands that protecting and safeguarding this information is important.

In the course of processing your Subscription Agreement and the related documents herein, and its ongoing dealings with you as an investor, Antares may obtain non-public personal information about investors or prospective investors who are individual persons (“non-public personal information”). This information may include:

●	name,
●	address,
●	telephone number,
●	e-mail address,
●	taxpayer identification number,
●	account number,
●	transaction history, and
●	other personal information of such an investor or prospective investor.

Antares may collect non-public personal information in a variety of ways, including:

●	From you when you complete a Subscription Agreement, other forms and questionnaires or otherwise in the course of establishing an investor relationship with you.
●	From your transactions with a Fund, its affiliates or others, such as, for example, your investment and withdrawal history.

If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides a Fund with personal information on individuals connected to you for any reason in relation to your investment with that Fund, this Privacy Notice will be relevant for those individuals and you should transmit this document to such individuals or otherwise advise them of its content.

Antares may use your non-public personal information for marketing purposes as well as for internal administration and analysis and for everyday business purposes. Antares may share your non-public personal information with its affiliates in connection with servicing your account, and subject to applicable law, may provide you with information about products and services that Antares or its affiliates believe may be of interest to you. Antares’ affiliates, in turn, are not permitted to share your non-public personal information with non-affiliated entities, except as required or permitted by law. Antares does not disclose any non-public personal information about its investors or former investors to any nonaffiliated parties, except to third party service providers (such as administrators, accountants, auditors, bankers, prime brokers, insurers, lawyers, AML service providers, tax information service providers and other back-office service providers) who assist in the operation of its business, as permitted or required by law, or at your request/consent. Any transfer of personal information by a Fund or its duly authorized affiliates and/or delegates to countries not having an adequate level of protection shall be in accordance with the requirements of the Data Protection Law, 2017 of the Cayman Islands (“DPL”).

Antares restricts access to non-public personal information about you to those employees, agents or other parties who need to know that information. Antares maintains physical, electronic and procedural safeguards to protect your non-public personal information. Antares’ Privacy Notice covers all individuals who are investors in a Fund, who have been investors in a Fund or who are considering an investment in a Fund.

Each Fund collects, stores and uses personal information for lawful purposes, including, in particular:

●	where this is necessary for the performance of its rights and obligations under the Subscription Agreement and/or its constitutional and operational documents;
●	where this is necessary for compliance with a legal and regulatory obligation to which it is subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or
●	where this is necessary for the purposes of its legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

BY DISCLOSING YOUR NON-PUBLIC PERSONAL INFORMATION TO ANTARES, YOU CONSENT TO THE COLLECTION, STORAGE AND PROCESSING OF YOUR NON-PUBLIC PERSONAL INFORMATION BY ANTARES IN A MANNER CONSISTENT WITH THIS PRIVACY NOTICE.

This Privacy Notice is provided to you in accordance with the Securities and Exchange Commission’s Regulation S-P and the Cayman Islands’ DPL. Antares, or one of its affiliates, will provide you with a copy of its Privacy Notice annually, and if any material changes occur to its Privacy Notice, Antares will notify you as promptly as practicable of such changes. If you have any questions about this Privacy Notice, please contact Mike Donahoe, Chief Compliance Officer at the following contact information:

Mike Donahoe

Chief Compliance Officer

Antares Capital LP

320 S. Canal Street, Ste 4200

Chicago, IL 60606

312-889-9920

Mike.Donahoe@Antares.com

Appendix D: Personal Securities Transactions Escalation

Personal Securities Transactions Escalation

The Antares Compliance Manual/Code of Ethics outlines the policy and procedures required for personal security transactions. The tables below list certain escalations and the process corresponding to such escalations. Any exception to these escalations would need written approval from the Chief Compliance Officer or designee.

Escalation Examples

Section I (Security is not on the Restricted Securities List)

1.	Failure to pre-clear a trade
2.	Trading outside the designated trade window clearance period

Type of Escalation	Description	Comment to be used in MCO
Failure to pre-clear a Security transaction for a trade requiring pre-clearance under the policy (Security not on the Restricted List)	The Employee did not seek permission to trade a security in the MCO system before placing the order.	Failure to pre-clear
Pre-clearance obtained for a trade requiring pre-clearance under the policy, but trade was made outside the designated trade window clearance period, as applicable (Security not on the Restricted List)	The trade was placed outside the applicable trading clearance window.	Outside the applicable trading clearance window.

Section II (Security is on the Restricted Securities List)

1.	Trading in a restricted security after receiving a decline

2.	Trading in a restricted security without preclearance

Type of Escalation	Description	Comment to be used in MCO
Failure to pre-clear a Security transaction for a trade requiring pre-clearance under the policy (Security on the Restricted List)	The Employee did not seek permission to trade a security in the MCO system before placing the order and the security was on the Restricted List when traded	Trade in restricted security – failure to pre-clear
Traded a security after receiving a decline for a trade requiring pre-clearance under the policy	The Employee sought permission to make a trade, received a denial, but traded anyway.	Traded on a decline

Escalation

Section I:

1.	Failure to pre-clear a trade

2.	Trade outside the designated trade window clearance period

Number of	Escalation
escalations
1.	Compliance to verbally verify escalation with Employee
Formal notification of escalation emailed to Employee, Manager, and Human Resources
Escalation documented in MyComplianceOffice
Incident Report sent to Human Resources, General Counsel and Sr. Management
Escalation documented in Employee’s Human Resources personnel file
Suspension of right to trade corporate securities or fixed income for 30 calendar days.
2.	Compliance to verbally verify escalation with Employee
Formal notification of escalation emailed to Employee, Manager, and Human Resources
Escalation documented in MyComplianceOffice
Incident Report sent to Human Resources, General Counsel and Sr. Management
Escalation documented in Employee’s Human Resources personnel file
Suspension of right to trade corporate securities or fixed income for 60 calendar days
$250 donation to a 501(c)(3) charity and submission of proof of donation
3.	Compliance to verbally verify escalation with Employee
Formal notification of escalation emailed to Employee, Manager, and Human Resources
Escalation documented in MyComplianceOffice
Incident Report sent to Human Resources, General Counsel and Sr. Management
Escalation documented in Employee’s Human Resources personnel file
Suspension of right to trade corporate securities or fixed income securities. Only permitted to invest in mutual funds and/or ETFs or shift to investing through managed accounts.
Other discipline as appropriate, up to and including termination

Section II:

1.	Trading in a restricted security after receiving a decline

2.	Trading in a restricted security without preclearance

Number of	Escalation
escalations
Any	Compliance to verbally verify escalation with Employee
Formal notification of escalation emailed to Employee, Manager, and Human Resources
Escalation Documented in MyComplianceOffice
Incident Report sent to Human Resources, General Counsel and Sr. Management
Escalation Documented in Employee’s Human Resources personnel file
Other discipline as appropriate under the circumstances, up to and including termination

There is a 2-year rolling lookback period applicable in calculating the number of violations an Employee has for purposes of applying any consequences outlined in the above.

If an employee determines that an escalation event has occurred they should not undertake to correct the transaction without first consulting with Compliance for direction on the appropriate corrective action, if any.

Employees will cooperate with any additional actions or reporting that may be required in connection with application of this policy as may be required by law, regulation, self-reporting agency or by contract or agreement to which Antares or any of its applicable affiliates are subject.

Appendix E: Allocation Policies and Procedures

Antares Capital Advisers LLC

Antares Capital Credit Advisers LLC

and

Antares Liquid Credit Strategies LLC

Allocation Policies and Procedures

1            Purpose

Antares Capital Advisers LLC (“ACA”), Antares Capital Credit Advisers LLC (“ACCA”) and Antares Liquid Credit Strategies LLC (“ALCS” and, together with ACA and ACCA, the “Advisers”) have adopted these Allocation Policies and Procedures (the “Procedures”) to govern the allocation of investment opportunities1 in loan tranches that are within the relevant account’s investment strategy (each an “Eligible Loan”) and, when applicable, equity2 among: advisory accounts advised by the Advisers including, without limitation, separately managed accounts, funds (including “private funds”, as defined by the Investment Advisers Act of 1940, as amended (the “Advisers Act” and such funds, other than any “securitized asset fund” as defined in Rule 211(h)(1)-1 thereunder, “private funds”), one or more Business Development Companies that have elected to be regulated as such under the Investment Company Act of 1940, as amended (the “ 1940 Act”), and CLO issuers (collectively “Clients” and, excluding Balance Sheet Clients (as defined below), “Advisory Clients”); proprietary capital of Antares Holdings LP (together with the direct or indirect subsidiaries whose equity securities or economic equity Antares Holdings LP owns, collectively or individually, “Antares” and, excluding the Advisers, “Antares Group”);3 contractual counterparties to whom a member of Antares Group has contractually agreed to offer interests in an Eligible Loan (such person a “Contract Investor” and such agreement a “Contract Investor Agreement”);4 and to Co-Investors (as defined below) and other third parties.

[1]	For purposes of these Procedures, an Adviser makes an allocation when it (i) acts with discretion to cause a party to participate in an investment opportunity or (ii) in the absence of such discretion, offers or recommends an investment opportunity, which may or may not be accepted by the applicable party.
[2]	As discussed below, some Eligible Loans may be accompanied by related equity (other than, for all purposes under these Procedures, equity offered in connection with the restructuring or workout of loans, “Related Equity”) that, in either case and for the avoidance of doubt, will not be considered to be a tranche of the related Eligible Loan for purposes of these Procedures. Any such Related Equity is allocated as described in Section 4.8, below.
[3]	Antares Group may, and frequently will, be allocated and hold for investment loans within the same credit facility (such loans, and any Related Equity are referred to as having been allocated to, and being held by, the “Antares Balance Sheet”). The Antares Balance Sheet includes certain entities within Antares Group that are Clients of (i.e., contractually managed by) an Adviser (each such entity, a “Balance Sheet Client”). All Eligible Loans (and, if relevant, Related Equity) held by Balance Sheet Clients, other than Newly Issued Antares BSLs to be held by Balance Sheet Clients contractually managed by ALCS, represent instruments that were previously allocated to the Antares Balance Sheet as held for investment and, as such, the transfer of any amount of an Eligible Loan (or, where relevant, Related Equity) held for investment by the Antares Balance Sheet to such Balance Sheet Clients does not impact the amounts available to Advisory Clients.
[4]	A Contract Investor Agreement includes any program or similar arrangement entered into by a member of Antares Group with a financial institution or other institutional investor for the programmatic purchase of loans or participations in loans originated by Antares, without any investment advice being provided by Antares Group or the Advisers, pursuant to a prescribed eligibility criteria and mathematical formulae whereby the amount of such loan that can be offered to the counterparty is pegged to the amount to be held by the Antares Balance Sheet.

These Procedures are intended (i) to result in allocations to Advisory Clients that are consistent with their investment objectives and restrictions, (ii) generally, through the processes described below, to promote pro rata allocation among Advisory Clients, the Antares Balance Sheet and Contract Investors when there is limited availability and (iii) to promote fair and equitable treatment of Clients over time. These Procedures may be supplemented from time to time to address circumstances particular to certain Clients, accounts, asset classes or transaction types (each a “Supplement” and these Procedures, together with all such Supplements, the “Allocation Procedures”).5

2            Overview

As relevant to these Procedures,6 Eligible Loans can be acquired under credit facilities underwritten by Antares Group and originated in the primary market (each an “Original Credit Facility”), as follow-on loans associated with an Original Credit Facility (each an “Incremental Loan”, as described below) or through certain market purchases (“Market Acquisitions”, as described below):

When an investment opportunity is identified in an Original Credit Facility (or in Incremental Loans, as discussed below), Antares is expected to communicate to the private equity sponsor and/or borrower (each a “Borrower/Sponsor”) the amount of an Eligible Loan that Antares is willing to underwrite (the “Antares Commitment”), and in doing so, ACA will determine,7 receive and calculate, respectively, the Aggregate Indicated Interest (as defined below) for Advisory Clients, the Antares Balance Sheet and Contract Investors (with respect to Advisory Clients and Contract Investors, as applicable, this includes, without duplication, the Held for Sale Indications of Interest (as defined below) where there are Seasoning Accounts (as defined below)), and can include amounts in addition to the Aggregate Indicated Interest for Co-Investors or other third-parties not yet identified. Antares then communicates the Antares Commitment to the Borrower/Sponsor who will determine the amount of the Eligible Loan, if any, and the amount of Related  Equity if any, that will be available to Antares (in each case, the “Available Amount”). Allocations of the Available Amount, as between and among Advisory Clients, the Antares Balance Sheet and Contract Investors, generally will equal their respective Indications of Interest (as defined below and including, without duplication, the Held for Sale Indications of Interest to the extent there are any Seasoning Accounts) or, if there is insufficient availability, generally will be reduced on a pro rata basis in accordance with their respective Indications of Interest, as discussed further in Section 4.1 (Original Credit Facilities), and in light of Advisory Client circumstances subject to Section 5 (Allocation Considerations).

[5]	For avoidance of doubt, to the extent an allocation is covered by a Supplement, the Supplement supersedes these Procedures. Appendix A includes a list of currently active Supplements.
[6]	Except as described in a Supplement, to the extent that Advisory Clients hold assets other than Eligible Loans or Related Equity, such as cash items or interests held in connection with an Eligible Loan, the Advisers do not expect that allocation under these Procedures will be necessary as (i) such assets are of sufficient availability as to allow a complete fill of any Advisory Client interest under all reasonably expected circumstances or (ii) if held in connection with an Eligible Loan, such Eligible Loan will have been initially allocated under the Allocation Procedures (as they existed at the relevant time). Should a circumstance arise that is not covered by the Allocation Procedures (e.g., allocation of a different asset class), and there is insufficient availability to allow each relevant Advisory Client to receive (or dispose of) its indicated interest, the opportunity will be allocated pro rata in accordance with relative indicated interests, or as otherwise determined by the relevant Adviser(s) and the CCO, in a manner consistent with the Advisers’ fiduciary duties and with consideration of the factors set forth in Section 5 (Allocation Considerations).
[7]	For an Eligible Loan that is a “Newly Issued Antares BSL”, as defined in the Supplement titled “Liquid Credit Procedures”, and any Related Equity, ALCS determines the amount of interest, if any, for accounts contractually managed by ALCS and informs ACA as to the amounts, if any, to be included in the Aggregate Indicated Interest for such accounts. It is not anticipated that accounts contractually managed by ALCS will otherwise invest in Eligible Loans through an Original Credit Facility.

When an investment opportunity is identified in an Incremental Loan, as discussed further in Sections 4.2 (Incremental Loans), Antares similarly is expected to communicate an Antares Commitment to the Borrower/Sponsor and receives from the Borrower/Sponsor the Available Amount of the Incremental Loan. Such Available Amount is generally offered pro rata to existing lenders in the relevant credit facility, meaning such amounts are offered to Clients proportionally in the amount they received of the Original Credit Facility, unless Antares Group accepts more than such pro rata amount of an Incremental Loan and/or the Incremental Loan is not limited by the Borrower/Sponsor to existing lenders, in which case the Available Amount of the Incremental Loan will be allocated in accordance with Section 4.1 (Original Credit Facilities).8

When an investment opportunity is identified as a Market Acquisition, as discussed further in Section 4.3 (Market Acquisitions), the interests obtained are generally allocated pro rata among the Advisory Clients and the Antares Balance Sheet in relation to the amount ordered for each.

With respect to Original Credit Facilities and Incremental Loans, any Available Amount remaining after allocations to Advisory Clients, the Antares Balance Sheet and Contract Investors can be offered, in Antares’ discretion, to Co-Investors or other third parties, as described in Section 4.1.3 (Co-Investors and Other Third Parties, with any Excess to the Balance Sheet).

3            Statement of Policy

Investment advisers are fiduciaries with a duty to act in the best interests of their clients in light of their circumstances and to treat clients fairly and equitably over time in the allocation of investment opportunities. By maintaining the Allocation Procedures, and disclosing their practices to Clients, (i) the Advisers seek to fulfill their fiduciary duty to act in the best interests of their Clients in light of the relevant contractual arrangements with, and expectations of, such Clients and (ii) Antares Group seeks to fulfill its contractual obligations under relevant Contract Investor Agreements. To effectuate the Allocation Procedures, the Advisers determine Advisory Client Indications of Interest (as defined below) and make other allocation decisions as to the Available Amount of an Eligible Loans, based on each Advisory Client’s circumstances, including among others: (a) each Advisory Client’s investment objectives, restrictions and agreements with the relevant Adviser, as well as the types of investments that the relevant Adviser reasonably believes the Advisory Client would expect to be allocated;9 (b) the amount of capital each Advisory Client has available to invest (including, without limitation, capital available under related leverage facilities); and (c) whether the Advisory Client is subject to legal, tax, regulatory, contractual or other considerations that impact when the Advisory Client may acquire its interest in the Eligible Loan.10

[8]	To the extent that any existing holders are Seasoning Accounts, a portion of the Incremental Loan may be held for potential offer as Held for Sale for Asset Management.
9	The Advisers recognize that an Advisory Client may choose to have investment criteria that permit a broader range of investments than the Advisory Client desires to target in the ordinary course in order to provide flexibility to respond to changing market circumstances. Absent changing market circumstances, each Adviser generally seeks to allocate Eligible Loans and Related Equity to Advisory Clients based on its reasonable belief regarding the types of investments that it understands each Advisory Client wishes to invest in in the ordinary course (the Client’s “expected portfolio profile”), regardless of whether set forth in an agreement or investment policy statement or otherwise communicated to the Advisers.
10	The factors that the Advisers consider in making determinations under the Allocation Procedures are described in greater detail in Section 5 (Allocation Considerations). An Adviser can deviate from the specific principles set forth in the Allocation Procedures if the Adviser determines in good faith that doing so is appropriate at the time of the allocation and is consistent with its duties to Advisory Clients. As discussed below, considerations used in determining allocations of amounts of an Eligible Loan held for investment by the Antares Balance Sheet among Balance Sheet Clients can differ.

4            Allocation of Eligible Loans and Related Equity

The following describes the processes for allocating the Available Amount of Eligible Loans and Related Equity and sales of Eligible Loans and Related Equity.

4.1            Original Credit Facilities

Before communicating the Antares Commitment to a Borrower/Sponsor, Antares receives indications of likely capacity and interest in an investment opportunity as follows: (i) each Adviser determines (a) for each Advisory Client contractually managed by that Adviser (other than Seasoning/Warehouse Advisory Clients, as defined immediately below, which do not partake in Eligible Loans at origination) the amount that the Adviser expects to offer that Advisory Client (each an “Advisory Client Indication of Interest”)11 and (b) an aggregate indication of interest in respect of amounts to be held for potential offer to Advisory Clients, warehouses and incubators for prospective Advisory Clients, whose investments (if any) cannot be determined until the expiration of a seasoning period or otherwise at a later date (such Advisory Clients or prospective Advisory Clients, and solely with respect to Newly Issued Antares BSLs, Balance Sheet Clients contractually managed by ALCS, are referred to as “Seasoning/Warehouse Advisory Clients”) is determined by the Adviser that contractually manages such Seasoning/Warehouse Advisory Clients; (ii) for Eligible Loans that are Newly Issued Antares BSLs, ALCS and ACCA inform ACA of the total amount of Aggregate Indicated Interests associated with the Advisory Clients, including Seasoning/Warehouse Advisory Clients, contractually managed by ALCS and ACCA, respectively; (iii) Antares Group informs ACA of the amount desired to be held for investment by the Antares Balance Sheet (the “Balance Sheet Indication of Interest”); and (iv) on behalf of Antares Group, ACA calculates (x) for each Contract Investor (other than Seasoning Contract Investors, as defined immediately below) the amount expected to be offered to Contract Investors, based on the eligibility criteria and mathematical formulae of the relevant Contract Investor Agreements (the “Contract Investor Indication of Interest”), and (y) an aggregate amount expected to be offered to Contract Investors who require a seasoning period (“Seasoning Contract Investors” and, together with Seasoning/Warehouse Advisory Clients, the “Seasoning Accounts”).12 ACA then sums the aggregate amount for Seasoning Accounts, without duplication of any Advisory Client Indication of Interest or Contract Investor Indication of Interest, to determine an aggregate Indication of Interest for Seasoning Accounts (the “Held for Sale Indication of Interest”). Each of the indications of interest defined in clauses (i), (ii), (iii) and (iv) above, is referred to in the Allocation Procedures (except as such terminology may be modified by any Supplement) as an “Indication of Interest” and, collectively in sum, constitute the “Aggregate Indicated Interest” for an Eligible Loan.13

[11]	Where one or more associated vehicles are intended to invest pro rata or pari passu with an Advisory Client, the Advisory Client and all such vehicles are aggregated when determining that Advisory Client’s indication of interest.
[12]	The ACA Investment Committee (the “ACAIC”) is responsible for Client accounts contractually managed by ACA, the ACCA Investment Committee (the “ACCAIC”) is responsible for Client accounts contractually managed by ACCA and the Liquid Credit Investment Committee (the “LCIC” and, each of the LCIC, the ACCAIC and the ACAIC, an “Adviser IC”) is responsible for Client accounts contractually managed by ALCS. The Antares Holdings Credit Committee (the “AHCC”) is responsible for approving investments by the Antares Balance Sheet, including any amount that is “held for sale”; provided that, for avoidance of doubt, the relevant Adviser IC is responsible for approving the acquisition of an investment from the Antares Balance Sheet by one or more Balance Sheet Clients and for allocating investments between or among Balance Sheet Clients. Each of the Adviser ICs may, in its discretion, delegate authority to an Adviser, if such delegation is consistent with applicable laws, rules, regulations and contractual agreements.
[13]	These initial Indications of Interest are established prior to the final determination of the Available Amount, which considers, among other things, the requests, rights or requirements of each of the respective obligors, their respective Borrower/Sponsor and third party lenders (including existing lenders), if any.

If the Available Amount equals or exceeds the Aggregate Indicated Interest for an Eligible Loan, each relevant party will be offered the full amount of its Indication of Interest, pursuant to these Procedures. If the Available Amount is less than the Aggregate Indicated Interest, the amounts offered to each relevant party will be reduced pro rata, based on such Indications of Interest, pursuant to these Procedures. Once the Available Amount of an Eligible Loan becomes known, the Indications of Interest are, if applicable, subject to an adjustment in light of the factors set forth in Section 5 (Allocation Considerations) and pro-rated as needed, and amounts offered in accordance with Section 4.1.1 (Initial Fills for Advisory Clients, the Antares Balance Sheet and Contract Investors) are referred to herein as the relevant party’s “Initial Fill”, and any amounts ultimately offered to a party pursuant to these Procedures, that party’s “Fill”.

4.1.1	Initial Fills for Advisory Clients, the Antares Balance Sheet and Contract Investors

A.            Advisory Clients Generally

Each Advisory Client that is not a Seasoning/Warehouse Advisory Client will be offered its Initial Fill based on the Advisory Client Indication of Interest for that Advisory Client. To the extent that an Adviser determines that it would no longer be in the best interest of an Advisory Client to accept all or part of its Initial Fill, that Adviser may recommend or cause the Advisory Client to decline all or any of its Initial Fill.

B.            Seasoning/Warehouse Advisory Clients (including, with respect to Newly Issued Antares BSLs, Balance Sheet Clients contractually managed by

ALCS)

Each Seasoning/Warehouse Advisory Client will be potentially offered an amount from the Initial Fill associated with the Held for Sale Indications of Interest, which is held by Antares Group as “Held for Sale for Asset Management”. At the end of any applicable seasoning period, and based on the circumstances then present, (i) Antares Group will determine whether to offer a portion of the Available Amount of an Eligible Loan that is Held for Sale for Asset Management to relevant Seasoning/Warehouse Advisory Clients and (ii) when offered, the relevant Adviser will determine whether to recommend that each Seasoning/Warehouse Advisory Client accept all or any portion of its Initial Fill.14

C.             Antares Balance Sheet Initial Fill (including Balance Sheet Clients contractually managed by ACA)

[14]	With respect to an Eligible Loan that includes multiple tranches, Antares Group’s offer can be conditioned upon acceptance of the entire Initial Fill or of a portion of the Initial Fill that reflects a pro rata strip of each tranche. A conditional offer will be accepted (or recommended to a Seasoning/Warehouse Advisory Client) if the relevant Adviser believes that doing so is consistent with its fiduciary duties, including the best interest of that Seasoning/Warehouse Advisory Client and these Procedures (i.e., seeking fair and equitable allocations among Advisory Clients over time and promoting enhanced availability of Eligible Loans for the benefit of Advisory Clients). In the event that the Adviser determines that acceptance of Antares Group’s conditioned offer is not in the best interest of the Seasoning/Warehouse Advisory Client or is inconsistent with these Procedures, the Adviser can reject such offer or can solicit (or consider) a counter-offer from Antares Group for the Seasoning/Warehouse Advisory Client to acquire an other-than-pro rata strip. Such a counteroffer can be consistent with the best interests of Advisory Clients, and such counteroffer could be acceptable to Antares Group where, for example, it is expected that another holder can be found for the portion not acquired by such Seasoning/Warehouse Advisory Client. An Adviser’s determinations in this respect can be a result of Advisory Clients’ tax guidelines.

The Antares Balance Sheet, based on the Balance Sheet Indication of Interest, will be offered its Initial Fill. 15

D.            Contract Investors

Each Contract Investor (that is not a Seasoning Contract Investor), based on each Contract Investor Indication of Interest, receives an Initial Fill calculated (but not determined) by ACA based on the mathematical formula(e) in the relevant Contract Investor Agreement, which results in an equivalent pro rata reduction when the Aggregate Indicated Interest exceeds the Available Amount because each Contract Investor Initial Fill is mathematically related to the Antares Balance Sheet Fill.

E.            Seasoning Contract Investors

Each Seasoning Contract Investor will be potentially offered an amount from the Initial Fill associated with the Held for Sale Indications of Interest. At the end of any applicable seasoning period, and based on the circumstances then present, (i) Antares Group will offer a portion of the amount held as Held for Sale for Asset Management to relevant Seasoning Contract Investors pursuant to the mathematical formulae] in the relevant Contract Investor Agreements and (ii) when offered, each such Seasoning Contract Investor would determine whether to accept such Initial Fill.

4.1.2            Allocation of Declined Initial Fills

Any amounts of Initial Fills that are declined following the application of Section 4.1.1 (Initial Fills for Advisory Clients, the Antares Balance Sheet and Contract Investors), including the offer to, and acceptance or rejection by, Seasoning Accounts, will first be allocated pro rata among Advisory Clients, the Antares Balance Sheet, and, to the extent allocations to the Antares Balance Sheet increase the amount that must be offered to a Contract Investor pursuant to its Contract Investor Agreement, Contract Investors, until no amounts remain or until each relevant party’s Initial Fill is equal to its Indication of Interest (or has been declined in whole or in part), such amounts constituting the Fills for each party. Excess amounts resulting from (i) further declined Fills or (ii) an Available Amount in excess of the Aggregate Indicated Interest will next be offered to any Advisory Clients that did not have an Indication of Interest on a pro rata basis if such interest exceeds the remaining Available Amount, to the extent the relevant Adviser believes such allocation would be in each such Advisory Client’s best interest under the circumstances and consistent with Section 5 (Allocation Considerations). Any remaining Available Amount can, where consistent with the Advisers’ fiduciary duties and the goals of seeking to allocate Eligible Loans in a manner that is fair and equitable over time and promoting enhanced availability of Eligible Loans for the benefit of Advisory Clients, be allocated pro rata to Advisory Clients for whom the relevant Adviser believes an additional allocation would be in such Advisory Client’s best interest in light of the factors set forth in Section 5 (Allocation Considerations), based on such Adviser’s determination of each such Advisory Client’s desired additional hold

[15]	If Antares Group subsequently determines to reapportion the Antares Balance Sheet allocation to Balance Sheet Clients, the relevant Adviser(s) will determine whether or not to recommend (or approve, as applicable), that one or more Balance Sheet Clients acquire a portion of such Eligible Loan and, if recommended for more than one Balance Sheet Client, that portion of such Eligible Loan would be allocated among Balance Sheet Clients. Because Balance Sheet Clients represent consolidated assets of Antares Group, the Advisers’ considerations when allocating among Balance Sheet Clients could differ from the considerations applicable to allocations among Advisory Clients, including through application of certain factors that are specific to the Antares Balance Sheet. As a result, allocations to Balance Sheet Clients will not necessarily be pro rata among Balance Sheet Clients. As Eligible Loans, other than Newly Issued Antares BSLs, that can be allocated to Balance Sheet Clients arise solely from Eligible Loans that were part of the share of the Available Amount of an Eligible Loan that was initially allocated to the Antares Balance Sheet as held for investment, the transfer of amounts of an Eligible Loan (other than Newly Issued Antares BSLs) to Balance Sheet Clients does not impact the amount of any Eligible Loan allocated to any Advisory Client. These principles continue to apply if Antares Group determines to later sell a portion of an Eligible Loan to a prospective or current Client in the future. For Newly Issued Antares BSLs, Balance Sheet Clients contractually managed by ALCS are treated as Advisory Clients and, to the extent such Balance Sheet Clients ultimately participate in a Newly Issued Antares BSL, their interests would be from amounts included in held for sale.

4.1.3            Co-Investors and Other Third Parties, with any Excess to the Balance Sheet

Any excess amounts of the Available Amount of an Eligible Loan remaining after completion of the processes described in Section 4.1.2 (Allocation of Declined Initial Fills) can be offered by Antares Group, in its discretion, to entities with whom Antares Group or an Adviser has a relationship and/or has determined to offer co-investment opportunities (“Co-Investors”)16 or to other third parties. Because Antares Group has committed to the Borrower/Sponsor to provide the full Available Amount, any excess amounts not placed with a Co-Investor or other third party will remain on the Antares Balance Sheet as held for investment. The ability to make interests in an Eligible Loan available to Co-Investors or third parties, and the Antares Balance Sheet’s commitment to retain any excess amounts not so placed, helps to assure the continued availability of Eligible Loans for investment by Advisory Clients and maintains Antares’ ability to source future loans to the benefit of Advisory Clients.

4.2            Incremental Loans

After the closing of an Eligible Loan, Antares could originate, arrange and/or underwrite an additional, follow-on financing, increasing all or a portion of the Eligible Loan (such additional, follow-on financing being an “Incremental Loan”). The Available Amount of each Incremental Loan will typically first be made available to existing holders of the related Eligible Loan pro rata based on their pre- existing holdings of the related Eligible Loan, and for Advisory Clients, in light of their circumstances subject to Section 5 (Allocation Considerations).17 However, to the extent the Incremental Loan is not offered pro rata to existing lenders by the Borrower/Sponsor or Antares Group accepts more than such pro rata amount of an Incremental Loan, related allocations will be conducted in accordance with Section 4.1 (Original Credit Facilities). In each case, if there are declined portions of an Incremental Loan or there is otherwise a remaining amount of an Incremental Loan following its initial allocation, the excess amount will be allocated in accordance with Section 4.1.2 (Allocation of Declined Initial Fills) and Section 4.1.3 (Co-Investors and Other Third Parties, with any Excess to the Balance Sheet).

[16]	There is no obligation to offer any opportunity to Co-Investors, and Co-Investors understand that there is no guarantee as to participation in any opportunities or a particular opportunity. Co-Investment opportunities can be offered for a variety of reasons, including to strengthen a strategic relationship. In some cases, an existing Advisory Client, an investor in an existing Advisory Client, or an existing Contract Investor, can also be or become a Co-Investor because, for example, such person has indicated an interest in pursuing co-investment opportunities (when available outside of their primary relationship with Antares Group or an Adviser). In these cases, such Advisory Client’s or Contract Investor’s Indication of Interest does not include the co-investment opportunities nor, absent an agreement to the contrary, is an Adviser responsible for advising on holdings acquired as a co-investment. Any such holdings (i.e., amounts of the Eligible Loan over or apart from the amounts allocated to that Advisory Client’s advised account pursuant to the Allocation Procedures) will not be considered part of that Advisory Client’s account for any purpose nor does an Adviser take on any additional duties by offering a co-investment to an Advisory Client.
[17]	To the extent that any existing holders are Seasoning Accounts, a portion of the Incremental Loan may be held for potential offer as Held for Sale for Asset Management.

4.3	Market Acquisitions

Eligible Loans acquired on the secondary market that are not part of the primary syndication of the relevant Eligible Loan (“Market Acquisitions”)18 will be allocated among any Advisory Clients for which the Advisers have recommended and submitted bids, and the Antares Balance Sheet, if participating (each a “Relevant Account”) as follows: (i) if the amount of the Eligible Loan acquired through a Market Acquisition equals the aggregate amounts requested on behalf of Relevant Accounts, each Relevant Account will receive an amount of the Eligible Loan equal to its requested amount; or (ii) if the amount of the Eligible Loan acquired through a Market Acquisition is less than the aggregate requested amount, the Eligible Loan will generally be allocated pro rata among the Relevant Accounts, in accordance with their respective requested amounts, or otherwise in a manner consistent with Section 5 (Allocation Considerations).

Secondary market acquisitions will be executed in a manner consistent ACA’s Best Execution Policy. In connection with Market Acquisitions, the Advisers will generally request that Antares Group acquire such Eligible Loan on behalf of the Advisory Client(s) at or below a specified price level (the “Advisory Client Specified Price”) and, to the extent that the Antares Group contemporaneously also desires to acquire a portion of such Eligible Loan in the secondary market for investment on behalf of the Antares Balance Sheet, Antares Group will separately determine a specified price (the “Antares Specified Price”) at or below which the Antares Balance Sheet is willing to acquire the loan (which could be greater or lesser than the Advisory Client Specified Price). If such Eligible Loan is acquired from sellers other than members of the Antares Group at or below both the Advisory Client Specified Price and the Antares Specified Price, the same price will be assigned to all Relevant Accounts that participate in the Market Acquisition, except that the Antares Balance Sheet will not necessarily bear spreads or other transaction fees that are payable to Antares Group (“Antares Trading Fees”) in connection with such acquisition, whereas Advisory Clients will bear such fees.19

4.4            Acquisitions from the Antares Balance Sheet

Eligible Loans that are held for investment by the Antares Balance Sheet can be sold to third parties or to Advisory Clients. If such Eligible Loans are to be made available for Advisory Clients (including to seed or ramp a new account), Antares Group will inform the Advisers of its desire to sell and each Adviser will select the participating accounts (if any) and allocate such Eligible Loans pro rata among such accounts in a manner consistent with Section 5 (Allocation Considerations). Neither Adviser is obligated to accept all or any portion of any Eligible Loan offered for sale by the Antares Balance Sheet on behalf of any Advisory Client.

4.5            Sales of Eligible Loans in the Secondary Market

The Advisers may sell all or any portion of an Eligible Loan for one or more Clients while retaining all or any portion of such Eligible Loan in the portfolio of one or more of the other Clients. Additionally, the Advisers may sell (or retain) all or any portion of an Eligible Loan for one or more Clients even though Antares Group (to the extent Antares Group acquired such Eligible Loan for the Antares Balance Sheet) elects not to sell (or retain) all or the same proportion of such Eligible Loan for the Antares Balance Sheet.

Sales of Eligible Loans will be executed in a manner consistent with ACA’s Best Execution Policy and reasonably designed to result in each Advisory Client’s interests in the Eligible Loan (to the extent such a sale is determined to be appropriate for any Advisory Client) being sold side-by-side with the interests of all other participating Advisory Clients and the Antares Balance Sheet (if such a sale is determined appropriate for the Antares Balance Sheet), with all such accounts participating on materially the same terms and conditions, to the extent practicable, provided that the Antares Balance Sheet will not necessarily bear Antares Trading Fees, whereas Advisory Clients will bear Antares Trading Fees (if any). Where the full amount of Eligible Loans desired to be sold is not able to be sold, each participating account will sell a pro rata amount of the Eligible Loan (based on the relative amounts that were sought to be sold) and will be responsible for related fees (other than, with respect to the Antares Balance Sheet, Antares Trading Fees, as and to the extent described above), subject to the considerations set forth in Section 5 (Allocation Considerations).

[18]	For the avoidance of doubt, offers of amounts Held for Sale for Asset Management to Seasoning Accounts do not constitute Market Acquisitions.
[19]	If the Eligible Loan is acquired at a price that is at or below the Advisory Client Specified Price but above the Antares Specified Price, the transaction will proceed only with respect to the relevant Advisory Clients (or vice versa). Where only Advisory Clients participate, the Eligible Loans acquired will be allocated as described above and the price paid will be the same across all participating Advisory Clients.

4.6	Sales of Certain Tranches by the Antares Balance Sheet other than in the Secondary Market

Certain Advisory Clients have indicated a desire to purchase specific tranches of Eligible Loans at a specified price pre-determined in accordance with an agreement (“Tranche Focused Advisory Clients”). If Antares Group determines to sell amounts of a tranche of an Eligible Loan that is held for investment by the Antares Balance Sheet, it will inform the Advisers and each Adviser will identify the Tranche Focused Advisory Clients (if any) for whom the opportunity to acquire such interests from Antares Group is consistent with the relevant expected portfolio profile, contractual agreements and best interest and allocate the opportunity among those Tranche Focused Advisory Clients in a manner consistent with Section 4.1 (Original Credit Facilities) at such pre-arranged prices specific to each Tranche Focused Advisory Client.

4.7            Principal and Cross Transactions

In certain cases, where consistent with the Advisers’ fiduciary duties, a purchase and sale of an Eligible Loan could constitute a principal transaction (within the meaning of Section 206(3) of the Advisers Act) or a cross transaction among Advisory Clients. The Advisers will comply with the applicable provisions of the Advisers Act, each participant’s governing documents and the Advisers’ disclosures in connection with any transfer of an Eligible Loan that constitutes a principal transaction or a cross transaction. In general, principal transaction and cross transaction opportunities will be allocated pro rata among relevant accounts, and otherwise in a manner consistent with Section 5 (Allocation Considerations).

[20]	Existing holders of equity of the issuer who are granted preemptive rights or other similar rights (each, an “Existing Holder”) that allow the Existing Holder to acquire equity in any subsequent issuance (“Preemptive Rights”) will have the option to receive equity interests pursuant to such Preemptive Rights with priority over any (or any other) Potential Related Equity Participant, even if there is an additional Eligible Loan being contemporaneously allocated under these Procedures and the Existing Holder is not acquiring an interest in such related Eligible Loan. Such interests shall not be considered Related Equity and will not impact any Related Equity allocated to the Existing Holder in accordance with this Policy (to the extent such Existing Holder also is allocated any interests in the related Eligible Loan). To the extent exercised, such Preemptive Rights can have the effect of reducing or eliminating the availability of equity to those who are not Existing Holders. Generally, if an Existing Holder determines not to exercise its preemptive rights, the issuer will be free to allocate the equity that would have been issued to others in the issuer’s discretion, which might not result in additional equity being available to be allocated under these Procedures, unless the issuer permits some or all of that equity to be reallocated among Potential Related Equity Participants. Any such equity that the issuer permits to be reallocated to Potential Related Equity Participants is then included in the pool of Related Equity to be allocated in accordance with this Section 4.8, but subject to Section 5 (Allocation Considerations).

4.8            Related Equity

Related Equity may be available in connection with an Eligible Loan; however, not all accounts who desire to hold an interest in the related Eligible Loan can or desire to hold Related Equity (for example, some Clients’ expected portfolio profile does not include Related Equity and others’ may subject Related Equity to concentration or other limits). The Advisers seek to maximize the amount of Related Equity available to Potential Related Equity Participants (as defined below) in negotiating with sponsors as to the amount of Related Equity associated with an Eligible Loan that will be available to Antares and will make requests as to Related Equity with consideration to expected interest in Related Equity by Potential Related Equity Participants.20 Subject to the considerations set forth in Section 5 (Allocation Considerations), the Advisers will allocate Related Equity received in connection with an Eligible Loan among Advisory Clients and the Antares Balance Sheet as to held for investment (“HFI”) in the event each of which participated in the Eligible Loan and, where relevant, separately as to Held for Sale for Asset Management (“HFS”) and, upon allocation of the HFS Allocated Amount of the Eligible Loan, Advisory Clients and HFI who received such an allocation (the “Potential Related Equity Participants”), in a manner that generally reflects each Potential Related Equity Participant’s relative interest in the related Eligible Loan,21 as follows:

Step 1:           Related Equity for each Eligible Loan will first be offered pro rata to each Potential Related Equity Participant who acquired an interest in the Eligible Loan at close and to HFS, in each case based on the Related Equity Allocation Ratios (as described in footnote 20);

Step 2:           If any Related Equity remains as a result of a Potential Related Equity Participant declining any portion of Related Equity offered to it in Step 1, such Related Equity will be offered pro rata based on the Related Equity Allocation Ratios to each Potential Related Equity Participant that elected to receive all of its allocation of Related Equity pursuant to Step 1 and, with respect to Advisory Clients and HFS, if an additional allocation is deemed appropriate in accordance with Section 5 (Allocation Considerations). Should additional Related Equity remain, these will be offered on an iterative basis among those Potential Related Equity Participants that accepted all of the Related Equity offered to such Potential Related Equity Participant in the previous iteration (with the amounts offered in each iteration continuing to be based on the same Related Equity Allocation Ratios) until no Related Equity remains to be allocated;

Step 3:           Upon the allocation of the HFS Allocated Amount of the Eligible Loan, Related Equity set aside at close to HFS in Steps 1 and 2 above will first be offered pro rata to each Potential Related Equity Participant who acquired an allocation of the HFS Allocated Amount of the Eligible Loan, based on Related Equity Allocation Ratios (which, for this purpose, shall be calculated with reference solely to the HFS Allocated Amount of the Eligible Loan and the portion, if any, of the HFS Allocated Amount of the Eligible Loan acquired by a Potential Related Equity Participant). For the avoidance of doubt, Advisory Clients that initially did not participate in the investment opportunity at close and who take a portion of the HFS Allocated Amount of the Eligible Loan shall be eligible to acquire Related Equity in this Step 3 (and if applicable in Step 4) as Potential Related Equity Participants;

21    For purposes of allocating Related Equity, but subject to Section 5 (Allocation Considerations), a Potential Related Equity Participant’s relative participation in the Eligible Loan (each a “Related Equity Allocation Ratio”) is generally calculated by dividing the relevant portion of the Available Amount of the Eligible Loan allocated to such Potential Related Equity Participant who acquired an interest in the Eligible Loan at close and, with respect to HFS, the Initial Fill associated with the HFS Indication of Interest in such Available  Amount (the “HFS Allocated Amount”; and, respectively, each such Potential Related Equity Participant’s “Allocated Amount”) by the aggregate Available Amount of the Eligible Loan; provided that:

●	In calculating the Related Equity Allocation Ratios for purposes of Steps 1 and 2, which relate to Related Equity allocations that occur with the allocations of the Eligible Loan at close (and, therefore, prior to any potential offer of the HFS Allocated Amount), HFS shall be treated as a Potential Related Equity Participant and, to the extent that any portion of the Available Amount of an Eligible Loan is subsequently acquired by a Potential Related Equity Participant from the HFS Allocated Amount, there shall be no recalculation of the Related Equity Allocation Ratios for Steps 1 and 2 to take into account any such portion subsequently so acquired; and

●	In calculating the Related Equity Allocation Ratios for purposes of the allocation described in Step 3, in which only Potential Related Equity Participants who acquire an interest in the Eligible Loan from the HFS Allocated Amount participate (and in which only Related Equity set aside at close to HFS are allocated), relative participation reflects that portion of a Potential Related Equity Participant’s Allocated Amount acquired from the HFS Allocated Amount as compared to the aggregate HFS Allocated Amount; and

●	In calculating the Related Equity Allocation Ratios for purposes of Step 4, a Potential Related Equity Participant’s entire Allocated Amount (i.e., including HFS Allocated Amounts acquired) is considered and which is then divided by the aggregate Available Amount of the Eligible Loan.

Step 4:            If any Related Equity remains from the allocation described in Step 3, such Related Equity will be offered pro rata based on Related Equity Allocation Ratios among Potential Related Equity Participants that accepted all of the Related Equity previously offered to such Related Equity Participant and, with respect to Advisory Clients, if an additional allocation is deemed appropriate in accordance with Section 5 (Allocation Considerations), based on Related Equity Allocation Ratios reflecting each Potential Related Equity Participant’s Allocated Amount of the Eligible Loan. Any additional Related Equity remaining will be offered on an iterative basis (in accordance with the same Related Equity Allocation Ratios) to Potential Related Equity Participants that accepted all of the Related Equity last offered to such Potential Related Equity Participant until no Related Equity remains to be allocated.22

The sale of Related Equity is typically restricted by the governing documents of the related Eligible Loan or the Related Equity. In most cases, Related Equity will not be sold on the secondary market. It is generally anticipated that all Related Equity holders will sell at the same time on a pro rata basis. Related Equity can also be transferred with the related Eligible Loan or after such Eligible Loan has been extinguished. To the extent that such sale opportunities are limited, these will be allocated pro rata where possible, subject to the considerations set forth in Section 5 (Allocation Considerations).

5            Allocation Considerations

The Advisers will seek to allocate investment opportunities in Eligible Loans and Related Equity fairly and equitably over time in accordance with applicable law, relevant contracts, each relevant account’s circumstances (including whether the account in question is a Seasoning Account) and, in each case, in a manner that is in the best interests of its Clients and consistent with these Procedures and otherwise in accordance with the Advisers’ fiduciary duties. As a result, while the Advisers generally seek to take a pro rata approach to allocations, in order to promote allocations that are in the best interests of Clients over time, the Advisers will consider the factors set forth below (among others) in determining the amount of any Eligible Loan or Related Equity that is appropriate to be allocated to any particular Client in light of the particular Eligible Loan or Related Equity, including:

i.	the terms of each agreement and any contractual and/or legal duties owed to such Clients or Contract Investors;

ii.	the relative actual or potential exposure of any particular Client to the type of investment opportunity in terms of its existing investment portfolio;

iii.	the primary investment mandates, investment objectives and expected portfolio profiles of such Clients (including limitations on, or preferences for, particular tranches);

iv.	cash availability of such Clients, taking into account any availability under any financing arrangement, to the extent established and accessible for each such applicable Client;

v.	suitability, instructions from such Clients, whether a purchase is being made for a specific Client, permitted leverage and available financing for the investment opportunity (including, without limitation, taking into account the levels/rates that would be required to obtain an appropriate return and covenant compliance and the curing of any default or event of default under the applicable financing documents);

[22]	For avoidance of doubt, any Related Equity remaining after all relevant Advisory Clients have refused an allocation will be the responsibility of the Antares Balance Sheet.

vi.	the size, liquidity and duration of the investment opportunity and considerations relating to the closing or syndication of the related loan or any upsizing or restructuring thereof such as requests, rights or requirements of obligors under such related loan and their related private equity sponsors or of existing lenders (including third parties) under such related loan in connection therewith, to account for evolving circumstances with respect to all participating or potentially participating accounts or to accommodate the inclusion of third-party investors in order to close or to successfully syndicate the related loan or any upsizing or restructuring thereof, including all of its related tranches, and any related credit facilities, where the relevant Adviser believes doing so is necessary or appropriate to promote fair and equitable allocations among Advisory Clients over time, to build strategic relationships, to help assure the continued availability of Eligible Loans for investment by Advisory Clients and/or to maintain Antares’ ability to source future loans to the benefit of Advisory Clients;

vii.	the seniority of the Eligible Loan and other capital structure criteria;

viii.	with respect to an investment opportunity originated and/or arranged by a third party, the relationship of a particular Client to or with such third party;

ix.	tax effects or potential effects;

x.	regulatory effects or potential effects;

xi.	conflicts of interests or potential conflicts of interests;

xii.	the risk or investment concentration parameters of such Clients (including, without limitation, parameters such as geography, industry, issuer, volatility, leverage, liability duration or weighted average life, asset class type, or other similar risk metrics);

xiii.	whether the allocation of the Eligible Loan or Related Equity would result in a de minimis allocation;[23]

xiv.	whether the investment opportunity is a follow-on investment,[24] including where such opportunity is to be funded by existing lenders (including third parties);

xv.	whether the Client is or is expected to soon be open to redemptions or liquidating or, conversely, has recently established or contributed significant assets to an account or has indicated an intent to do so; and

xvi.	such other criteria as are reasonably related to a reasonable allocation of a particular investment opportunity to one or more Clients (e.g., in the case of a Client ramp-up period[25] or when incubating a particular investment strategy or product or, in connection with a Client that directly or indirectly finances its assets, compliance with or optimization of collateral quality tests, portfolio concentration limits, overcollateralization triggers, interest coverage tests or any other test that diverts cash flow from payment to the equity owners of the related entity).

[23]	To the extent that the Available Amount of an Eligible Loan is so limited in size that such allocation to all eligible holders who indicated interest would result in de minimis allocations, an Adviser can use alternate means that it believes will be fair and equitable over time to allocate such opportunity, including random or rotational allocations.
[24]	See Section 4.2 (Incremental Loans).
[25]	For CLOs, the ramping period (if any), would generally be during the “warehouse period” and the period from pricing to the effective date, as defined in the CLO’s Governing Documents. For other types of Clients, the ramping period exists when the Client has a material amount of uninvested cash contributions (or ability to draw on a sub-line or similar credit facility). In order to assure that such Clients can be invested in an efficient manner, the Advisers can apply a multiplier to such Clients’ indications of interest, or otherwise increase investments to such Clients, where deemed appropriate, as set forth in the relevant investment committee charter.

6            Allocation of Investment Related Expenses

Investment related expenses are allocated in accordance with the Advisers’ Global Expense Allocation Policy.

7            Oversight and Review

Personnel responsible for making allocation determinations shall document these determinations and shall direct any questions they may have relating to the Allocation Procedures and the allocation of any particular investment opportunity to the relevant Adviser IC, the Advisers’ Allocation Committee or a member of any of such committees.

On at least a quarterly basis, the Advisers’ Allocation Committee reviews the allocation process. The Advisers and the Advisers’ Allocation Committee may revise the Allocation Procedures from time to time in their sole discretion and in accordance with applicable law.

8            Exceptions

A portfolio manager may, under extraordinary circumstances, recommend that an exception be made from the Allocation Procedures in connection with the allocation of Eligible Loans or Related Equity among Clients, provided that any such exception is consistent with the goal of fair and equitable treatment over time. Any such exception shall be subject to the approval of the applicable Adviser IC and the Advisers’ Chief Compliance Officer, and the reasons for making the exception shall be documented and such records retained in accordance with Section 9 (Records).

9            Records

The Advisers will make and retain appropriate, contemporaneous records with respect to allocations.

Adopted: July 2017

Revised: February 2019

Revised: November 2020

Revised: January 2022

Revised: May 2023

Revised: January 2024

Antares Capital Advisers LLC

Antares Capital Credit Advisers LLC

and

Antares Liquid Credit Strategies LLC

Liquid Credit Allocation Policies and Procedures

1            Purpose

Antares Capital Advisers LLC (“ACA”), Antares Capital Credit Advisers LLC (“ACCA”) and Antares Liquid Credit Strategies LLC (“ALCS” and, together with “ACA” and “ACCA”, the “Advisers”) have adopted these Liquid Credit Allocation Policies and Procedures (the “ Liquid Credit Procedures”), as a Supplement to the Advisers’ existing Allocation Policies and Procedures (the “ Procedures” and, together with these Liquid Credit Procedures, the “Allocation Procedures”).1 These Liquid Credit Procedures govern the allocation of certain investment opportunities2 in broadly syndicated loans (“BSLs”) and high yield bonds (together with BSLs, “Liquid Credit Investments”)3 other than BSLs where (i) Antares (a) is a signatory to the original credit agreement and/or (b) holds an agent or other title in connection with the loan (e.g., Admin Agent, Underwriter, Placement Agent or other Agent) and (ii) the loan has been outstanding for fewer than 61 days, unless the loan is acquired (or to be acquired) from a third-party, unaffiliated seller at arm’s length (“Newly Issued Antares BSLs”).

[1]	Capitalized terms used but not defined herein have the meanings set forth in the Procedures.
[2]	For purposes of these Liquid Credit Procedures, an Adviser makes an allocation when it (i) acts with discretion to cause a party to participate in an investment opportunity or (ii) in the absence of such discretion, offers or recommends an investment opportunity, which may or may not be accepted by the applicable party.
[3]	The Liquid Credit Investment Committee (“LCIC”) is responsible for determining, in its reasonable discretion, whether a particular loan is a BSL and is subject to these Liquid Credit Procedures. The Advisers intend that loans that will be covered by these Liquid Credit Procedures will generally include those loans (other than “Newly Issued Antares BSLs”) that would be recognized by market participants as BSLs in that such loan is structured, arranged or administered by one or several commercial or investment banks or private debt issuers, is syndicated across a group and exhibits one or more of the following characteristics: (i) structured and syndicated to accommodate common syndicated lender constituencies such as banks and institutional investors (e.g., CLOs, investment companies, insurance companies, private funds and pensions); (ii) generally held by a relatively larger group of participants; (iii) relatively liquid and readily tradable; and/or (iv) rated by two or more credit rating agencies.
[4]	Because Newly Issued Antares BSLs are not “Relevant Instruments” for purposes of these Liquid Credit Procedures, if a held for sale amount is requested by the LCIC of a Newly Issued Antares BSL, such amount (if available) shall be allocated as “Held for Sale for Asset Management”, as set forth in the Procedures. Any such held for sale amounts acquired for ALCS Clients will be allocated among such ALCS Clients in accordance with these Liquid Credit Procedures.
[5]	The LCIC is responsible for LC Accounts contractually managed by ALCS, the ACA Investment Committee (the “ACAIC”) and each of the ACAIC and the LCIC is responsible for LC Accounts contractually managed by the ACA and the ACCA
Investment Committee (the “ACCAIC”) and the ACCAIC is responsible for LC Accounts contractually managed by the ACCA. Each of the LCIC, ACAIC and ACCAIC is an “Adviser IC”. The Antares Holdings Credit Committee (the “AHCC”) is responsible for approving investments by the Antares Balance Sheet, including any amount that is “held for sale”; provided that, for avoidance of doubt, the relevant Adviser IC, and not the AHCC, is responsible for approving the acquisition of an investment from the Balance Sheet by one or more Balance Sheet Clients and for allocating such investments between or among Balance Sheet Clients. Each of the Adviser ICs may, in its discretion, delegate authority to an Adviser, if such delegation is consistent with applicable laws, rules, regulations and contractual agreements.

Liquid Credit Investments (other than Newly Issued Antares BSLs) held or to be held by “LC Accounts” (each a “Relevant Instrument”)4 and which have been approved or recommended, if and as required, by the relevant investment committee,5 shall be allocated pursuant to these Liquid Credit Procedures among:

(i)	Clients, including Balance Sheet Clients, contractually advised by ALCS (collectively “ALCS Clients”);

(ii)	Clients, including Balance Sheet Clients, contractually advised by ACA for which Liquid

Credit investments are within the expected portfolio profile (“ACA LC Clients”);

(iii)	Clients, including Balance Sheet Clients, contractually advised by ACCA for which Liquid
Credit Investments are within the expected portfolio profile (“ACCA LC Clients” and, together with ALCS Clients and ACA LC Clients, “LC Clients”);[6] and

(iv)	where relevant, proprietary capital of Antares Group other than as held through Balance Sheet Clients (“Non-Client Balance Sheet Capital” and together with LC Clients, the “LC Accounts”),

with the intent to: (i) seek allocations of Relevant Instruments to LC Clients that are consistent with the LC Clients’ expected portfolio profiles; and (ii) generally, through the process described below, to promote pro rata allocation, generally based on the LC Accounts respective Indications of Interest (as contemplated by, and determined in a manner consistent with, the Procedures), where applicable, of any Relevant Instrument for which there is limited availability among LC Accounts.

2            Statement of Policy

Investment advisers are fiduciaries with a duty to act in the best interests of their clients in light of their circumstances and to treat clients fairly and equitably over time in the allocation of investment opportunities. By maintaining the Allocation Procedures, and disclosing their practices to Clients, the Advisers seek to fulfill their fiduciary duty to act in the best interests of their Clients in light of the relevant contractual arrangements with, and expectations of, such Clients. To effectuate these Liquid Credit Procedures, the Advisers make allocation decisions as to Relevant Instruments, based on each LC Client’s circumstances, including among others: (i) each LC Client’s investment objectives, restrictions, expected portfolio profile and agreements with the relevant Adviser; (ii) the amount of capital each LC Client has available to invest (including, without limitation, capital available under related leverage facilities); and (iii) whether the LC Client is subject to legal, tax, regulatory, contractual or other considerations that impact when the LC Client may acquire its interest in the Relevant Instrument.7

3            Scope

As these Liquid Credit Procedures address only the acquisition and sale of Relevant Instruments through certain specific transactions of the types described in Section 4, below, the allocation of investments or transactions not addressed herein, including any transactions involving Newly Issued Antares BSLs, are allocated in accordance with the Procedures.

[6]	The Advisers recognize that a Client may choose to have investment criteria that permit a broader range of investments than the Client desires to target in the ordinary course in order to provide flexibility to respond to changing market circumstances. Absent changing market circumstances, each Adviser generally seeks to allocate investments to Clients based on its reasonable belief regarding the types of investments that it understands the Client wishes to invest in in the ordinary course (the Client’s “expected portfolio profile”), regardless of whether set forth in an agreement or investment policy statement or otherwise communicated to the Advisers.
[7]	The factors that the Advisers consider in making determinations under these Procedures are described in greater detail in Section 5 (Allocation Considerations). The Advisers can deviate from the specific principles set forth in these Procedures if the Advisers determine in good faith that doing so is appropriate at the time of the allocation and is consistent with its fiduciary duties.

4            Relevant Transactions

4.1            Acquisitions of Relevant Instruments

Except with respect to Clients whose investment objectives or guidelines explicitly contemplate Liquid Credit Investments, ACA and ACCA will establish from time to time whether a Client of ACA or ACCA, respectively, wishes to participate in Liquid Credit Investments.8

In connection with a primary market transaction in a Relevant Instrument (other than certain Incremental Loans, which are allocated as described in Section 4.2 (Incremental Loans) below, if the amount of interests obtained equals the Aggregate Indicated Interest, the full amount of its Indication of Interest will be offered to: (A) each LC Client for which (i) the Relevant Instrument is within the LC Client’s expected portfolio profile and (ii) the Advisers have approved or recommended (as applicable) and submitted an order; and (B) Non-Client Balance Sheet Capital, if approved by AHCC (each such participating LC Account, a “Relevant LC Account”). If the amount of the Relevant Instrument that is obtained is less than the Aggregate Indicated Interests, the interests will generally be allocated pro rata among the Relevant LC Accounts, in accordance with their respective Indications of Interest, or otherwise in a manner consistent with Section 5 (Allocation Considerations).

In connection with secondary market acquisitions, Relevant LC Clients (including, for avoidance of doubt, Balance Sheet Clients) will generally acquire such Relevant Instrument at or below a specified price level (the “Client Specified Price”) and, to the extent that the Non-Client Balance Sheet Capital contemporaneously desires to acquire a portion of such Relevant Instrument, Antares Group will separately determine a specified price (the “Antares Specified Price”) at or below which Non-Client Balance Sheet Capital is willing to acquire the Relevant Instrument (which could be greater or lesser than the Client Specified Price). If an amount of the Relevant Instrument equal to the Aggregate Indicated Interest is acquired from sellers other than members of the Antares Group at or below both the Client Specified Price and the Antares Specified Price, each Relevant LC Account will be offered the full amount of its Indication of Interest. If the amount of the Relevant Instrument that is obtained is less than the Aggregate Indicated Interest, the interests will generally be allocated pro rata among the Relevant LC Accounts, in accordance with their respective Indications of Interest, or otherwise in a manner consistent with Section 5 (Allocation Considerations), and the same price will be assigned to all LC Accounts acquiring such interests.9

Secondary market acquisitions will be executed in a manner consistent with ACA’s Best Execution Policy. However, and notwithstanding the foregoing, Balance Sheet Clients and Non-Client Balance Sheet Capital will not necessarily bear spreads or other transaction fees that are payable to Antares Group (“Antares Trading Fees”), whereas participating LC Clients that are not Balance Sheet Clients will bear Antares Trading Fees.

8	A Client is an LC Client, with respect to acquisitions, for so long as such Client continues to be interested in acquiring Relevant Instruments and, with respect to sales, for so long as such Client continues to hold any Relevant Instruments.
9	If the Relevant Instrument is acquired at a price that is at or below the Client Specified Price but above the Antares Specified Price (or vice versa), the transaction will proceed only with respect to Relevant LC Accounts with a Specified Price at or above the acquisition price.

4.2	Incremental Loans

At times, an arranger will offer the opportunity to participate in an additional, follow-on financing associated with a Relevant Instrument (the existing Relevant Instrument held by LC Accounts being the “Initial Loan” and such additional, follow-on financing being an “Incremental Loan” for purposes of these Liquid Credit Procedures). In general, the Advisers endeavor to allocate Incremental Loans in a manner that is consistent with the allocation of the Incremental Loan by the arranger. As a result, an Incremental Loan will be allocated in accordance with Section 4.1 if the Incremental Loan is not offered pro rata to existing lenders.10 However, an Incremental Loan will be allocated in accordance with this Section 4.2 if the available amount of the Incremental Loan is first made available by the arranger to existing holders of the Initial Loan substantially pro rata based on their pre-existing holdings of the Initial Loan. For such Incremental Loans, the Advisers will determine the amount of the Incremental Loan that each LC Account would receive based on that LC Account’s holdings of the Initial Loan, subject to Section 5 (Allocation Considerations) (such amount, the Client’s “Protected Allocation”) and will allocate such Incremental Loans as follows, subject in each case to the considerations set forth in Section 5 (Allocation Considerations) and the possibility that some or all of an allocation could be declined by an LC Account (which would serve to increase the amount of the Incremental Loan available for allocation to others):

●	First, the amount of the Incremental Loan up to the sum of Protected Allocations will be allocated pro rata among each Relevant LC Account that holds the related Initial Loan, based on such LC Accounts’ relative Protected Amounts, until each such LC Account has received (or declined all or a portion of) its Protected Allocation;

●	Second, any remaining amount of the Incremental Loan will be allocated pro rata among all Relevant LC Accounts that did not hold the related Initial Loan, until each such LC Account has received (or declined or all or a portion of) an amount equal to the amount such LC Account would have received if the Incremental Loan were allocated among all LC Accounts without regard to any Protected Allocations; and

●	Third, any amounts still remaining will be allocated pro rata among all Relevant LC Accounts.

4.3            Sales in the Secondary Market

Sales in the secondary market will be executed in a manner consistent with ACA’s Best Execution Policy and reasonably designed to result in each LC Account’s interests in a Relevant Instrument (to the extent such a sale is determined to be appropriate for any LC Client), side-by-side, with each LC Account participating on materially the same terms and conditions, to the extent practicable, provided that the Non-Client Balance Sheet Capital and Balance Sheet Clients will not necessarily bear Antares Trading Fees with respect to its transactions, whereas participating LC Clients that are not Balance Sheet Clients will bear Antares Trading Fees.

The Advisers may sell all or any portion of a Relevant Instrument for one or more LC Clients (including Balance Sheet Clients) while retaining all or any portion of such Relevant Instrument in the portfolio of one or more other LC Clients (including Balance Sheet Clients). Additionally, the Advisers may sell (or retain) all or any portion of a Relevant Instrument for one or more LC Clients even though the Non - Client Balance Sheet Capital may elect not to sell (or retain) all or the same proportion of such Relevant Instrument. Where the full amount of a Relevant Instrument desired to be sold is not able to be sold, each participating LC Account will sell a pro rata amount of the Relevant Instrument (and bear Antares Trading Fees, as and to the extent described above), subject to the considerations set forth in Section 5 (Allocation Considerations).

10      Incremental bond opportunities involving a Relevant Instrument are also allocated in accordance with Section 4.1.

4.4            Principal and Cross Transactions

In certain cases, where consistent with the Advisers’ fiduciary duties and applicable law, a purchase and sale of a Relevant Instrument among LC Accounts could constitute a principal transaction (within the meaning of Section 206(3) of the Investment Advisers Act of 1940 (“Advisers Act”)) or a cross transaction. The Advisers will comply with the applicable provisions of the Advisers Act and the Investment Company Act of 1940, each participating LC Account’s governing documents and the Advisers’ disclosures in connection with any transfer of a Relevant Instrument that constitutes a principal transaction or a cross transaction. In general, principal transaction and cross transaction opportunities will be allocated pro rata among Relevant LC Accounts, and otherwise in a manner consistent with Section 5 (Allocation Considerations).

5            Allocation Considerations

The Advisers will seek to allocate investment opportunities in Relevant Instruments fairly and equitably over time in accordance with applicable law, relevant contracts, each LC Account’s circumstances (including, if relevant, whether the account in question is a Seasoning Account) and, in each case, in a manner that is in the best interests of its LC Clients, consistent with these Liquid Credit Procedures and in accordance with the Advisers’ fiduciary duties. As a result, while the Advisers generally seek to take a pro rata approach to allocations, in order to promote allocations that are in the best interests of LC Clients over time, the Advisers will consider the factors set forth below (among others) in determining the amount of any Relevant Instrument that is appropriate to be allocated to any particular LC Account in light of the particular opportunity, including:

i.	the terms of each agreement and any contractual and/or legal duties owed to LC Clients;

ii.	the relative actual or potential exposure of any particular LC Client to the type of investment opportunity in terms of its existing investment portfolio;

iii.	the primary investment mandates, investment objectives and expected portfolio profiles of such LC Clients (including limitations on, or preferences for, particular tranches);

iv.	cash availability of such LC Accounts, taking into account any availability under any financing arrangement to the extent established and accessible for each applicable LC Accounts and including circumstances where an LC Client is newly formed and/or has experienced significant cash contributions, to the extent established and accessible for each such applicable LC Client;

v.	suitability, instructions from such LC Clients, whether a purchase is being made for a specific LC Client, permitted leverage and available financing for the investment opportunity (including, without limitation, taking into account the levels/rates that would be required to obtain an appropriate return and covenant compliance and the curing of any default or event of default under the applicable financing documents);

vi.	the size, liquidity and duration of the investment opportunity and considerations relating to the closing or syndication of the related loan or any upsizing or restructuring thereof such as requests, rights or requirements of obligors under such related loan and their related private equity sponsors or of existing lenders (including third parties) under such related loan in connection therewith, to account for evolving circumstances with respect to all participating or potentially participating accounts or to accommodate the inclusion of third-party investors in order to close or to successfully syndicate the related loan or any upsizing or restructuring thereof, including all of its related tranches, and any related credit facilities, where the relevant Adviser(s) believe doing so is necessary or appropriate to promote fair and equitable allocations among LC Clients over time, to help assure the continued availability of Relevant Instrument and Eligible Loans for, and/or to maintain Antares’ ability to source future loans to the benefit of, Clients;

vii.	the seniority of the Relevant Instrument and other capital structure criteria;

viii.	tax effects or potential effects;

ix.	regulatory effects or potential effects;

x.	conflicts of interests or potential conflicts of interests;

xi.	the risk or investment concentration parameters of such LC Clients (including, without limitation, parameters such as geography, industry, issuer, volatility, leverage, liability duration or weighted average life, asset class type, or other similar risk metrics);

xii.	whether the allocation of the Relevant Instrument would result in a de minimis allocation;[11]

xiii.	whether the investment opportunity is a follow-on investment, including where such opportunity is to be funded by existing lenders (including third parties);

xiv.	whether the LC Client is or is expected to soon be open to redemptions or liquidating; and

xv.	such other criteria as are reasonably related to a reasonable allocation of a particular investment opportunity to one or more LC Clients (e.g., in the case of a client ramp-up period[12] or when incubating a particular investment strategy or product or, in connection with a client that directly or indirectly finances its assets, compliance with or optimization of collateral quality tests, portfolio concentration limits, overcollateralization triggers, interest coverage tests or any other test that diverts cash flow from payment to the equity owners of the related entity).

6	Allocation of Investment Related Expenses

Investment related expenses are allocated in accordance with the Advisers’ Global Expense Allocation Policy.

7	Oversight and Review

Personnel of the Advisers responsible for making allocation determinations shall document these determinations and shall direct any questions they may have relating to these Liquid Credit Procedures and the allocation of any particular investment opportunity to the Adviser ICs, the Advisers’ Allocation Committee or a member of any of such committees. On at least a quarterly basis, the Advisers’ Allocation Committee reviews the allocations of Relevant Instruments made pursuant to these Liquid Credit Procedures during the preceding quarter, as part of the review described in Section 6 of the Procedures.

[11]	To the extent that the Available Amount of a Relevant Instrument is so limited in size that such allocation to all LC Accounts who indicated interest would result in de minimis allocations, the Advisers can use alternate means believed to be fair and equitable over time to allocate such opportunity, including random or rotational allocations.
[12]	For CLOs this would generally be during the “warehouse period” and the period from pricing to the effective date, as defined in the CLO’s Governing Documents. For other types of LC Clients, the ramping period exists when the LC Client has a material amount of uninvested cash contributions (or ability to draw on a sub-line or similar credit facility). In order to assure that such LC Clients can be invested in an efficient manner, the Advisers can apply a multiplier to such LC Clients’ indications of interest, or otherwise increase investments to such LC Clients, where deemed appropriate, as set forth in the relevant investment committee charter.

The Advisers and the Advisers’ Allocation Committee may revise these Liquid Credit Procedures from time to time in their sole discretion and in accordance with applicable law.

8            Exceptions

A portfolio manager may, under extraordinary circumstances, recommend that an exception be made from these Liquid Credit Procedures in connection with the allocation of Relevant Instruments, provided that any such exception is consistent with the goal of fair and equitable treatment over time. Any such exception shall be subject to the approval of the applicable Adviser IC, and the Advisers’ Chief Compliance Officer, and the reasons for making the exception shall be documented and such records retained in accordance with Section 8 (Records).

9            Records

The Advisers will make and retain appropriate, contemporaneous records with respect to allocations of Relevant Instruments.

Adopted: January 2024

Appendix F: Investment Valuation

Antares Capital Advisers LLC;

Antares Capital Credit Advisers LLC; and

Antares Liquid Credit Strategies LLC

Valuation Policies and Procedures

1.            Overview

Antares Capital Advisers LLC (“ACA”), Antares Capital Credit Advisers (“ACCA”) and Antares Liquid Credit Strategies LLC (“ALCS” and, together with ACA and ACCA, the “Advisers”) have adopted these Valuation Policies and Procedures (the “Procedures”) for use in the valuation of assets held by clients of the Advisers including, without limitation, separately managed accounts, funds, CLO issuers, Business Development Companies (“BDCs”) and any other clients advised by the Advisers (“Clients”).1 The Advisers may revise these procedures from time to time in their sole discretion and in accordance with applicable law.

Except to the extent that a Client’s governing documents require a different valuation policy, process or methodology, the Advisers value each Client’s assets (“Assets”),2 which are frequently illiquid and without a readily ascertainable market value, at fair value, generally in accordance with U.S. generally accepted accounting principles (“GAAP”) and as more fully described below.3 Where an Adviser believes a reliable market price is readily ascertainable for an Asset, the Adviser will value such Asset at such current market price. Assets for which an Adviser believes reliable market prices are not readily ascertainable will be fair valued by the Adviser in good faith and in accordance with Section 3 of these Procedures. Responsibility for valuation rests with the Advisers’ Joint Valuation Committee (the “Committee”).4 The Committee may consult with, receive information from, and delegate certain decisions and functions to, other personnel of the Advisers as it determines to be appropriate.

[1]	Asset valuations determined pursuant to these Procedures could differ from those performed by an Adviser for other purposes, such as the valuation of assets held on the balance sheets of the Advisers or their affiliates, due to differences in GAAP classification and measurement, including and without limitation as a result of the implementation of the new CECL requirements as of January 2023. In addition, certain other policies and procedures of the Advisers (e.g., policies and procedures relating to cross trades) may provide for alternative valuation methods under certain circumstances. In such instances, those valuation procedures would supersede the policies and procedures herein for such purposes.

[2]	Clients’ assets consist principally of: (1) middle market loans originated by Antares (“Private Credit Loans”); (2) loans that would be recognized by market participants as syndicated loans structured to accommodate common syndicated lender constituencies such as banks and other institutional investors (e.g., collateral loan obligation issuers, investment companies, insurance companies, private funds and pensions (“Syndicated Loans”); (3) high-yield bonds and other liquid credit investments (“High Yield Investments”); and (4) equity interests related to loans in which a Client holds an interest (“Related Equity”). From time to time, a Client could hold other types of Assets.

[3]	For the avoidance of doubt, and pursuant to Section 3.E of these Procedures, to the extent a Client’s governing documents require a different valuation policy or process, only such Client’s Assets shall be so valued and the valuation of that Client’s Assets shall not impact (and may differ from) the Committee’s valuation of the same or similar Assets held by other Clients.

[4]	The Committee operates pursuant to a charter governing the Joint Valuation Committee of the Advisers (the “Charter”), which the Committee may amend from time to time.

2.            GAAP Fair Value Principles

The Advisers’ fair value methodology generally is consistent with the fair value principles established by FASB Accounting Standards Codification (ASC) Topic 820, Fair Value Measurement (“ASC Topic 820”). ASC Topic 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. ASC Topic 820 also provides guidance regarding a fair value hierarchy, which prioritizes information used to measure fair value and the effect of fair value measurements on earnings and provides for enhanced disclosures determined by the level within the hierarchy of information used in the valuation. In accordance with ASC Topic 820, these inputs are summarized in the three broad levels listed below:

Level 1 – quoted prices (unadjusted) in active markets for identical assets or liabilities that an Adviser has the ability to access at the measurement date.

Level 2 – inputs other than quoted prices included in Level 1 that are observable for the assets or liabilities, either directly or indirectly. Level 2 inputs include: quoted market prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

In certain cases, the inputs used to measure fair value may fall into different levels of fair value hierarchy. In such cases, an investment's level is based on the lowest level of input that is significant to the fair value measurement.

Generally, it is expected that Assets held by Clients will be valued quarterly (or more frequently, as deemed necessary or appropriate) using Level 2 and Level 3 inputs.

For Level 2 assets, quarterly back testing will be conducted using broker quotes or independent third-party pricing services to monitor the historical valuations against actual transactions and trading activity to corroborate the Level 2 qualification.

This valuation policy is intended to provide a consistent basis for determining the fair value of the portfolio.

3.	Advisers’ Fair Value Methodology for Assets.

A.           Private Credit Loans. As of any date of determination the Committee will determine the fair value of a Private Credit Loan by taking into consideration the following information and inputs to the extent reasonably available to the Committee:

i.	current pricing data, which may include:

1.	the price at which the Asset or similar assets are trading in the secondary market within a sufficiently recent period, such that the price is meaningful in the view of the Committee;

2.	the most recent price for the Asset, as published by a third-party pricing service deemed reputable by the Committee (e.g., IHS Markit, Bloomberg, Thomson Reuters or IDC) within a sufficiently recent period, such that the price is meaningful in the view of the Committee, taking into account, among other factors, the number of market participants whose bid and ask prices have contributed to that price; and

3.	for an Asset closed within the previous 90 days, use of original issue discount (“OID”) or accredited OID, if no material market changes;

ii.	the fair value of an independent third-party valuation firm within 90 days of issuance of the valuation report, to the extent available and deemed reliable by the Committee;

iii.	the fair value of such Asset based on a valuation model approved by the Committee (each a “Valuation Model”); and

iv.	such other information and considerations that the Committee deems material to such determination.

B.           Syndicated Loans and High Yield Investments. When necessary1 and as of any date of determination, the Committee will determine the fair value of a Syndicated Loan or High Yield Investment by taking into consideration the following information and inputs to the extent reasonably available to the Committee:

i.             Current pricing data, which may include:

1.	the mid-price where pricing is available for the Asset, or similar assets, from a pricing service deemed reputable by the Committee (e.g., IHS Markit, Bloomberg, Thomson Reuters or IDC) for the relevant trade date, if bid and ask prices from one or more market participants other than Antares contributed to such pricing;

2.	the average of the mid-points of two or more indicative broker quotes, as obtained by the portfolio management team, for the Asset, or for similar assets, for the relevant trade date; or

3.	for an Asset closed within the previous 90 days, use of original issue discount (“OID”) or accredited OID, if no material market changes.

ii.	the fair value of an independent third-party valuation firm within 90 days of issuance, to the extent available and deemed reliable by the Committee;

1 Investments that are valued through a pricing service will not require the Committee approval, unless the Advisers believe it appropriate to override the fair value provided by the pricing service.

iii.	the fair value of such Asset based on an internally generated Valuation Model approved by the Committee;

iv.	in any such valuation, in addition to the foregoing, such other information and considerations that the Committee deems material to such determination.

C.            Related Equity and Other Assets. For Related Equity and other Assets not described in Sections 3.A or 3.B, the Committee will determine the fair value of the Asset as of the relevant date of determination by taking into consideration the following information and inputs to the extent reasonably available to the Committee:

i.	current pricing data, which may include the price imputed for the Asset based on the issuance of any new debt or equity security of the issuer or obligor to a third party;

ii.	the fair value of an independent third-party valuation firm within 90 days of issuance of the valuation report, to the extent available and deemed reliable by the Committee;

iii.	the fair value of such Asset based on a Valuation Model approved by the Committee; and

iv.	such other information and considerations that the Committee deems material to such determination.

D.            Third-Party Valuations. An Adviser may, at its discretion, solicit a fair market valuation from an independent, third-party valuation firm selected by the Adviser.

E.            Client-Mandated Valuation Methodologies. These Procedures shall not apply to the extent inconsistent with any valuation policies, processes or methodologies required pursuant to a Client’s governing documents with respect to such Client’s Assets; provided that, any value determined in accordance with such Client-mandated valuation methodologies shall apply only to that particular Client and shall not impact the value of the same (or similar) Assets held by other Clients.

4.            Antares Strategic Credit Fund (“A-STAR”) and Antares Strategic Credit Fund II (“A-STAR II”) (together, the “A-STAR BDCs”) The respective board of trustees of each of A-STAR and A-STAR II (in this section, the “Board of Directors”) has appointed ACCA as its valuation designee and, in such capacity, ACCA is primarily responsible for the valuation of the A-STAR BDCs’ Assets, subject to the oversight of the Board of Directors. As the valuation designee, ACCA values the A-STAR BDCs’ Assets according to these Procedures and any supplemental valuation procedures adopted by it and approved by the board of trustees. To the extent there are any conflicts between these Procedures as they apply to A-STAR or A-STAR II and any supplemental valuation procedures or the Investment Company Act of 1940, as amended and the rules thereunder, (the “1940 Act”) the supplemental valuation procedures and the 1940 Act supersede these Procedures, with respect to the A- STAR BDCs.

5.            Review of Valuation Methodologies. The Committee may, in its discretion, request that a third party (which may be an independent public accounting firm or other entity) selected by the Committee, evaluate the reasonableness of the valuation processes employed pursuant to these Procedures.

6.            Committee Meetings and Decisions. As set forth in the Charter, the Committee shall meet at least quarterly, with such meetings to be either in-person, telephonic, or by electronic communication, such as e-mail. The Committee may delegate certain valuation determinations to the Advisers’ personnel and responsibility for valuing certain Assets, in appropriate circumstances, as determined by the Committee. Prior to approval by the Committee (or its delegates) of any Asset valuation (to the extent required), the applicable Adviser will provide the Committee (or its delegates) with such information and reports as it deems appropriate.

7.            Records. As set forth in the Charter, each Adviser will retain records of such information and reports, as well as any relevant communications by or among the Committee (or its delegates), in connection with valuation determinations with respect to Assets held by that Adviser’s Clients as is required by applicable laws, rules or regulations, by agreement with any Client or as otherwise deemed appropriate by such Adviser from time to time. Each Adviser will also retain in its records copies of these Procedures, as required by applicable law.

Adopted: April 2017

Revised: December 2023

Revised: July 2024

Appendix G: Social Media Policy

The use of social media and social networking has transformed the way companies conduct their operations. It can be paramount in introducing a company’s products, services and brand to a vast and diverse audience and can also be a vital instrument for feedback and communication, as well as being a great way to share your views, build relationships, and learn from others. However, there are risks to both the employee and the company associated with the use of social media and social networking. Depending on their content, social media posts may constitute Advertisements under the Marketing Rule. For example, certain uses of social media, such as “re-tweets” may be construed as testimonials. Accordingly, Antares Capital LP and Antares Holdings LP (collectively, “Antares”) have established written guidelines for use of social media/networking in and out of the work environment.

Personal Use of Social Media & Social Networks

Applicable to all Employees:

Antares does not prohibit employees from posting, in a personal capacity, on public forums such as blogs, social networking or social media (“Social Media Sites”) sites like Facebook, Twitter, Instagram, and Snapchat. For a variety of reasons (including, but not limited to, cybersecurity concerns), however, Antares reserves the right to restrict the use of Social Media Sites (other than LinkedIn) on Antares equipment, corporate network and company provided secured Wi-Fi.

Antares also imposes the following restrictions on these types of activities:

●	Employees are prohibited from conducting Antares business on any Social Media Site without explicit approval; this includes direct messaging.

●	Employees may not present themselves as an Antares spokesperson unless they have explicit permission to do so.

●	Employees must not make negative statements about Antares’ competitors, past, current or potential clients/customers, suppliers, consultants, or other business partners.

●	Employees must treat others with respect and must not use ethnic slurs or engage in any illegal conduct or conduct that would violate Antares policies, including anti-harassment and anti-discrimination policies.

●	Employees must never identify an individual as being a client or customer or post any non-public information about a client or customer in a public forum, unless the client or customer has provided prior consent and Antares has authorized such employee to take such action.

●	Employees must not disclose proprietary information about Antares, its operations or investment decisions in any public forum (including Social Media Sites) or disclose anything that in any way relates to our business plans, our strategies, or our ongoing activities.

●	Employees are prohibited from posting on any Social Media Site any pictures, videos, recordings or other media taken in connection with any Antares-related work activity, including any Antares sanctioned event, industry events or other similar events, other than as set forth below under Authorized Use of Social Media on behalf of Antares.

●	Employees must not create an anonymous account, a private account or an account that is not open to the public to create postings that would otherwise be prohibited herein.

●	Employees must not wear Antares- or customer-branded attire when posting any pictures, videos, recordings or other media on Social Media Sites, if such posting exhibits illegal activity or reflects negatively on Antares or any of its customers or is not consistent with the Antares brand and its principles.

●	Employees who are part of the Asset Management Team or who engage in asset management activities are also subject to SEC rules and regulations under the Investment Advisers Act of 1940, including Rule 206(4)-1 (the “Advertising Rule”), and therefore may be subject to additional limitations as to their activities on Social Media Sites.

Nothing in these guidelines is intended or should be read to prevent any employee from engaging in conduct protected by state or federal law such as discussing wages, hours, benefits, working conditions or other terms and conditions of employment.

For Senior Managing Directors, Managing Directors, and Senior Vice Presidents with Direct Reports Only:

Due to your position at Antares many people (including customers/clients and potential customers/clients) may perceive your views, even if expressed in your personal capacity, as being reflective as those of Antares. It is expected that you will have a personal and professional social media footprint that reflects and is consistent with the Antares brand and what it stands for. How you conduct yourself in the online social space not only reflects on you – it is a direct reflection upon Antares and its affiliates. As such, in addition to the restrictions and notations contained previously herein, you should also ensure that your personal, as well as any business posts, convey the same positive, optimistic spirit that the company instills in all of its communications. Be respectful of all individuals, races, religions, and cultures and avoid slurs, personal attacks or insults, obscenity, and topics that may be considered objectionable or inflammatory.

The Company reserves the right to audit the social media activities of members of Senior Managing Directors, Managing Directors, and Senior Vice Presidents with direct reports to ensure compliance with this policy.

Authorized Use of Social Media on behalf of Antares

The following employees are permitted to act on behalf of Antares within the scope described (if any) with respect to the use of social media and social networking and are each considered an “Approved Person”: (i) members of the Communications and Marketing team who are responsible for social media and social networking, (ii) members of the HR team who are responsible for recruiting and using social media for recruiting purposes, including posting for open positions, and (iii) any other employee specifically designated by the CEO for a specific purpose. Even in this capacity, there is a very real risk to Antares’ reputation and brand, and information about the Firm that is posted in a public forum might be construed as an advertisement and may be subject to regulations, including the Advertising Rule. As such, when an Approved Person is posting or re-posting in the public domain, whether that is using LinkedIn as a sales medium or posting marketing material on official Antares social media outlets, the following guidelines must be upheld:

●	Follow the Code of Ethics and all other company policies. All employees are subject to the policies outlined in the Code of Ethics and Compliance Manual as well as all other company policies; this extends to conduct in the online social media/social networking space when acting on behalf of Antares in any capacity.

●	Fully disclose your affiliation with Antares, where applicable. Antares employees who are authorized to communicate on the company’s behalf should disclose their name and their affiliation. It is never acceptable to use aliases or otherwise deceive people. This disclosure is equally important for any vendor, contractor, or third party who is representing Antares online.

●	Comply with all applicable laws. When engaging in the social media space, you are expected to respect and adhere to all applicable laws and regulations including those concerning Financial Reporting, Insider Trading, Antitrust, Copyright, Anti-Bribery, Data Protection, and Marketing and Advertising Rule under the Investment Advisers Act of 1940.

●	Protect confidential information and adhere to privacy laws. As noted in the Compliance Manual, it is incumbent on each employee who may receive confidential information to use reasonable efforts to safeguard such information in compliance with all contractual obligations, applicable privacy, and information security laws. This type of information might include social security numbers, income, assets, risk tolerance and transaction history, etc. and should not be disclosed in any public forum, including Social Media Sites.

●	Protect and enhance the Antares brand. Antares understands that certain employees engage in online social media and social networking activities for legitimate purposes and that these activities may be helpful for their business endeavors. However, as an Antares representative, it is important that your posts convey the same positive, optimistic spirit that the company instills in all of its communications. Be respectful of all individuals, races, religions, and cultures and avoid slurs, personal attacks or insults, obscenity and topics that may be considered objectionable or inflammatory; how you conduct yourself in the online social space not only reflects on you – it is a direct reflection upon Antares and its affiliates.

It is important to note that whether in a business or personal capacity, sound judgment should always be used when posting on public forums or Social Media Sites. An entry posted in the public domain is essentially part of a permanent record, even if you “remove/delete” it or attempt to make it anonymous. It can be retrieved, redistributed, or misinterpreted in a manner not intended by its originator. If ever in doubt, speak with your direct supervisor or member of the Communications and Marketing team for advice and clarification.

Frequently Asked Questions

Can I post my title or general role with Antares on Social Media Sites?

Yes, general role or title can be shared on Social Media Sites, however, posting other information about the firm on any public forum without explicit approval from the Communications and Marketing team might be construed as an advertisement and may be subject to regulations. However, nothing in these guidelines should be read to prevent any employee from engaging in conduct protected by state or federal law such as discussing wages, hours, benefits, working conditions or other terms and conditions of employment.

What should I do if I come across a negative or positive post?

Even if you are not acting in an official capacity for Antares, you are one of our most vital assets for monitoring the social media landscape. If you come across positive or negative remarks about the company or its brands online that you believe are important, please share with the Communications and Marketing, Compliance, or Human Resources teams.

Can I re-tweet or re-post content from any of Antares’ existing social channels?

Yes. You are free to re-post any online content that already appears on an external Antares digital property, including any job postings from our website, Tweets, and LinkedIn posts, although you should clearly identify yourself as an employee of Antares within the post when re-posting such content. Never re-post any content you view on an internal Antares site. Re-tweets and re-posts of content may constitute testimonials or endorsements under the Marketing Rule and the Advertising and Marketing Policies will apply.

Can I get in trouble for saying the wrong thing?

Yes. Antares treats violations of any of our policies and procedures very seriously. Adherence to Antares’ policies and procedures is a condition of employment. Therefore, disciplinary action, up to and including termination, may be taken against employees who violate the terms of policies and procedures. You are also legally responsible for your social media postings. And you may be personally liable for postings (or links to other postings) that are considered defamatory, disparaging or threatening, that violate any applicable law, or that disclose confidential or proprietary information.

Appendix H: Approved Brokers

Antares Capital LP

Antares Capital Advisers LLC

Antares Capital Credit Advisers LLC

And

Antares Liquid Credit Strategies LLC

Approved Brokers

Effective: July 1, 2019

FINANCIAL FIRM
Alliance Bernstein
Ameriprise
AXA Advisors
Bank of America / US Trust
Charles Schwab
Citigroup
E*Trade
Edward Jones
Fidelity
Goldman Sachs
JP Morgan Chase Wealth Management
JP Morgan Private Bank
JPMS Heritage Bear Stearns
LPL
Merrill Lynch
Morgan Stanley Smith Barney
Northwestern Mutual
Raymond James
Royal Bank of Canada (RBC)
TD Ameritrade
UBS
USAA
Vanguard
Wells Fargo / Wachovia
Wells Fargo Advisors

Appendix I: Do’s and Don’ts to Consider with the Public and the Press When Marketing the Private Funds

Do’s And Don’ts To Consider With The Public And The Press When Marketing The Private Funds (or Private Placements Of A Bdc Or Clo)

●	Don’t mention any new fund offering or make statements that might be construed as an attempt to market for fund interests.

●	Don’t assume your comments will be okay if you don’t mention a specific fund by name.

●	Don’t mention specific facts about existing funds that might be of interest to prospective investors, such as investment returns.

●	Don’t focus on the manager’s role as a sponsor of private funds (e.g., track records, historical investment results, etc.).

●	Don’t assume comments are permitted about a fund that has not yet launched or for which offering materials have not yet been prepared.

●	Don’t circulate any marketing materials (including PPMs, circulars, fund cards, market letters, research reports, form letters, seminar texts and telemarketing scripts, power point presentations, or materials for any other advisory services) without proper internal controls over who is receiving those materials and on what basis.

●	Do respond to inquiries about the offering or the fund in the market from the press and others who are not qualified investors with “no comment” and direct the inquiry to Legal.

●	Do maintain a contemporaneous record of any meeting, seminar, presentation or inquiry for your protection in the event you are misquoted.

●	Do be aware that the Fund (as issuer) and the relevant Adviser (as sponsor) will have the burden of proving compliance with the private placement exemptions on which it relies.

●	Do limit the persons authorized to talk to the press to a small number of professionals who have been fully briefed by Legal and Compliance.

Appendix J: Antares Capital Privacy Policy

Antares Capital Privacy Policy

Last updated: August 10, 2022

Antares Capital LP, Antares Capital Advisors LLC, and their respective affiliates listed in the “Antares Affiliates” section below, together with any investment fund managed by any of the foregoing (collectively, “Antares”, “we”, “our”, or “us”) are committed to respecting and protecting your privacy. This privacy policy (this “Privacy Policy”) describes the manner in which we collect, use, maintain, disclose and otherwise process Personal Information (defined below).

This Privacy Policy applies if you provide your contact information to us, and to our ongoing dealings with you as a current, prospective or former client, investor, borrower, vendor, lender or sponsor.

This Privacy Policy forms part of our Terms and Conditions of Use, available at: https://www.antares.com/terms-conditions/. Please read this Privacy Policy carefully so that you understand our privacy practices. By providing Personal Information to us, you agree to be bound and abide by this Privacy Policy and our Terms and Conditions of Use, and you hereby consent to our collection, use, disclosure and other processing of your Personal Information in accordance with this Privacy Policy. If you do not agree with our use of your Personal Information as set forth in this Privacy Policy, you should not provide us with your Personal Information. However, if you do not provide us with certain Personal Information, or if you exercise any rights you may have to prevent us from using such Personal Information, we may not be able to do business with you.

If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with Personal Information about individuals connected to you for any reason in relation to your investment with us, this Privacy Policy is relevant for those individuals and you should provide this Privacy Policy to such individuals or otherwise advise them of its content.

For purposes of this Privacy Policy, the term “Personal Information” has the meaning given to such term (or to terms of similar intent, such as “personal data”) under applicable law, as and to the extent applicable to your rights and our obligations with respect to such information, including (as and to the extent applicable): (i) “personal information” as defined under the California Consumer Privacy Act of 2018 (the “CCPA”) and the California Privacy Rights Act (the “CPRA”); (ii) “non-public personal information” as defined under the Gramm-Leach-Bliley Act (Public Law 106-102); (iii) “personal data” as defined under the General Data Protection Regulation (EU) 2016/679 (the “GDPR”) or the UK General Data Protection Regulation (i.e., the GDPR as implemented into the laws of the United Kingdom (the “UK”)) (the “UK GDPR”); and/or (iv) “personal data” as defined under the Data Protection Act (As Revised) of the Cayman Islands (the “DPA”). We do not consider Personal Information to include information that has been aggregated or de-identified such that it does not allow a third party to reasonably identify a specific individual or household.

1. PERSONAL INFORMATION WE COLLECT

The Personal Information we collect and otherwise process includes information you voluntarily provide us (or other external sources provide us).

PERSONAL INFORMATION YOU PROVIDE

The types of Personal Information we collect and otherwise process about you depends on the product or service you have with us and the nature of our relationship with you. We may collect your Personal Information in various ways, including via email, telephone, videoconference, a Site contact form, as part of a transaction, and through other documents, forms, questionnaires and correspondence (such as your subscription agreement and related documents). Wherever reasonably practicable, we will endeavor to collect information about you from you personally.

We may collect the following categories of Personal Information about you:

●	Identifiers (e.g., real name, alias, postal address, email address, social security number, driver’s license number, passport number, other government ID, signature, telephone number, and spouse’s name) and other contact information;
●	Financial information (e.g., tax-related identification numbers, information and codes, wire transfer information, banking details and other account details);

●	Protected characteristic information (e.g., age, date of birth, nationality, citizenship, country of residence, gender, race, and other types of such information);
●	Commercial information (e.g., assets, income, account numbers, transaction, investment and withdrawal history, net worth, accounts at other institutions, information concerning source of funds and any applicable restrictions on your investment, such as political exposure or sanctions);
●	Details of your company’s directors, shareholders, secretaries, authorized signatories and other comparable officers and/or beneficiaries, and identification documents;
●	Professional or employment-related information (e.g., current or past job history, education, personal references); and/or
●	Inferences drawn (e.g., preferences, characteristics, predispositions, behavior, aptitude, and trends) based on other Personal Information, such as assets, investment experience, risk tolerance, investment activity, and transaction history.

Of the above categories of Personal Information that we may collect about you, the following may be considered “sensitive” categories under certain applicable laws: social security number, driver’s license number, financial account information, and racial or ethnic origin. This Privacy Policy, and the practices described herein, applies equally to our collection, use, disclosure and other processing of such “sensitive” Personal Information.

It may be necessary or more practicable at times to collect certain of the Personal Information listed above from external sources, such as:

●	A financial adviser, lawyer, broker or other professional advisor;
●	Authorized representatives, such as executors or administrators;
●	Credit check providers;
●	Publicly available registries and other publicly available sources; and/or

●	Identification verification and other service providers.

In certain circumstances, we may combine Personal Information that you provide to us with Personal

Information that we collect from or about you from such external sources.

2. HOW WE USE PERSONAL INFORMATION

We use Personal Information about you, including the “sensitive” categories of Personal Information described above in the section entitled “Personal Information you Provide”, for various purposes, including:

●	To provide our products and services, including to establish and administer any investment or loan and/or provide general financial advice or information about our products and services;
●	To provide the specific services you request, including to manage your investments or loans, administer investment- and lending-related activities, conduct transactions and send you related information, including any confirmations and receipts;
●	To fulfill our contractual obligations, including pursuant to your subscription agreement (if applicable);
●	To manage and administer customer services, including the administration of your customer account;
●	To communicate with you about Antares, including our events, news and information we think will be of interest to you, and for other marketing purposes;
●	For insurance purposes, as necessary;
●	For our recruitment, when you apply for a position with us;
●	To comply with our legal and regulatory obligations, such as to enforce our Terms and Conditions of Use and for financial and credit checks, audit requirements, fraud and crime prevention and detection, record keeping, monitoring and background checks, including to comply with ‘know your client,’ anti-money laundering and sanctions-related legal and regulatory obligations. This may include automated checks of Personal Information you or your organization provide about your identity against relevant databases, and contacting you to confirm your identity, or making records of our communications with you for compliance purposes;
●	For internal administration and analysis and other everyday business purposes;
●	To operate, protect the security of and manage access to the Site and our premises, IT and communication systems, online platforms, and other systems;
●	To prevent and detect security threats, fraud or other criminal or malicious activities; and/or
●	To fulfill any other purposes related and/or ancillary to any of the above, or any other purposes for which your Personal Information was provided to us, consistent with the commitments made in this Privacy Policy.

We do not use or otherwise process your “sensitive” Personal Information other than as described herein.

3. HOW WE SHARE PERSONAL INFORMATION

We do not sell, trade, or rent your Personal Information to third parties, or share your Personal Information with third parties for purposes of cross-context behavioral advertising.

We may share your Personal Information with our affiliates in connection with servicing accounts and to otherwise fulfill the purposes described in the section entitled “How We Use Personal Information” above.

We may share your Personal Information with our service providers and other third parties that we partner with to assist us in various functions, including to provide technological support, perform security and anti-fraud services, provide you with our services and products, and provide you with communications and marketing information on our behalf. These service providers and other third parties, which have access to your Personal Information only to perform specific tasks on our behalf and are obligated not to disclose or use your Personal Information for any other purpose, can be classified in the following categories:

●	Financial service providers, which we rely on in part to manage your investment or loan and administer investment- and loan-related activities;
●	Marketing service providers, which we use to, among other things, send you promotional communications;
●	Event planners, which we use to organize and manage events and event-related services, including registering your attendance and the processing of your credit card data with respect to event-related expenses;
●	Financing counterparties, in order to assess such counterparties with regulatory checks and sourcing credit for fund-related entities in the course of our transactions and fund life cycles;
●	IT service providers, such as our data hosting provider and companies we employ to deliver and facilitate the services needed to support our business relationship with you, manage the Site, provide Site-related services and/or to assist us in analyzing how the Site is used; and
●	Other service providers that we may engage to provide services to us or on our behalf, including administrators, accountants, auditors, bankers, prime brokers, insurers, lawyers, AML service providers, placement agents, transfer agents, financial advisors, tax information service providers and other back-office service providers.

We also may share your Personal Information with third parties, including law enforcement, government agencies and regulatory authorities, in order to comply with our legal and regulatory obligations, such as pursuant to a court order, if such disclosure is otherwise necessary in support of any criminal or other legal investigation or proceeding or to relevant tax authorities in response to their request.

In addition, we may share your Personal Information with a third party or its advisors in connection with a potential or actual sale, merger or other disposition of all or part of our business or assets or any other corporate transaction (such as a financing or restructuring) involving such third party.

If you use a financial or other adviser (as indicated on your subscription agreement or subsequently communicated to us), we may also share your Personal Information with such adviser(s).

4. PERSONAL INFORMATION RETENTION

We will retain your Personal Information for a period no shorter than as required by our regulatory obligations and applicable law, and no longer than is reasonably necessary for our relevant business purposes in accordance with applicable law. You may be entitled to request further information regarding such retention periods, which you can do by contacting us as described in the “Contact Us” section below.

5. HOW WE PROTECT YOUR PERSONAL INFORMATION

We take the protection of your Personal Information very seriously. We seek to use security measures designed to reasonably protect against unauthorized access, alteration, disclosure or destruction of your Personal Information under our control. However, the Internet and the storage and transmission of electronic information is not completely secure or error free. We cannot guarantee that the information stored on our or our service providers’ servers or transmitted via email, will be completely safe or secure, and we cannot ensure or warrant the security of any information you provide to us. We do not accept liability for unintentional disclosure. We encourage you to use caution when using the Internet.

By providing Personal Information to us, you agree that we may communicate with you electronically regarding security, privacy, and administrative issues. If we learn of a breach or attempted breach of any of our or our service providers’ systems, we may attempt to notify you electronically by sending an email to you. You may have a legal right to receive this notice in writing. If you have any questions or concerns, please contact us as described in the “Contact Us” section below.

6. CHILDREN AND PRIVACY

We do not knowingly permit children under age 16 to register and/or to create an account for any content, product, or service. We will not knowingly collect, use, or disclose Personal Information about people under age 16, except as permitted by law. If we learn that we have collected any Personal Information from anyone under age 16, we will promptly take steps to delete such information.

If you believe that we may have collected any Personal Information from an individual under age 16, please contact us as described in the “Contact Us” section below.

7. CALIFORNIA PRIVACY RIGHTS

CCPA/CPRA

This section supplements the information contained in the rest of this Privacy Policy and describes certain rights California residents have with respect to their Personal Information(1) pursuant to the CCPA and the CPRA, as applicable and as described in this section. Please note that the rights under the CCPA and the CPRA do not apply to Personal Information collected, processed, sold or disclosed subject to the Gramm-Leach-Bliley Act (Public Law 106-102), the Fair Credit Reporting Act (12 CFR 1022) and/or the California Financial Information Privacy Act (i.e., when we collect Personal Information to offer you a financial product or service for personal, family, or household purposes).

Under certain circumstances, you may have the following rights in relation to the Personal Information we collect or otherwise process about you:

●	To request the deletion of the Personal Information we have collected about you;
●	To request additional information about whether and how we have collected, used, disclosed, and sold categories of Personal Information about you, including the specific pieces of Personal Information we have collected about you;
●	To request that we correct any inaccurate Personal Information we have collected about you; and
●	To opt out of the sale of your Personal Information. Currently, we do not sell your Personal Information.

(1) For the purposes of this section, “Personal Information” has the meaning given to the term “personal information” in the CCPA and the CPRA, as applicable.

You also may have the right not to receive discriminatory treatment if you exercise the rights listed above.

If you want to exercise any of these rights, please contact us as described in the “Contact Us” section below.

These rights are not absolute and each is subject to certain exceptions or qualifications. For example, if you are currently an investor in one of our funds and you request that we delete the Personal Information we have collected about you, the CCPA and the CPRA permit us to deny such request and retain your Personal Information to the extent necessary to manage the applicable fund and our business relationship with you in connection with that fund.

When you make a request, we may require that you provide information and follow procedures so that we can verify the request and your jurisdiction before responding to it. The verification steps we take may differ depending on the request you make. We will match the information that you provide in your request to information we already have on file to verify your identity. If we are able to verify your request, we will process your request. If we cannot verify your request, we may ask you for additional information to help us verify your request.

You will be required to submit your first and last name and email address, and may also be asked to provide your telephone number or address, so that we can verify your request. Please provide as much of the requested information as possible to help us verify the request. We will only use the information received to verify the request for the purposes of responding to the request.

The CCPA and the CPRA permit California residents to use an authorized agent to make the above requests. We require your authorized agent to provide us with proof of your written permission (for example, a power of attorney) that shows the authorized agent has the authority to submit a request for you. An authorized agent must follow the process described above to make a request. The authorized agent must also verify his or her own identity. We will confirm the agent’s authority with you before responding to the request.

For California residents with disabilities who need to access this Privacy Policy in an alternative format, please contact us as described in the “Contact Us” section below.

8. EEA AND UK PRIVACY RIGHTS

This section supplements the information contained in the rest of this Privacy Policy and describes certain rights residents of the EEA and the UK have with respect to their Personal Information(2) pursuant to the GDPR and the UK GDPR, as applicable and as described in this section. For purposes of the GDPR and the UK GDPR, Antares Capital LP is the controller of such Personal Information.

(2) For the purposes of this section, “Personal Information” has the meaning given to the term “personal information” in the GDPR and the UK GDPR, as applicable.

OUR BASES FOR PROCESSING YOUR PERSONAL INFORMATION

We may process your Personal Information in connection with any of the purposes set out above on one or more of the following legal bases:

●	Because it is necessary for us to do so to perform your instructions or another contract with you or your organization, such as your subscription agreement and/or its constitutional and operational documents;

●	To comply with our legal and regulatory obligations (such as compliance with anti-money laundering and FATCA/CRS requirements), as well as to keep records of our compliance processes or tax records;

●	To establish, exercise or defend our legal rights for the purposes of legal proceedings;

●	Because the processing is necessary for our legitimate interests, provided that those interests are not overridden by your interests or fundamental rights and freedoms; and/or

●	Because you have expressly given us your consent to process your Personal Information in that manner.

INTERNATIONAL TRANSFERS

Our processing of your Personal Information may involve transferring your Personal Information outside of the EEA or the UK, including to countries (such as the United States) which may not offer the same standard of protection for Personal Information as countries within the EEA or the UK. Whenever we transfer your Personal Information outside of the EEA or the UK to countries that have not been deemed to provide an adequate level of protection for Personal Information by the European Commission and/or the relevant public authority in the UK, as applicable, we seek to ensure a similar degree of protection is afforded to it by, where required by the GDPR or the UK GDPR, using specific contracts approved by the European Commission or the relevant public authority in the UK. You may be entitled, in accordance with the GDPR or the UK GDPR, as applicable, to request further information regarding such safeguards, which you can do by contacting us as described in the “Contact Us” section below.

YOUR RIGHTS

Under certain circumstances, you may have the following rights in relation to the Personal Information we collect or otherwise process about you:

●	Right of access: You may ask us to confirm whether we are processing your Personal Information and, if so, to provide you with a copy of that Personal Information (along with certain other details);

●	Right to rectification: If the Personal Information we collect or otherwise process about you is inaccurate or incomplete, you may ask for rectification or completion;

●	Right to erasure: You may ask us to delete your Personal Information in some circumstances, e.g., if we no longer need it or you withdraw your consent (where applicable);

●	Right to restrict processing: You may ask us to restrict the processing of your Personal Information in certain circumstances, e.g., if you object to us processing it;

●	Right to data portability: You may ask to obtain Personal Information you have provided to us in a structured, commonly used and machine-readable format for reuse under certain circumstances;

●	Right to object: You may ask us to stop processing your Personal Information if we:

o	rely on legitimate interests to process your Personal Information, except if we can demonstrate compelling legal grounds for the processing; or

o	process your Personal Information for direct marketing purposes.

●	Rights in relation to automated decision-making and profiling: You may request not to be subject to a decision when it is based solely on automated processing, including profiling, and it produces a legal effect or similarly significantly affects you unless such profiling in necessary for entering into, or the performance of, a contract between you and us; and

●	Right to withdraw consent: If we rely on your consent as legal basis for processing your Personal Information, you may withdraw that consent at any time. This includes, but is not limited, to cases where we use your Personal Information for direct marketing purposes.

You also may be entitled, in accordance with applicable law, to lodge a complaint with a supervisory authority if you consider that our processing of your Personal Information infringes applicable law.

If you want to exercise any of these rights, please contact us as described in the “Contact Us” section below. These rights are not absolute and each is subject to certain exceptions or qualifications. For example, if you wish to withdraw your consent or object to processing, we may need to discuss with you whether our use of your Personal Information needs to continue for other lawful purposes, such as fulfilment of a legal or contractual requirement.

9. CAYMAN ISLANDS PRIVACY RIGHTS

Any Cayman Islands investment fund we manage may share your personal information with its service providers, including such investment fund's investment manager, administrator, sub-administrator, custodian, prime broker or others who are located outside the Cayman Islands. It may also be necessary to share your information with the Cayman Islands Monetary Authority or the Cayman Islands Tax Information Authority, which may, in turn, exchange this information with foreign tax authorities, regulatory or law enforcement agencies. Any transfer of your personal data by us, our affiliates or service providers outside the Cayman Islands will be carried out in accordance with the DPA.

You have certain rights under the DPA, including: (i) the right to be informed; (ii) the right of access; (iii) the right to rectification; (iv) the right to stop or restrict processing; (v) the right to stop direct marketing; (vi) rights in relation to automated decision making; (vii) the right to seek compensation; and (viii) the right to complain to the supervisory authority. A complaint in respect of a Cayman Islands investment fund may be lodged with the Office of the Ombudsman in the Cayman Islands. Please use the contact details under Section 11. Contact Us (below) if you wish to exercise these rights.

10. CHANGES IN OUR PRIVACY POLICY

We may change this Privacy Policy at any time, and we may provide you with notice of such changes through one or more of our channels. We encourage you to review this Privacy Policy whenever you interact with us to stay informed about our privacy practices.

11. CONTACT US

If you have questions about this policy or our processing of the Personal Information we hold about you, you can email privacy@antares.com or call us at 1-844-883-4166. You can also write to 320 S. Canal Street, Ste 4200, Chicago, Illinois 60606, Attention: Compliance.

ANTARES AFFILIATES

●	Antares Capital LP (New York, NY, United States of America)

●	Antares Holdings LP (Toronto, Canada)

●	Antares Capital Advisers LLC (Chicago, IL, United States of America)

●	Antares Capital Credit Advisers LLC

●	Antares Liquid Credit Strategies LLC

Appendix K: Best Execution

Antares Capital Advisers LLC, Antares Liquid Credit Strategies LLC, and Antares Capital Credit Advisers LLC

Policy and Procedures for Secondary Market Loan Trades and Seeking Best Execution

As fiduciaries, Antares Capital Advisers LLC (“ACA”), Antares Liquid Credit Strategies LLC (“ALCS”) and Antares Capital Credit Advisers LLC (“ACCA” and, together with ACA and ALCS, the “Advisers” and each an “Adviser”) have an obligation to seek “best execution” for client transactions in light of the circumstances present at the time of the transaction. Each of the Advisers seek to execute client transactions in a manner that, based on that Adviser’s view of the market for the instruments1 to be purchased or sold, is reasonably designed to result in the best possible outcome on behalf of participating clients. In seeking best execution, the Advisers consider (to the extent relevant): prevailing market conditions, price, speed of execution, likelihood of execution, liquidity of instrument, speed of settlement, transaction fees, overall service from the counterparty, and other relevant circumstances. When assessing the relative importance of these factors, the Advisers also consider (to the extent relevant): the characteristics of the client and the financial instruments that are the subject of the transaction. Each transaction is unique in its characteristics, not all transactions will be subject to some or all of these conditions and for some transactions, other conditions could apply, and, in each case, the relative importance of factors can vary. The Advisers seek to analyze executions and make decisions in the best interest of clients but will act at the discretion of the Advisers in doing so.

This policy and the procedures set forth below (this “Policy”) govern the purchase and sale of instruments in the secondary market.2

The Capital Markets Sales & Trading Desk and the Liquid Credit Desk

There are two desks through which the Advisers can trade: the “Capital Markets Sales & Trading Desk” through which it executes transactions in instruments (e.g., rated and non-rated first lien revolvers, term loans, CLO tranches, second lien term loans/mezzanine/preferred/subordinated debt, other junior capital solutions and equity) for its own account, for clients and for third parties (where Antares is named lead arranger or joint lead arranger or lead agent or administrative agent on a loan syndication), and the “Liquid Credit Desk” through which it executes transactions in instruments (e.g., equity, investment grade bonds, CLO tranches, other securities) for its clients managed by ALCS. The Capital Markets Sales & Trading Desk both makes a market in loans and executes trades on behalf of Antares, while the Liquid Credit Desk executes trades only on behalf of strategies managed by ALCS. Purchasing or disposing of instruments in the secondary market can include, at times, the two desks acting as counterparties where they will trade as third parties.

The Advisers expect that these two desks will be particularly knowledgeable about the relevant markets for these instruments.3 In light of the desks’ respective knowledge of the markets, their efficiency, and their ability to provide favorable execution, the Advisers believe that their desk can provide favorable execution and the Advisers expect to trade through their relevant desk with limited exceptions.

1 For purposes of this policy, instruments include, but are not limited to, loans (high yield bonds or related equity and other relevant investments). Related equity, for all purposes under these procedures, is equity offered in connection with the restructuring or workout of loans.

2 In the rare event that any Adviser was called upon to dispose of an equity security on behalf of any client, it would seek best execution where it has discretion to choose an intermediary in such transaction.

3 As there is no public secondary market for some of these traded instruments, which are less liquid than instruments traded on public bond or equity markets, effective trading requires knowledge of others who are current or prospective holders of loans to be purchased or sold – which generally can be obtained through the loan agent or others involved in the issuance.

Execution Process

Secondary transactions can arise in a variety of circumstances. Once an Adviser has identified an instrument to be purchased or sold on the secondary market, it communicates relevant transaction information, including the amount of the identified instrument it desires to purchase or sell, and the maximum price it is willing to pay or the minimum price it is willing to accept, as applicable, to the relevant desk. The desk then determines the availability and pricing for the instrument in the secondary market and presents available terms to the Adviser, who determines whether to proceed.4

As relevant, the desks will aggregate any orders for respective clients and seek to execute the transaction at the “Prevailing Market Rate5.” If the Prevailing Market Rate is more favorable than what was approved, clients will benefit from the improved pricing. If the Prevailing Market Rate is less favorable than what was approved, the desk will not enter into the transaction on behalf of relevant clients.

Each client who has met the minimum allocation amount will then be allocated its share of the transaction pro rata at the same blended price: (i) for private credit transactions, during the period between execution and settlement, if several transactions occurred at varying prices; or (ii) for liquid credit transactions, as of the trade date. There are no commissions however, the desks may benefit from a bid/ask spread (which is part of the Prevailing Market Rate).6 If the desired aggregate transaction amount is not fully filled, then the amount acquired (or sold) will be apportioned in accordance with the Advisers relevant allocation processes (as described in the Allocation Policy).

Soft Dollars

The Advisers do not currently expect to effectuate transactions or engage in arrangements pursuant to the “soft dollar safe harbor” under Section 28(e) of the Exchange Act with respect to the transactions covered by this Policy; however, Advisers can receive research and information from Antares or other intermediaries in connection with the Advisers’ investment and trading activities on behalf of clients.

Disclosure, Oversight, and Review

Advisers will disclose material information about their trading practices as required in Form ADV.

The ACA Investment Committee (“ACA-IC”), the Liquid Credit Investment Committee (“LC-IC”) and Antares Capital Credit Adviser Investment Committee (“ACCA-IC”) are primarily responsible for overseeing matters that arise under this Policy. The Advisers’ personnel responsible for making trading determinations should direct any relevant questions regarding this Policy or the execution of any particular transaction to the ACA-IC, LC-IC, and ACCA-IC or to the relevant member thereof as appropriate.

4 For any transactions that are executed through the desks on a principal basis, Section 206(3) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”) requires approval of the clients prior to settlement.

5 Prevailing Market Rate means the purchase price plus (or the sales proceeds) minus any transaction fees paid to the Capital Markets Sales & Trading Desk and/or a third party. Here, the Capital Markets Sales & Trading Desk can earn a bid/ask spread, a type of transaction fee, generally not to exceed 100 basis points.

6 To the extent that the Capital Markets Sales & Trading Desk executes through or with an intermediary, any spread to that intermediary would also be included in the Prevailing Market Rate, considered by ACA or ACCA prior to entering into the transaction, and shared ratably among participating clients.

Transactions covered by this Policy will be reviewed by Compliance on a periodic basis, the frequency and amount of which may be adjusted as needed.

The Advisers may revise this Policy from time to time as a result of these reviews or as they otherwise deem necessary or appropriate in their sole discretion.

Records

Consistent with Rule 204-2 under the Advisers Act, the Advisers will make and retain contemporaneous records with respect to transactions subject to this Policy and any amendments hereto.

Adopted: April 2021

Updated: June 2024

Updated: November 2024

Appendix L: Custody Control Matrix

Business Area	2023 Control Activity
Investment Transactions	As needed for new loans, upon receipt of approvals via BMS approval workflow, the executed credit agreements, BMS Allocations Report, and other executed deal documents, a Loan Operations analyst inputs loan details in Loan IQ based on the authorized source documentation. The Team Lead or above (AVP, VP or SVP) on the Loan Operations team reviews and approves the loan details by comparing the Loan IQ fields to the deal documents and evidences their review via sign off in Loan IQ. Additionally, a secondary review is performed by the Genpact Team to confirm the setup of new deals/investments in Loan IQ was accurate based on supporting documentation. Discrepancies, if any, are communicated to the onshore Loan Operations Team via the exception tracker for research and resolution prior to closing.
Investment Transactions	As needed for loan amendments or modifications, upon receipt of the executed legal agreements (e.g., amended credit agreement) and approval from authorized personnel, through BMS approval workflow, a Loan Operations analyst inputs loan details per the Amendment Credit Agreement and other deal modifications in Loan IQ, as applicable. The Team Lead or above (AVP, VP or SVP) on the Loan Operations team reviews the loan details by comparing the Loan IQ fields to the deal documents and evidences their review via sign off in Loan IQ. Additionally, a secondary review is performed by the Genpact Team to confirm the amendments to existing deals in Loan IQ were accurate based on the supporting documentation. Discrepancies, if any, are communicated to the onshore Loan Operations Team via the exception tracker for research and resolution prior to closing the exception.
Client Transactions/Money Movement

As needed, the Deal/Allocation Team requests written approval from the client or authorized third-party for participation in a new loan investment. Upon receipt of the Allocation summary and approvals via the BMS approval workflow, the Operations Analyst completes a Funding Memo detailing the participating program / accounts for each deal/investment.

For post close settlements, the funding memo is sent to the Investment Execution Team, Program Managers and Asset Management for further review and confirmation once notified of deal closing. Prior to settlement of the new loan investment, the Operations Analyst verifies and saves client assignment agreement or third-party approval.

On settlement day, the Operations Analyst verifies that the incoming cash/funding are received and reconciles to the allocation summary, funding memo, classified correctly in Loan IQ, and mapped to the proper fund/account via branch codes by reviewing GTreasury. LoanIQ transactions are prepared by the Operations Analyst and approved by Team Lead, SVP, AVP or VP of Middle Office for settlement in Loan IQ prior to release in GTreasury.

Business Area	2023 Control Activity
Client Transactions/Money Movement	Loan IQ automatically calculates expected wire payments, including those for interest, principal and fees, at the fund level based on the allocation input in Loan IQ. Operations Analysts use these calculations to match and book incoming wires.
Client Transactions/Money Movement	As needed, the Operations Analyst verifies that principal, interest, and fees received from borrowers are classified correctly in, and reconcile to Loan IQ based on the latest invoice, amortization schedule, etc., if applicable. The Operations analyst confirms that the principal, interest, and fees received from borrowers are accurately and timely mapped to the proper fund/account via branch codes through review of the GTreasury and branch code listings. The Operations Manager (AVP) or Team lead reviews the transaction and provides approval to the Operations Analyst to release the transaction in Loan IQ. Discrepancies if any are researched and resolved by the Operations group.
Reconciliation	On a monthly basis, cash reconciliations between the bank statements and the data fed into D365 General Ledger for transactions originating in LIQ are prepared by Finance contractors for the Antares Agency Accounts. These are monitored and reviewed by a GL Senior Analyst (Finance) and all variances are researched and resolved in a timely manner. Manual journals are prepared by GL Analysts as needed to record any cash reconciliation items for all Antares agency accounts. All manual journal entries booked in D365 are approved by a Controller (generally the GL Controller). All support files are saved on SharePoint and the Finance team signs off in OneStream at month end once all journal entries and reconciliations are complete.

Appendix M: BDC Policies and Procedures

1.	Introduction

ACCA serves as an adviser to Antares Strategic Credit Fund, Antares Strategic Credit Fund II and Antares Private Credit Fund (the “BDCs”), closed-end investment companies that have each elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”). The policies below are designed to supplement the Manual, and are intended to meet the requirement of Rule 38a-1 under the 1940 Act as applicable to the Advisers, and should be read in conjunction with the BDC Manual.

2.	BDC Investment Policies and Restrictions

ACCA, as investment adviser to the BDCs, will monitor the investment restrictions and policies that apply to a business development company to ensure compliance with the requirements of the 1940 Act, with the disclosures in each BDC’s registration statement, offering documents, and other public filings.

These Investment Restrictions are discussed in detail in Section II (BDC Investment Policies and Restrictions) in the BDC Manual. ACCA will ensure compliance with these restrictions.

3.	Advisory Agreements with BDCs – Additional Requirements

Under Section 15 of the 1940 Act, the relationship between a regulated investment company, including a business development company,76 and its investment adviser must be governed by a written contract approved by the vote of a majority of the company’s outstanding voting securities (as defined in Section of 2(a)(42) of the 1940 Act). Section 15 also sets forth certain provisions that must be included in investment company advisory contracts. The contract may continue in effect for a period of more than two years from the date of its execution only so long as the contract is approved at least annually by the investment company’s board of trustees or by shareholders.

A BDC’s advisory contract can be entered into or renewed only if approved by a majority of the investment company’s board of trustees as well as by a majority of trustees who are not parties to the contract or “interested persons” of a party (as defined in Section 2(a)(19) of the 1940 Act), at an in-person meeting of the board called for the purpose of voting on such approval. It is the duty of the trustees to request and evaluate, and the duty of the adviser to furnish such information as may reasonably be necessary to evaluate the terms of the contract.

Every advisory agreement with a BDC client must provide that the investment adviser may not assign the agreement without the client’s consent, which, depending on the circumstances, may be obtained by negative consent (depending on the contractual language).

4.	Custody and BDCs – Separate Requirements.

Under Rule 206(4)-2(b)(5), investment advisers are not required to comply with the Custody Rule “with respect to the account of an investment company registered under the Investment Company Act.” Instead, like other investment companies, BDCs must comply with the strict requirements of section 17(f) of the 1940 Act and the custody rules adopted under that section.

Pursuant to the exception to the Custody Rule for investment company advisers under Rule 206(4)-2(b)(5), the Firm is not subject to the Custody Rule in connection with the investments of the BDCs that must comply with the strict requirements of section 17(f) of the 1940 Act and the custody rules adopted under that section. Therefore, with respect to the BDCs, it is the Firm’s and ACCA’s policy to comply with section 17(f) of the 1940 Act and the custody rules adopted under that section, and not the Custody Rule.

76 Section 15 of the 1940 Act is made applicable to BDCs by Section 59 of the 1940 Act.

5.	Co-Investment Exemptive Order, Order Aggregation and Allocation, and Transaction with Affiliates.

Pursuant to Section 57 of the 1940 Act ("Section 57"), transactions involving a BDC and its investment adviser and certain affiliated persons are generally prohibited, absent an SEC exemptive order, and transactions with certain more remote affiliates of a BDC require approval by such BDC's board of trustees.

Transactions with BDC affiliates. In general, Section 57 limits the ability of certain persons related to a business development company, including its investment adviser, from purchasing or selling securities or other property from, or selling such items to, that business development company, or from entering into an arrangement or joint enterprise in which the affiliate, the business development company and a third party are involved.

Exemptive Order. The Advisers, Antares Private Credit Fund (“A-BDC”) and A-STAR have received a co-investment exemptive order (“the “Exemptive Order”) that allows each of A-BDC and A-STAR to enter into certain co-investment transactions with other affiliates, including the private funds and certain proprietary accounts of the Firm, subject to certain conditions described more fully in the respective Exemptive Order77. The Advisers have adopted and will comply with the BDCs’ 57(h) Procedures and Affiliated Transaction Policy attached as Appendix A to the BDC Manual, which contains policies and procedures designed to ensure compliance with the exemptive order.

Where publicly traded securities are involved, ordinarily, orders for the BDCs and their affiliates may be aggregated without seeking SEC relief.78

Transactions in which Affiliates Act as Agent: Section 57(k). Section 57(k) of the 1940 Act restricts the ability of certain individuals affiliated with a business development company from accepting brokerage commissions. In particular, Section 57(k) prohibits any such person, acting as an agent, from accepting from any source any compensation (other than regular salary or wages from the BDC) for the purchase or sale of any property to or for such BDC or any controlled company of the BDC, except in the course of such person's business as an underwriter or broker or any such person, acting as a broker in connection with the sale of securities to or by the BDC or any controlled company of the BDC, to receive from any source a commission, fee, or other remuneration for effecting such transaction which exceeds any of the following: (1) the usual and customary broker's commission if the sale is effected on a securities exchange; (2) two percent (2%) of the sales price if the sale is effected in connection with a secondary distribution of such securities; or (3) one percent (1%) of the purchase or sale price of such securities if the sale is otherwise effected.

The Firm does not generally engage in market transactions and currently has no affiliated persons that would act as a broker-dealer in connection with the sale of securities to or by the BDC clients (other than the initial issuance of securities to investors). The above requirement would also apply, however, to the extent an adviser seeks to be compensated as a "finder" of any originating transaction.

To the extent Antares becomes affiliated with a broker-dealer that would perform such services, it will develop and implement policies and procedures to ensure compliance with the requirements of Section 57(k) with respect to any BDC, as well as the applicable rules promulgated thereunder.

To the extent Antares becomes affiliated with an entity that would act as a broker-dealer in connection with the sale of securities to or by the BDCs (other than the initial issuance of securities to investors), it will develop policies and procedures regarding the use of such affiliated broker-dealers to ensure compliance with all applicable SEC requirements and legal counsel shall approve such policies and procedures prior to their implementation.

77 The conditions of the A-BDC exemptive order can be found at https://www.sec.gov/Archives/edgar/data/1976336/000110465925046841/tm2512194d1_40app.htm. The conditions of the A-STAR exemptive order can be found at https://www.sec.gov/Archives/edgar/data/1993402/000110465923100348/tm2325799d1_40appa.htm.

78 See SMC Capital, Inc. (Pub. Avail. Sept. 5, 1995).

6.	BDC Books and Records Requirements

Rule 31a-1 under the 1940 Act sets forth the records that each investment company, as well as every underwriter and investment adviser, must maintain, along with the manner in which such records should be maintained and kept current. Pursuant to Section 64(a) of the 1940 Act, the record retention requirements set forth in Section 31 of the 1940 Act, and the rules promulgated thereunder, are expressly applicable to the BDCs. In addition, Rule 38a-1 implements additional record retention requirements that apply to the BDCs.

ACCA, as the investment adviser to the BDCs, must ensure compliance with the applicable record storage and retention set forth in Section 31 of the 1940 Act, as well as the applicable rules thereunder, along with the additional requirements imposed by Rule 38a-1. Antares will take all necessary steps to comply with the requirements set forth in the BDC Manual under Section XIV (Books and Records), including the policies and procedures set forth therein.

Appendix N: Liquid Credit (“LC”) Material Non-Public Information (“MNPI”) Control and Monitoring

Purpose

The purpose of the LC Information Barrier and MNPI procedure is to describe the process utilized by the Compliance Team and LC Team, including LC’s secondary trading desk, to manage the acceptance, control, and maintenance of private information, MNPI and material non-syndicate information (“MNSI”) with respect to LC transactions.

Information is considered private if it is not available to the general public but may be available to other syndicate members.

Whether information is MNPI is based on the particular facts and circumstances. In general, Antares considers information to be MNPI if: 1) a reasonable investor would view that information as important in making an investment decision to buy or sell the security or, if released, that information would affect the price of the security and 2) the information has not been widely disseminated to investors generally, for example through a public filing with a government regulator or a public announcement/press release through a major news outlet – even if such information has been provided to any, some or all syndicate members.

Similarly, Antares generally considers information to be MNSI if: 1) a reasonable investor would view that information as important in making an investment decision to buy or sell the security or, if released, that information would affect the price of the security and if 2) the information has not been made available to all members of the syndicate. MNSI might include, for example, information provided privately by a borrower to an agent or to a limited number of syndicate members or information made available to a steering committee or certain creditors during the course of a restructuring.

Scope

This procedure is designed to provide guidance and an overall framework to support the control and maintenance of private information, MNPI and MNSI as it is received in the LC trading and portfolio management process. Please note that syndicated loans, leverage loans, bank debt, and high yield bonds are all considered as a subset of LC.

Procedure Statement and Requirements

Information Inflows

External sources of private information, MNPI and MNSI include data rooms designated as private and typically accessed through FinDox, and deal information obtained from banks and sponsors. In addition, such information may be obtained indirectly from banks and sponsors through internal inquiries from Antares’ Originations Team (“Originators”), or MNSI may be obtained from inadvertent sharing of information, including transaction details, by Capital Markets and Credit Teams.

Internal sources of information, such as macro-level or market analyses performed by the Credit Teams or Originators (also may be referred to as “Private Credit” here or elsewhere in relation to our direct lending and private debt business activities), with respect to industry or sector, are acceptable for LC to receive, provided that such request is maintained within FinDox via and “Information Sharing Request” by the LC Team as part of its research. Prior to sharing any such information, a participating LC Team member will remind the Credit Teams or Originators the following as a disclaimer:

“The main purpose of the call is to obtain or receive any macro-level or market-wide opinion from the Credit Teams or Originators based on their industry or sector analyses of the Antares’ Direct Lending or Private Credit portfolio. Please do not share or discuss any information that is considered MNPI or is borrower specific unless the LC team is also private on the name and the borrower is loan-only.”

Such information sharing will be done with a notice to Compliance on the industry or borrower name and relevant member within Private Credit. Compliance should be included in the meeting invitation unless otherwise advised by Compliance.

With respect to names, borrowers or companies, that overlap between the LC Team’s existing or potential future portfolio and Private Credit’s existing or future portfolio, the LC Team will inform Compliance to ensure that any review for MNPI or MNSI is considered ahead of sharing any information.

Information Outflows

MNPI or MNSI will not be shared by the LC Team with external entities including CPP Investments, Northleaf or others. LC Team can share its market experience or view on a borrower name with a member within Private Credit, if requested by Private Credit.

Maintenance & Controls

FinDox and Restricted Securities

FinDox is the system through which the LC Team receives research information from third-party data rooms. Data rooms have two types of information access points: public and private. Public access provides information available to the public and is readily available through public information channels. Private access provides information that is not available to the public, is restricted, relates to a private company or a public company (having public equity and or public debt) and may contain MNPI. As a general matter, the LC team looks to maintain public access for companies with public debt. All issuers in which the LC team has obtained private access will be retained in FinDox.

When the LC team obtains private access on a company with public securities through FinDox, Compliance will then add the appropriate restrictions for both employee trading in MyComplianceOffice (“MCO”) and firm trading within the LC order management system, LevPro.

Should the LC Team come into possession of information believed to be private information, MNSI or MNPI outside FinDox, either intentionally or inadvertently, the LC Team is responsible for notifying Compliance. Compliance will review on a case-by-case basis and determine if any trading restrictions need to be applied.

The LC Restricted Securities List (“LC RSL”) is used by the Compliance Team to monitor and control MNPI and MNSI. Where applicable, the LC RSL is utilized within MCO to prevent employee trading in restricted names and to restrict trading by LC when the LC Team has received information from Private Credit, Capital Markets, or any outside third-party but has declined to transact based on such information. Maintenance of the LC RSL includes regular review by the both the LC Team and the Compliance Team to ascertain when MNPI and MNSI on a particular name becomes stale and can be removed from the LC RSL. Regarding firm level trading by the LC team, restricted securities are monitored and controlled within LevPro to help ensure there is no firm trading on private information or MNPI.

In addition, private information, MNPI and MNSI are managed via employee education and deal team awareness, whereby information flowing from Private Credit and capital markets to LC is generally prohibited from being shared, unless it meets the criteria for LC’s participation. LC’s participation is based mostly on tranche size (greater than $500MM and rated by two public rating agencies). Other considerations for LC’s participation, facilitated and reviewed by Compliance, include but are not limited to: whether the loans or high yield bonds are tradeable or non-tradeable; and whether LC has an existing position in such loans or high yield bonds.

Information Wall

An information wall has been established to restrict information coming into the LC Team or being shared with the LC Team. The information wall serves as an information barrier reasonably designed to prevent the LC Team from trading when in position of MNSI or MNPI. The LC Team is separated, “walled-off” from other parts of the business. This includes restrictions on the LC Team’s inclusion in certain email distribution groups and certain firm-wide investment meetings that could expose them to Private Credit’s deal or transactional information. These restrictions are in place to ensure the LC Team does not have access to and is not exposed to private information from the Private Credit business without the Compliance Team’s review and approval.

LC related MNPI going out to Antares or Private Credit is limited in its distribution and reviewed by the Compliance Team in conjunction with the LC Team (e.g., LCIC deal approval process).

Wall Crossings

All opportunities must be screened by the Compliance Team in all circumstances. Once approved by the Compliance Team, the information may be shared via the wall crossing process below.

Circumstances may arise when Originations, Capital Markets or Credit Teams want to “cross the wall” to communicate a deal to the LC Team. Wall crossings will be reviewed and tracked through FinDox and approved by the Compliance Team in advance of any communication or information sharing with the LC Team, pursuant to the LC participation considerations. This is facilitated through an email request to the Compliance Team. The Compliance Team will determine whether there is any MNPI or MNSI with respect to the specific deal.

Once a request is received, the Compliance Team will inquire of the LC Team on their interest and participation criteria. If LC Team and Compliance Team decide to proceed, then the Compliance Team will add the deal name to the LC RSL and within LevPro.

The following Wall Crossing process will generally apply with respect to any information shared through a wall crossing request from Private Credit to Liquid Credit:

(1)	Credit Teams to engage the capital markets structurer. However, if deal opportunity does not have a structurer assigned, deal team to go directly to Head of the Capital Markets Desk on the potential prospect.
(2)	Capital markets structurer will then get sign-off from Head of Capital Markets Desk; and check to see if the borrower name already appears in LC Team’s portfolio.
(3)	Capital markets structurer will then notify Compliance of deal opportunity via email.
(4)	Upon notification to Compliance, or inclusion of Compliance on the call or meeting, the capital markets structurer will pitch opportunity on a no names basis to LC Team; and exclude any MNPI or MNSI. When writing an email or sending an invitation, Private Credit will input the words “Wall Crossing” in the subject-line and include Compliance.
(5)	LC Team can decide whether it wants to consider the opportunity by requesting a Redacted Approvals Memo and/or the Redacted Account Summary available on the deal in question.
(6)	If requested, LC Team will receive a Redacted Memo and/or the Redacted Account Summary, via the designated Private Credit liaison, who will provide such redacted information using an agreed upon template previously approved by Compliance. LC Team will decide on its participation in the opportunity on a deal-by-deal basis.
a.	Then, LC can determine if it wants to proceed alongside Private Credit or transact with a third-party in the market. Upon receipt of the redacted information, LC Team will decide within two business days, or as soon as possible, to prevent any appearance of impropriety.
b.	Once the LC Team decides to wall cross, Capital Markets involvement will not be needed from this point forward.
(7)	LC Team will notify the relevant deal team and copy Compliance on its decision.
(8)	If LC determines it would like to move forward, appropriate trading restrictions will be added.

Note that, depending on Antares’ role in the deal (e.g. Left or Right) LC may have to wait 60 days to participate in a deal due to tax guidelines for affiliate loans (e.g. where Antares is JL, ALC must wait 60 days). When the seller is an unaffiliated, third-party, LC may elect to participate in the market after waiting 14 days. Note that in either instance, whether 14 or 60 days, the clock starts from the closing of the loan.

LC Investment Committee (“LCIC”)

The LCIC is comprised of senior Liquid Credit and other senior investment professionals of the firm, including Private Credit, who may also serve as deal approvers for the Private Credit business through the Antares Capital Advisers LLC – Investment Committee (“ACA-IC”). Overlapping members of the LCIC and ACA-IC may be recused from the LCIC when they are in possession of any MNPI or MNSI. The decision on whether a recusal is warranted is a facts and circumstances analysis depending on factors including but not limited to the instrument being considered (e.g. loan or public security) and the level and nature of the information the team is in possession of. In such conflicted instances the overlapping committee members will step-away from assessing the LC prospective deal; and will be substituted by LCIC’s designated members already assigned under the LCIC Charter.

Private Credit members of the LCIC are not able to opine on transactions when Private Credit has MNSI. These situations are identified by the Compliance Team through monitoring through FinDox, LC RSL and the Private Credit Restricted Security List. Conflicts identified by the Compliance Team are communicated to the LC Team so that a LCIC meeting is held that does not include LCIC members (overlapping members) who are not part of the LC Team. When this circumstance arises the LC Team will create a quorum comprised of LC Team members that will evaluate and approve the deal pursuant to the LCIC Charter. This will avoid exposing the LCIC members who are not LC Team members to MNPI or MNSI related to an existing deal; and will prevent Private Credit members of LCIC from potentially voting on a deal while in possession of MNPI or MNSI.

Third Party Market Participant

To assist in the control of information, the LC Team should be viewed as a third-party market participant for transactional and deal-making purposes. However, the LC Team may receive the names of all the borrowers or deals currently held by Antares’ in the aggregate, without specific fund names or amounts (“Antares Holdings”). The reason for sharing such deal and borrower names is another layer of protection on misuse of MNPI and to alert the LC Team, including any LCIC approvers, that the LC Team should not ask about such names. Also, given that the LC Team must monitor for affiliate loans pursuant to tax obligations of Antares at the enterprise-level, sharing of such names allows the LC Team to exclude such names from its portfolio of loans and high yield bonds.

Back-up Trader

The capital markets head-trader is designated as a back-up trader, who can be utilized by the LC Team for coverage during vacations and other specific situations where the LC Trader is not available, or LC deal volume requires additional trading resources. Here, the substitute trader is on the same side of the information wall, on the public-side facing the market as a whole. Such trader will execute for the LC Team on an aggregated basis without making any decisions on names, and at the specific request of the LC Team for a particular date or time-period.

Reporting

Standard reports for firm’s Executive Committee and ACA-IC reviews that are developed by the LC Team for general business use with Antares or its affiliates need to be first reviewed and approved for use by the Compliance Team.

Adopted: April 2023

Revised: April 2024

Appendix O: Cross Trade Policy and Procedures

Antares Capital Advisers LLC;

Antares Capital Credit Advisers LLC; and

Antares Liquid Credit Strategies LLC

Cross Trade Policies and Procedures

1.	Overview

Antares Capital Advisers LLC (“ACA”), Antares Capital Credit Advisers (“ACCA”) and Antares Liquid Credit Strategies LLC (“ALCS” and, together with ACA and ACCA, the “Advisers”) have adopted these Cross Trade Policies and Procedures (the “Procedures”) for use in the execution of cross trades in accounts of the Advisers including, without limitation, separately managed accounts, funds, CLO issuers, Business Development Companies (“BDCs”) and any other clients advised by the Advisers (“Clients”). The Advisers may revise these procedures from time to time in their sole discretion and in accordance with applicable law.

These Procedures are designed to provide guidance surrounding the execution of a cross trade. A cross trade is defined as a purchase and sale of securities or any transfer of assets between two accounts managed by the same Adviser.

2.	Cross Trade Principles

Except to the extent that a Client’s governing documents require a different cross trade policy, cross trades will be conducted on an as needed basis and must be fair and equitable to all client accounts.

Advisers should adhere to the following principles prior to conducting a cross trade:

●	Cross trades must be permissible under the applicable governing documents.
●	Cross trades are always subject to best execution obligations.
●	Cross trades must always be in the clear best interest of all clients involved.

3.	Adviser’s Procedures of Cross Trades

Advisers must provide and document a written rationale for the cross trade (i.e. to Compliance or within the relevant order management system), which includes but is not limited to:

1.	Rationale for the cross trade from the selling account,
2.	Rationale for the account purchasing the asset, and
3.	Documentation of the price.

The Advisers’ practices with respect to Cross trades should be disclosed to clients. If client consent is required (e.g. when clients are held or consolidated on the Balance Sheet), Advisers must provide specific disclosure and receive consent to the trade prior to trade settlement. Unless otherwise agreed, specific cross trades (that are not actually principal because of Antares’ interest in a participating client) need not be disclosed.

4.	Pricing of Cross Trades

The pricing methodology used to conduct cross trades must be received from an independent pricing source (e.g. Markit) using the previous trading day’s mid-price. In instances where an independent pricing source is not available, Advisers will cross at fair value.

5.	Maintenance & Controls of Cross Trades

The following general controls should be applied across the Advisers, as applicable:

●	All cross trades must be documented.
o	Technology for pricing should be utilized when available (e.g. compliance rules in Order Management Systems to ensure pricing accuracy).
o	The Valuation Committee will review all cross trade prices on a quarterly basis.

6.	Business Development Companies

For avoidance of doubt, Business Development Companies (“BDCs”) are not permitted to execute cross trades.

Adopted: April 2024